UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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United States Steel Corporation

Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

Tuesday, April 26, 2016 10:00 A.M. Eastern Time U. S. Steel Tower 600 Grant Street 33rd Floor Pittsburgh, PA 15219

Voting can be completed in one of four ways:

returning the proxy card by mail	online at www.proxyvote.com

through the telephone at 1-800-690-6903	attending the meeting to vote IN PERSON

United States Steel Corporation

United States Steel Corporation	Mario Longhi
600 Grant Street	President
Pittsburgh, PA 15219-2800	and Chief Executive Officer

March 17, 2016

Dear Fellow U. S. Steel Stockholder:

The Annual Meeting of Stockholders of United States Steel Corporation will be held on the thirty-third floor of the U. S. Steel Tower, 600 Grant Street, Pittsburgh, Pennsylvania 15219, on Tuesday, April 26, 2016, at 10:00 a.m. Eastern Time.

At this meeting, the agenda will include the following:

•	Election of nine director nominees recommended by the Board of Directors;
•	An advisory vote regarding the approval of the compensation paid to certain executive officers;
•	Approval of the 2016 Omnibus Incentive Compensation Plan;
•	Approval of an amendment of the Corporation’s Restated Certificate of Incorporation; and
•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2016.

Every vote is important and we strongly urge you to cast your vote in support of the recommendations made by the Board of Directors regarding each of the above items, whether or not you plan to attend the meeting. You can vote by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card. You can also vote in person if you attend the Annual Meeting.

We want to thank you for your investment in U. S. Steel and the trust you have placed in the Board of Directors, as stewards of the Corporation. U. S. Steel, like other American steelmakers and manufacturing firms, is at a critical point in its long and storied history. As we face existential threats from macro-economic headwinds and unfair global steel trade practices, our experienced and talented executive team is leading the Corporation in a strategic transformation to become a more agile and innovative organization that is well-positioned for the new paradigm in American steel manufacturing. In 2013, we launched the “Carnegie Way,” a strategic, disciplined process to transform the organization. The Carnegie Way process and its benefits are discussed in detail in the proxy statement.

We remain steadfast in our commitment to becoming a consistently profitable company that conducts business in an ethical and sustainable way. We still have work to do to reach sustainable profitability. But as we reflect on the past year, we recognize that we are in a better position today to respond to changing market conditions and we have begun building a more efficient and nimble company that can thrive under more traditional industry conditions and a fairer trade environment.

We encourage you to vote your shares on the proposals discussed in the proxy statement. Your involvement is important to the future of our company and our country. As always, we appreciate your support and continued commitment to U. S. Steel.

Our journey continues.

Sincerely,

Mario Longhi

QUESTIONS REGARDING U. S. STEEL IN 2015 AND BEYOND

What challenges did the Corporation face in 2015 and how were they handled?

2015 proved to be a more challenging year for us than we had expected when it began. We continued to face significantly high steel import levels, which have increased 44% since 2011. We also were confronted with a dramatic decline in steel prices of nearly $200 per ton and a decline in oil prices and rig counts of approximately 60%, compared to the prior year. Though these headwinds posed challenges that forced us to make tough decisions, including reducing headcount and idling facilities, we remain proud of the accomplishments we managed to achieve, including ending 2015 with positive adjusted EBITDA, repaying almost $380 million of debt, and maintaining positive operating cash flow through a very difficult economic environment.

What is the “Carnegie Way,” and how will stockholders realize the benefits of this transformation in their investment?

The “Carnegie Way” is our multi-year, multi-phase transformational process. Through the Carnegie Way, we focus on our strengths and where we can create the most value for our stockholders and best serve our customers. The Carnegie Way is a framework that permeates all aspects of our business, and includes achieving sustainable cost improvements through process efficiencies and investments in reliability centered maintenance. As part of our transformation, we have also realigned the commercial entities within our flat-rolled operating segment in order to be much more responsive to customer needs.

In 2015, we completed the second full year of our Carnegie Way transformation. As part of the Carnegie Way, we are focused intensely on safety, operational excellence, our customers, results, and personal and professional accountability. The Corporation realized $815 million in Carnegie Way benefits, up significantly from the $575 million we realized in 2014. This achievement demonstrates that our Corporation is successfully improving the way we do business, exploring all aspects of operations in order to achieve greater efficiency, and finding new and better ways to deliver high quality steel, while remaining focused on our core values of: safety; diversity and inclusion; and environmental stewardship. Consistent with our Carnegie Way philosophy, we remained committed to focusing on what we could control, and we ended the year with a strong cash and liquidity position, at $755 million and approximately $2.4 billion, respectively.

What is U. S. Steel’s plan for overcoming economic challenges in the near future?

While we cannot precisely predict what the economic landscape will look like in 2016 and after, through our Carnegie Way transformation, we are implementing permanent changes that will enable the Corporation to succeed across all business cycles. We remain committed to this philosophy and will maintain our relentless focus on the factors we control to weather whatever storms we face in the future.

Additionally, we recognize the need to continue to adapt our business to our customers’ changing needs in order to stay competitive in the marketplace. We have increased our capabilities in people and equipment, namely at our Research and Technology Center in Munhall, Pennsylvania, and at our Automotive Technical Center in Troy, Michigan. We are investing in technology and innovation in order to develop new steel products that meet evolving regulatory requirements imposed on our customers. More specifically, we have made progress developing AHSS for automotive applications up to and including Generation 3 steels that possess unique properties in terms of strength, formability and toughness for light weighting and crash worthiness. We are working closely with customers on the use of specific applications using advanced analytic techniques for geometry, grade and gauge redesign. Our tubular division has also focused on innovations, including the development of premium connections designed to sustain harsh conditions.

What actions has U. S. Steel taken to address high levels of steel imports?

Total and finished steel products imported into our market by heavily subsidized economies increased dramatically over the past few years. The last time imports were at these levels, nearly half of American steel companies disappeared. Given this backdrop, U. S. Steel has undertaken an unprecedented effort to tackle the effects of unfairly traded imports on numerous fronts - including legislative bodies, in the courts and in the public arena.

In an effort to stem the surge of unfairly traded steel products into the U.S. market, this past year, U. S. Steel along with other domestic steel producers filed a series of three petitions with the Department of Commerce and the International Trade Commission. These cases have not yet been fully resolved, but based on initial findings, preliminary duties, some of significant magnitude, have been imposed on the importing countries.

We have also initiated discussions with the relevant agencies to change certain regulatory practices and procedures, commenced substantive work with regional trade partners and organizations, and outlined a robust engagement with the White House to tackle global overcapacity through bilateral negotiations. For the first time since 1979, we successfully changed the U.S. trade laws to clarify and strengthen the injury standard in trade enforcement actions, ensuring that 21st century metrics are considered when evaluating whether an American industry has suffered or will suffer material injury from foreign imports. We have also commenced discussions with other industries and stakeholders to launch a public trade campaign to bring a bright spotlight to the issues and challenges facing the American steel industry.

This great nation was built upon a strong foundation, melted and poured by American steel companies. From the bridges and roads we traverse, to the critical infrastructure upon which our national security depends, steel remains at the core of our national well being. The American people share our belief that a strong America requires a strong, viable and sustainable American steel industry. At this critical time for the industry and for our country, U. S. Steel has been and will continue to be a leader on these issues to ensure consistent and fair enforcement of our laws and to ensure that in a time of urgent need, America will have an American steel industry on which to rely.

Our Journey Continues

Everyone at U. S. Steel appreciates our stockholders’ investment in and commitment to our Corporation. All of our employees are committed to delivering the highest quality steel products to our customers and value for our stockholders. 2015 was an unpredictably volatile year. We are on the right path to transform this Corporation into the iconic industry leader it has been in the past and we look forward to meeting our challenges head on.

“Teamwork is the ability to work together toward a common vision. The ability to direct individual accomplishments toward organizational objectives. It is the fuel that allows common people to attain uncommon results.”

Andrew Carnegie

United States Steel Corporation | 2016 Proxy Statement |

United States Steel Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, April 26, 2016
TIME:	10:00 a.m., Eastern Time
PLACE:	U. S. Steel Tower, 600 Grant Street, 33rd Floor, Pittsburgh, PA 15219

To Stockholders of United States Steel Corporation

You are invited to attend the 2016 Annual Meeting of Stockholders of United States Steel Corporation. If you plan to attend the meeting, please see the instructions contained in the attached proxy statement.

ITEMS OF BUSINESS:

1.	To elect nine directors nominated by our Board of Directors;

2.	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers;

3.	To approve the Corporation’s 2016 Omnibus Incentive Compensation Plan;

4.	To approve an amendment of the Corporation’s Restated Certificate of Incorporation;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent public registered accounting firm for 2016; and

6.	To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

Voting can be completed in one of four ways:

returning the proxy card by mail	online at www.proxyvote.com

through the telephone at 1-800-690-6903	attending the meeting to vote IN PERSON

Only holders of record of the common stock of United States Steel Corporation at the close of business on February 29, 2016, the record date fixed by the Board of Directors, will be entitled to vote on each matter submitted to a vote of stockholders at the meeting. Any stockholder of record attending the Annual Meeting may vote in person, even if she or he has voted over the Internet, by telephone or returned a completed proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a valid form issued in your name from that record holder. Each holder of common stock is entitled to one vote for each share of stock held at the close of business on February 29, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

Arden T. Phillips
Corporate Secretary
March 17, 2016

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

IMPORTANT NOTICE: The proxy statement and 2015 annual report of United States Steel Corporation are available at www.proxyvote.com.

ADMISSION TO MEETING: Admission to the Annual Meeting will be limited to persons who: (a) are listed on United States Steel Corporation’s records as stockholders as of February 29, 2016 (the “record date”); or (b) bring documentation to the meeting that demonstrates their beneficial ownership of the Corporation’s common stock through a broker, bank or other nominee as of the record date; and (c) present a form of government-issued photo identification.

United States Steel Corporation

U. S. STEEL TOWER I 600 GRANT STREET I PITTSBURGH, PA 15219

PROXY STATEMENT
MARCH 17, 2016

INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of United States Steel Corporation to be used at the Annual Meeting of Stockholders to be held on Tuesday, April 26, 2016 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be held at the U. S. Steel Tower, 600 Grant Street, thirty-third floor, Pittsburgh, PA 15219. This proxy statement is first being provided to our stockholders on or about March 17, 2016. Throughout this proxy statement, “U. S. Steel,” the “Corporation,” “we,” “our,” or “us” are intended to refer to United States Steel Corporation and its consolidated subsidiaries, unless specifically indicated otherwise. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement as recommended by the Board of Directors. You do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return your proxy card, or submit your proxy vote by telephone or over the Internet. If you did not receive a printed copy of these materials by mail and are accessing them via the Internet, you may follow the instructions under the heading, “Questions and Answers About the Annual Meeting and Voting” beginning on page 63 of this proxy statement to submit your proxy vote via the Internet or by telephone. Also, other information about voting is provided under the heading, “Questions and Answers About the Annual Meeting and Voting.”

Voting can be completed in one of four ways:

returning the proxy card by mail	online at www.proxyvote.com

through the telephone at 1-800-690-6903	attending the meeting to vote IN PERSON

United States Steel Corporation | 2016 Proxy Statement |	iii

proxy summary

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more information regarding the Corporation’s 2015 performance, please see the Compensation Discussion and Analysis section of this proxy statement and the Corporation’s Annual Report on Form 10-K for the year-ended December 31, 2015.

OVERVIEW OF VOTING MATTERS

Stockholders are being asked to vote on the following matters at the 2016 Annual Meeting of Stockholders:

Board Recommendation
ITEM 1. Election of Directors (page 1)
The Board believes that the combination of the various qualifications, skills and experiences of the director nominees would continue to contribute to a well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight, and quality advice and counsel to the Corporation’s management.	FOR each Director Nominee

ITEM 2. Advisory Vote to Approve Compensation of Certain Executive Officers (page 18)
The Corporation seeks a non-binding advisory vote from its stockholders to approve the compensation of the executive officers listed in the compensation tables of this proxy statement. The Board values the opinions of stockholders and the Compensation & Organization Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR

ITEM 3. Approval of the Corporation’s 2016 Omnibus Incentive Compensation Plan (page 55)
The Board recommends the approval of the 2016 Omnibus Incentive Compensation Plan (the “Incentive Plan”). We are requesting approval by stockholders of the material terms of the performance goals of the Incentive Plan so that compensation payable under the Incentive Plan to certain executive officers remains tax deductible under Section 162(m) of the Internal Revenue Code as well as to authorize the issuance of up to 7,200,000 additional shares under the Incentive Plan.	FOR

ITEM 4. Approval of an Amendment of the Corporation’s Restated Certificate of Incorporation (page 60)
The Board recommends the approval of an amendment of the Corporation's Restated Certificate of Incorporation to eliminate a provision that currently provides that directors may be removed by stockholders only for cause until the 2017 annual meeting. Approval of the amendment would allow stockholder removal of directors, with or without cause, subject to the provisions of applicable Delaware law.	FOR

ITEM 5. Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm (page 62)
The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Corporation for the 2016 fiscal year. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm is in the best interests of the Corporation and its stockholders. Stockholders are being asked to ratify the Audit Committee’s selection of the Corporation’s independent registered public accounting firm.	FOR

CORPORATE GOVERNANCE (PAGE 9)

The Corporation is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability, and helps build public trust in the Corporation. Our governance highlights include:

•	Annual Election of each Director by 2017

•	11 Directors (9 Independent)

•	Independent Audit, Compensation & Organization and Corporate Governance & Public Policy Committees

•	Regular Executive Sessions of Independent and Non-Executive Directors

•	Risk Oversight by Full Board and Committees

•	Annual Board and Committee Self-Evaluations

•	Long-standing Commitment to Sustainability

•	Executive Compensation Driven by Pay-For-Performance Philosophy

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•	Stock Ownership and Holding Guidelines for Directors and Executives

•	Best in Class Compliance Commitment

•	Annual Stockholder Engagement

•	A robust Code of Ethical Business Conduct that is based on the Corporation’s Gary Principles

•	Our Board and its committees, at their sole discretion, may hire independent advisers, including counsel, at the Corporation’s expense

Over 100 years ago, we adopted the Gary Principles which were among the first Codes of Conduct adopted by a publicly traded company. The Gary Principles are still in place today, and we remain committed to enhancing our sustainable business practices and ensuring they are maintained in the future.

We also recognize that the earth is a shared and finite resource that we all must safeguard for generations to come. It is our commitment to sustainability that drives our operations to adopt management systems and best practices that foster continuous improvement in our processes, preserving vital resources and ensuring the future of the industry.

KEY EXECUTIVE COMPENSATION PROGRAM PRACTICES (PAGE 19)

The Compensation & Organization Committee (the “Committee”), which consists solely of independent directors, has implemented the following best practices with respect to executive compensation:

Compensation & Organization Committee Practices

✓	Considers the results of the most recent say-on-pay advisory vote by stockholders and has implemented proactive communications with stockholders to gain input and feedback when making executive compensation decisions

✓	Undertakes a goal setting process that is used to arrive at rigorous short- and long-term performance goals under our incentive plans that are aligned to key corporate strategic and financial goals

✓	Engages in a robust CEO performance evaluation process

✓	Engages and consults with its own independent compensation consultant

✓	Has established formal selection criteria for the compensation peer group and annually reviews peer group composition

✓	Annually reviews tally sheets analyzing executive compensation levels and structures, including amounts payable in various termination scenarios

✓	Annually reviews the risks associated with our compensation programs and has implemented various risk mitigating practices and policies, such as:

✓	Targeting the majority of our executives’ compensation in long-term performance based compensation using multiple equity and cash vehicles

✓	Implementing rigorous executive stock ownership and holding requirements

✓	Utilizing multiple performance measures that focus on company-wide metrics and placing a cap on potential incentive payments

✓	Our Change in Control Severance Plan establishes a “double trigger,” requiring participants to be terminated without “cause,” or voluntarily “for good reason” following a change in control prior to receipt of any payment of severance benefits

✓	Maintains a “clawback” policy that applies to executive officers and provides for the recoupment of incentive awards under certain conditions in the event the Corporation’s financial statements are restated

✓	Maintains Anti-Hedging and Pledging Policies that prohibit all employees and directors from engaging in any transaction that is designed to hedge or offset any decrease in our stock price and prohibits executive officers and directors from pledging our stock as collateral for a loan or holding shares in a margin account

✓	No payment of tax gross-ups to any executives for any payments relating to a change in control

United States Steel Corporation | 2016 Proxy Statement |	v

proxy summary

CARNEGIE WAY AND 2015 HIGHLIGHTS AND ACCOMPLISHMENTS (PAGE 19)

The Carnegie Way: Earning the Right to Grow and Driving Sustainable, Profitable Growth

In 2013, our CEO Mario Longhi launched a transformational process called the “Carnegie Way,” named for our co-founder and famous American industrialist Andrew Carnegie. The Carnegie Way is a strategic, disciplined approach to transforming the organization for the new realities of the marketplace. The Corporation is realizing the benefits of the Carnegie Way today by doing ordinary things extraordinarily well. In the more than two years since the launch of this Board-approved program, the Carnegie Way has driven a dramatic shift in the Corporation that is enabling us to withstand the current and prolonged downturn in steel prices, that we believe will position us for success in a market recovery. With a more intense focus on cash flow and a strong balance sheet, and a revised approach to how we view shipment volume and production, the Corporation is working through a series of transformational initiatives that we believe will enable us to more effectively add value, get leaner faster, right-size our operations, and improve our performance across core business process capabilities, including commercial, supply chain, manufacturing, procurement, innovation, and operational and functional support.

2015 Highlights and Accomplishments

2014 was U. S. Steel’s first profitable year since 2008. Our financial results decreased meaningfully in 2015 as compared to 2014. Macroeconomic factors created market challenges for the Corporation that negatively affected revenues, earnings and stock price in 2015. Despite these difficult conditions, our focus on what we can control was a significant contributor to 2015 results and helped to mitigate many of the negative effects of the challenging economic environment. Benefits from our Carnegie Way transformation efforts continue to grow and include cost reductions, improving the flexibility and reliability of our operations, and working more closely with our customers to create differentiated and value enhancing solutions.

The Carnegie Way helped to generate $815 million in performance improvements in 2015, partially mitigating a $5.9 billion decrease in revenue resulting from significantly declined steel prices as well as low oil prices and corresponding low oil rig counts. We believe that without the benefits realized through our Carnegie Way initiatives in 2014 and 2015, the Corporation would have been much more negatively impacted by market headwinds, including high levels of imports and low global commodity prices.

We are proud to report the following highlights and accomplishments achieved in 2015:

•	Realized $815 million of Carnegie Way benefits in 2015, up significantly from the $575 million we realized in 2014

•	Ended 2015 with positive operating cash flow of $359 million and adjusted EBITDA of $202 million despite the nearly 50% drop in the price of steel from 2014

•	Strong year-end liquidity at approximately $2.4 billion

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proxy summary

•	Repayment of almost $380 million of long-term debt to end the year with a debt balance of approximately $3.2 billion and cash on hand of $755 million, representing a roughly 29% reduction in net debt since 2012

•	Aggressive actions to reduce production in line with customer order rates resulted in short-term benefits in excess of $300 million

•	Led the steel industry’s efforts to strengthen and enforce trade laws against unfairly traded imports through new legislation and a series of trade cases
•	Successful negotiation of three-year collective bargaining agreements with the United Steelworkers (“USW”) affecting approximately 18,000 USW-represented employees

•	Achieved significant safety improvements, including record low levels in our global OSHA recordable injury rate and global days away from work injuries

A Note About the Global Steel Market and American Manufacturing

Our achievements in 2015 were commendable given the unprecedented wave of economic and marketplace challenges facing the Corporation and the domestic steel industry. 2014 marked the first year we earned an economic profit in six years. This bright spot for our Corporation ended abruptly in 2015 when commodity (notably oil) prices caused a precipitous drop in demand for our products. In addition to economic challenges confronting our customers, domestic steel manufacturers continued to face a torrent of low-cost steel imports that are subsidized by foreign governments in violation of U.S. trade laws. The persistent presence of these low-cost and potentially inferior imports not only puts undue pressure on the American manufacturing sector and job market, but also is hazardous to long-term sustainable business practices and represents a very real threat to our country’s national security and infrastructure. The executive team at U. S. Steel leads the industry in lobbying our nation’s government to enforce fair trade laws and safeguard the sustainable business practices that are the hallmark of the American steel industry, a critical component of the American manufacturing sector.

United States Steel Corporation | 2016 Proxy Statement |	vii

PROXY STATEMENT TABLE OF CONTENTS

PROXY SUMMARY			iv
Overview of Voting Matters	iv	Key Executive Compensation Program Practices	v
Corporate Governance	iv	2015 Highlights and Accomplishments	vi

PROPOSAL 1: ELECTION OF DIRECTORS			1

CORPORATE GOVERNANCE			9
Governance Practices	9	Board’s Role in Risk Oversight	12
Board Leadership Structure	10	Independence	13
Board Committees	10	Director Retirement Policy	14

DIRECTOR COMPENSATION	15

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	16

COMMUNICATIONS FROM STOCKHOLDERS AND INTERESTED PARTIES	17

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS	17

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	18

COMPENSATION & ORGANIZATION COMMITTEE REPORT	18

COMPENSATION DISCUSSION AND ANALYSIS	19

Executive Summary	19	The Compensation Process	34
Executive Compensation in Detail	27	Compensation Policies and Other Considerations	36

EXECUTIVE COMPENSATION TABLES	37

viii	| United States Steel Corporation | 2016 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL			45
Termination Scenarios	45
Potential Payments Upon Termination Tables	47
Termination and Change-in-Control Provisions	51

PROPOSAL 3: APPROVAL OF 2016 OMNIBUS INCENTIVE COMPENSATION PLAN			55
Highlights of the 2016 Plan	55	Summary of the 2016 Omnibus Incentive Compensation Plan	56
Background	55	Board Recommendation	59

PROPOSAL 4: AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION	60

AUDIT COMMITTEE REPORT	61

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	62

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	63

APPENDIX A – 2016 OMNIBUS INCENTIVE COMPENSATION PLAN	A-1

APPENDIX B – RECONCILIATION OF ADJUSTED EBITDA	B-1

APPENDIX C – PROPOSED AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION	C-1

United States Steel Corporation | 2016 Proxy Statement |	ix

PROPOSAL 1: ELECTION OF DIRECTORS

U. S. Steel’s classified board structure is currently being phased out over a three-year period, which began at the 2014 annual meeting of stockholders. At the 2016 Annual Meeting, eight directors and one non-director nominee are up for election. Of the current directors nominated for election, three were previously Class III directors, four were elected last year for a one-year term, and one joined the Board on March 1, 2016. Each nominee will be elected to serve until our next annual meeting of stockholders. All of the nominees, except Mr. Girsky, are presently members of the Board of Directors. The Board is recommending that all nine nominees be elected.

Except in the case of contested elections, each director nominee is elected if a majority of the votes are cast for that director’s election. The term “a majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” the director’s election, with abstentions and broker non-votes not counted as votes cast either “for” or “against” the director’s election. A “contested election” is one in which the number of nominees exceeds the number of directors to be elected at the meeting.

If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. Under our by-laws, in order for any incumbent director to become a nominee for election by the stockholders as a director, that director must tender an irrevocable offer to resign from the Board of Directors, contingent upon acceptance of such offer of resignation by the Board of Directors, if the director fails to receive a majority of the votes cast in an election that is not a contested election. If an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the Corporate Governance & Public Policy Committee, or such other independent committee designated by the Board of Directors, must make a recommendation to the Board of Directors as to whether to accept or reject the offer of resignation of the incumbent director, or to take other action.

The Board of Directors must act on the offer of resignation, taking into account the committee’s recommendation, within 90 days following certification of the election results. Each of the Corporate Governance & Public Policy Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider such factors and other information as it may consider appropriate and relevant to the circumstances.

A brief statement about the background and qualifications of each nominee and each continuing director is provided on the following pages. No director has a familial relationship to any other director, nominee for director or executive officer. The independence of Board members and other information related to the Board of Directors is described under the heading, “Corporate Governance – Independence” in this proxy statement.

If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

The Board recommends a vote “FOR” the election of each nominee.

Criteria For Selection of Board Nominees

The Corporate Governance & Public Policy Committee is responsible for identifying nominees for election to the Board. The Corporate Governance & Public Policy Committee may consider nominees suggested by several sources, including outside search firms, incumbent Board members and stockholders.

As provided in its charter, the Corporate Governance & Public Policy Committee seeks candidates with experience and abilities relevant to serving as a director of the Corporation and who will represent the best interests of stockholders as a whole, and not any specific interest group or constituency.

The Corporate Governance & Public Policy Committee, with input from the Chairman of the Board and other directors, evaluates the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our Corporate Governance Principles. In evaluating the qualifications of director nominees, the Corporate Governance & Public Policy Committee considers factors including, but not limited to, the following:

Independence. Directors should neither have, nor appear to have, a conflict of interest that would impair the director’s ability to represent the interests of all the Corporation’s stakeholders and to fulfill the responsibilities of a director.

Commitment. Directors should be able to contribute the time necessary to be actively involved in the Board and its decision-making and should be able and willing to prepare for and attend Board and Committee meetings.

Diversity. Though the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, directors should be selected so that the Board represents diverse experience at various policy making and executive levels in business, government, education and in industries that are relevant to the Corporation’s business operations. The Board considers the term “diversity” to include differences of viewpoint, professional experience, veteran status, education, skill and other individual qualities and attributes that contribute to board heterogeneity as well as differences in race and gender.

United States Steel Corporation | 2016 Proxy Statement |	1

Election of Directors

Experience. Directors should be or have been in leadership positions in their field of endeavor and have a record of excellence in that field.

Integrity. Directors should have a reputation of integrity and be of the highest ethical character.

Judgment. Directors should have the ability to exercise sound business judgment on a large number of matters.

Knowledge. Directors should have a firm understanding of business strategy, corporate governance and board operations and other relevant business matters.

Skills. Directors should be selected so that the Board has an appropriate mix of skills in critical core areas, including, but not limited to: accounting, compensation, finance, government relations, legal, management, risk oversight and strategic planning.

The Corporate Governance & Public Policy Committee and the Board may take into account such other factors they consider to be relevant to the success of a publicly traded company operating in the steel industry. As part of the annual nomination process, the Corporate Governance & Public Policy Committee reviews the qualifications of each director nominee, including currently serving Board members, and reports its findings to the Board. On February 23, 2016, the Corporate Governance & Public Policy Committee determined that each Board member satisfied the criteria described above and advised the Board that each of the director nominees listed under “Proposal 1: Election of Directors” was qualified to serve on the Board.

The director selection criteria described above are evaluated by the Corporate Governance & Public Policy Committee each time a new candidate is considered for Board membership. In addition, the Board of Directors conducts a thorough self-evaluation annually. This evaluation includes an assessment of whether the Board (i) has the appropriate mix of skills, experience and other characteristics, and (ii) is made up of a sufficiently diverse group of people.

Stockholder Recommendations

The Corporate Governance & Public Policy Committee will consider director nominees recommended by stockholders. Notice of such recommendation should be sent in writing to the Chair of the Corporate Governance & Public Policy Committee, c/o the Corporate Secretary of United States Steel Corporation, 600 Grant Street, Suite 1500, Pittsburgh, PA 15219. The recommendation must include: (i) the candidate’s name, address, occupation and share ownership; (ii) any other biographical information that will enable the Corporate Governance & Public Policy Committee to evaluate the candidate in light of the criteria described above; and (iii) information concerning any relationship between the candidate and the stockholder making the recommendation. The recommendation must also identify the writer as a stockholder of the Corporation and provide sufficient detail for the Corporate Governance & Public Policy Committee to consider the recommended individual’s qualifications. The Corporate Governance & Public Policy Committee will evaluate the qualifications of candidates recommended by stockholders using the same criteria as used for other Board candidates.

Under the collective bargaining agreement with the United Steelworkers (the “USW”), the USW has the ability to recommend up to two individuals to be considered for Board membership. The agreement recognizes that every director has a fiduciary duty to the Corporation and all of its stockholders, and that each individual recommended by the USW must meet the criteria described above.

Director Nominees

For purposes of the upcoming annual meeting, the Corporate Governance & Public Policy Committee has recommended the election of each nominee as a director. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy authorizes the persons named in the proxy to vote for a replacement nominee, if the Board names one, as such persons determine in their best judgment.

It is the intention of the proxyholders to vote proxies for the election of the nominees named in this proxy statement, unless such authority is withheld.

The following is a brief description of the age, principal occupation, position and business experience, including other public company directorships, for at least the past five years, and major affiliations of each of the nominees. Each nominee’s biographical information includes a description of the director’s experience, qualifications, attributes and skills that qualify him or her to serve on the Board.

2	| United States Steel Corporation | 2016 Proxy Statement

Election of Directors

The Board of Directors recommends a vote “FOR” the election of each of the following 2016 Director Nominees for a one-year term:

PATRICIA DIAZ DENNIS
AGE: 69
OCCUPATION: Retired Senior Vice President and Assistant General Counsel, AT&T
DIRECTOR SINCE: 2015
BOARD COMMITTEES: Corporate Governance & Public Policy and Compensation & Organization
OTHER BOARDS: Massachusetts Mutual Life Insurance Company, Entravision Communication Corporation

Patricia Diaz Dennis graduated from the University of California Los Angeles and received her law degree from the Loyola Law School of Loyola Marymount University. Ms. Dennis has held three Senate-confirmed federal government appointments. Former President Ronald Reagan named her to the National Labor Relations Board in 1983 and appointed her as a commissioner of the Federal Communications Commission three years later. After becoming partner and head of the communications section of Jones, Day, Reavis & Pogue, Ms. Dennis returned to public service in 1992 when former President George H. W. Bush appointed her Assistant Secretary of State for Human Rights and Humanitarian Affairs. Ms. Dennis served in a variety of executive positions with SBC Communications, Inc., which later became AT&T, including General Counsel and Secretary of SBC West from May 2002 until August 2004 and Senior Vice President and Assistant General Counsel of AT&T from 2004 to 2008. Ms. Dennis currently serves on the boards of Massachusetts Mutual Life Insurance Company and Entravision Communication Corporation. She also is a trustee of the NHP Foundation and a member of the Advisory Board for LBJ Family Wealth Advisors.

Particular experience, attributes or skills that qualify candidate for Board membership: Ms. Dennis’ legal expertise and federal government public service contributes to her skills in the areas of risk management, compliance, internal controls, and legislative and administrative issues. Additionally, her National Labor Relations Board experience brings significant union relations insight and expertise to the Board. These factors, along with her long record of demonstrated executive leadership and integrity, provides valued insight and perspective to Board deliberations and in the oversight of the Corporation’s operations. Ms. Dennis’ experience on the board of directors of a large insurance firm also demonstrates her knowledge of complex financial and operational issues. Ms. Dennis’ appointments to three federal government positions provide her with unique insight with respect to regulatory and public policy matters, both of which strengthen the Board’s collective knowledge, capabilities and experience.

DAN O. DINGES
AGE: 62
OCCUPATION: Chairman, President and Chief Executive Officer, Cabot Oil & Gas Corporation
DIRECTOR SINCE: 2010
BOARD COMMITTEES: Audit and Compensation & Organization
OTHER BOARDS: Spitzer Industries, Inc., Cabot Oil & Gas Corporation

Dan O. Dinges graduated from The University of Texas with a Bachelor of Business Administration degree in Petroleum Land Management. Mr. Dinges began his career with Mobil Oil Corporation in 1978. From 1981 to 2001, Mr. Dinges worked in a variety of management positions with Samedan Oil Corporation, a subsidiary of Noble Affiliates, Inc. (now Noble Energy Inc.). In September 2001, Mr. Dinges joined Cabot Oil & Gas Corporation as its President and Chief Operating Officer, and assumed his current position as Chairman, President and Chief Executive Officer in May 2002. In May 2015, Mr. Dinges was appointed chairman of the American Exploration & Production Council, a national trade association representing 31 of America’s premier independent natural gas and oil exploration and production companies. He also served on the executive committee of America’s Natural Gas Alliance (in December 2015, ANGA merged into API, American Petroleum Institute). Mr. Dinges serves on the boards of directors of Spitzer Industries, Inc., American Petroleum Institute, the American Exploration & Production Council, the Foundation for Energy Education, Houston Methodist Hospital Research Institute, Boy Scouts of America, and Palmer Drug Abuse Program. Mr. Dinges previously served on the board of directors of Lone Star Technologies, Inc. Mr. Dinges is also a member of the All-American Wildcatters Association.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Dinges has substantive experience in managing and overseeing strategic and operational matters as a result of his service as Chairman, President and Chief Executive Officer of Cabot Oil & Gas Corporation. Mr. Dinges also possesses knowledge of and insight into the steel industry through his prior service as a director of Lone Star Technologies, Inc. In addition, he provides the Board with an insightful perspective regarding the energy industry, an important supplier to, and customer of, the Corporation. Mr. Dinges’ experience as Chairman, President and Chief Executive Officer of Cabot Oil & Gas Corporation demonstrates his leadership capability and general business acumen.

United States Steel Corporation | 2016 Proxy Statement |	3

Election of Directors

2016 Director Nominees - continued

JOHN G. DROSDICK
AGE: 72
OCCUPATION: Retired Chairman, Chief Executive Officer and President, Sunoco, Inc.
DIRECTOR SINCE: 2003
BOARD COMMITTEES: Compensation & Organization (Chair)
OTHER BOARDS: Triumph Group, Inc.

John G. Drosdick graduated from Villanova University with a Bachelor of Science degree in chemical engineering and received a Master’s degree in chemical engineering from the University of Massachusetts. From 1968 to 1983, Mr. Drosdick worked in a wide variety of management positions with Exxon Corporation. He was named President of Tosco Corporation in 1987 and President of Ultramar Corporation in 1992. In 1996, Mr. Drosdick became President and Chief Operating Officer of Sunoco and was elected Chairman and Chief Executive Officer in May 2000. He retired from his positions as Chief Executive Officer and President of Sunoco effective as of August 8, 2008 and as Chairman of Sunoco effective as of December 31, 2008. Mr. Drosdick is Chairman of the board of trustees of the PNC Funds and PNC Advantage Funds and a director of Triumph Group, Inc. Mr. Drosdick previously served on the boards of directors of H.J. Heinz Co., Lincoln National Corporation and Sunoco Logistic, Inc.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Drosdick has valuable experience in managing the many complex issues large public companies face. In addition, he provides the Board with knowledge and insight regarding the energy industry, an important supplier to, and customer of, the Corporation. He also has experience in the chemicals and coke industries. Mr. Drosdick has valuable experience in managing critical operational, financial and strategic matters as a result of his service as Chairman and Chief Executive Officer of Sunoco, Inc.

JOHN J. ENGEL
AGE: 54
OCCUPATION: Chairman, President and Chief Executive Officer, WESCO International, Inc.
DIRECTOR SINCE: 2011
BOARD COMMITTEES: Audit (Chair)
OTHER BOARDS: WESCO International, Inc.

John J. Engel graduated from Villanova University in 1984 with a Bachelor of Science degree in mechanical engineering. He received his Master of Business Administration from the University of Rochester in 1991. Mr. Engel has served as Chairman, President and Chief Executive Officer of WESCO International, Inc. since 2011. Previously, at WESCO International, Inc., Mr. Engel served as President and Chief Executive Officer from 2009 to 2011, and Senior Vice President and Chief Operating Officer from 2004 to 2009. Before joining WESCO in 2004, Mr. Engel served as Senior Vice President and General Manager of Gateway, Inc.; Executive Vice President and Senior Vice President of Perkin Elmer, Inc.; and Vice President and General Manager of Allied Signal, Inc. Mr. Engel also held various engineering, manufacturing and general management positions at General Electric Company. Mr. Engel is a member of the Business Roundtable and the Business Council, and is a member of the board of directors of the National Association of Manufacturers.

Particular experience, attributes or skills that qualify candidate for Board membership: As a result of his service as Chairman, President and Chief Executive Officer of WESCO International, Inc. and working in a diverse range of industries, Mr. Engel has skills and valuable experience managing the significant operational and financial issues that the Corporation is likely to face. Further, Mr. Engel’s demonstrated business acumen, strategic planning and risk oversight experience makes him a valued member of our Board.

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Election of Directors

2016 Director Nominees - continued

MARIO LONGHI
AGE: 61
OCCUPATION: President and Chief Executive Officer, United States Steel Corporation
DIRECTOR SINCE: 2013

Mario Longhi received a Bachelor’s degree in metallurgical engineering from the Institute Mauáde Tecnologica in São Paulo, Brazil in 1977. He joined Alcoa, Inc. in 1982 where he served until 2005 in a variety of senior management positions. He was President of Gerdau Ameristeel Corporation from 2005 to 2006 and President and Chief Executive Officer from 2006 to 2011. Mr. Longhi was elected Executive Vice President and Chief Operating Officer of United States Steel Corporation in July 2012; President and Chief Operating Officer in June 2013; and President & Chief Executive Officer and a Director in September 2013.

Particular experience, attributes or skills that qualify candidate for Board membership: As the President and Chief Executive Officer, Mr. Longhi is responsible for all of the business and corporate affairs of U. S. Steel. His diverse experience and deep knowledge of the steel industry is crucial to the Corporation’s strategic planning and operational success. As the only employee-director on the Board, Mr. Longhi is able to provide the Board with an “insider’s view” of what is happening in all facets of the Corporation. He shares not only his vision for the Corporation, but also his hands- on experience as a result of his daily management of the Corporation and constant communication with employees at all levels. His insider’s perspective provides the Board with invaluable information necessary to direct the business and affairs of the Corporation.

PAUL A. MASCARENAS
AGE: 54
OCCUPATION: Retired Chief Technical Officer and Vice President, Ford Motor Company
DIRECTOR SINCE: 2016
OTHER BOARDS: ON Semiconductor Corp., Mentor Graphics, Inc.

Paul A. Mascarenas received a degree in mechanical engineering from University of London, King’s College in England and in June 2013, received an honorary doctorate degree from Chongqing University in China. Mr. Mascarenas currently serves as President and Chairman of the Executive Board of FISITA (Fédération Internationale des Sociétés d’Ingénieurs des Techniques de l’Automobile). Previously, Mr. Mascarenas worked for 32 years at Ford Motor Company, holding various development and engineering positions, and most recently serving as Chief Technical Officer and Vice President, leading Ford’s worldwide research organization, overseeing the development and implementation of the company’s technology strategy and plans. Mr. Mascarenas is a fellow of the Institution of Mechanical Engineers, and a fellow of the Society of Automotive Engineers. He served as general chairperson for the 2010 SAE World Congress and Convergence and has served on the FISITA board since 2012. Mr. Mascarenas also currently serves on the board of directors at ON Semiconductor and Mentor Graphics, Inc. and is a Special Venture Partner with Fontinalis Partners. In 2015, he was awarded an Order of the British Empire (OBE) by Her Majesty, Queen Elizabeth II, for his services to the automotive industry.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Mascarenas’ long career at Ford provided him with extensive experience in product development, program management and business leadership, as well as experience working in an international forum. Mr. Mascarenas also brings to the Board insight and expertise related to the automotive industry. This experience, along with Mr. Mascarenas’ record of demonstrated executive leadership, indicate that he will provide valued insight and perspective to Board deliberations and in the oversight of the Corporation’s operations. Mr. Mascarenas’ service on the board of directors of a Fortune 1000 semiconductors supplier company also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board’s collective knowledge, capabilities and experience.

United States Steel Corporation | 2016 Proxy Statement |	5

Election of Directors

2016 Director Nominees - continued

ROBERT J. STEVENS
AGE: 64
OCCUPATION: Retired Chairman of the Board, President and CEO, Lockheed Martin Corporation
DIRECTOR SINCE: 2015
OTHER BOARDS: Monsanto Company

Robert J. Stevens is a summa cum laude graduate of Slippery Rock University, from which he received the Distinguished Alumni Award. He earned a Master’s degree in engineering and management from the Polytechnic University of New York and, with a Fairchild Fellowship, earned a Master’s degree in business from Columbia University. He is a graduate of the Department of Defense Systems Management College Program Management course and also served in the United States Marine Corps. Mr. Stevens is the former Chairman, President and Chief Executive Officer of Lockheed Martin Corporation. He was elected Chairman in April 2005 and served as Executive Chairman from January through December 2013. He also served as Lockheed Martin’s Chief Executive Officer from August 2004 through December 2012. Previously, he held a variety of increasingly responsible executive positions with Lockheed Martin, including President and Chief Operating Officer, Chief Financial Officer, and head of Strategic Planning. Mr. Stevens is a member of the board of directors of the Congressional Medal of Honor Foundation, the Marine Corps Scholarship Foundation and the Atlantic Council, and is a member of the Council on Foreign Relations. He is a Fellow of the American Astronautical Society, the American Institute of Aeronautics and Astronautics (AIAA), the Royal Aeronautical Society, and the International Academy of Astronautics. He serves on President Obama’s Advisory Committee for Trade Policy Negotiations and is Chairman of the Director of National Intelligence Senior Advisory Group.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Stevens has valuable experience in managing the issues that face a publicly held company as a result of his service as Chairman, President and Chief Executive Officer of Lockheed Martin. Mr. Stevens has significant experience in program management, finance, manufacturing, and operations. Mr. Stevens’ experience as Chief Executive Officer of a Fortune 100 company demonstrates his leadership capability, general business acumen and knowledge of complex financial and operational issues that large public companies face.

DAVID S. SUTHERLAND (CHAIRMAN)
AGE: 66
OCCUPATION: Retired President and Chief Executive Officer, IPSCO, Inc.
DIRECTOR SINCE: 2008
BOARD COMMITTEES: Corporate Governance & Public Policy and Audit
OTHER BOARDS: GATX Corporation, Imperial Oil, Ltd

David S. Sutherland earned a Bachelor of Commerce degree from the University of Saskatchewan and a Master of Business Administration from the University of Pittsburgh’s Katz Graduate School of Business. Mr. Sutherland retired as President and Chief Executive Officer of the former IPSCO, Inc., a leading North American steel producer, in July 2007 after spending 30 years with the company and more than five as President and Chief Executive Officer. Mr. Sutherland became the independent Chairman of the Board of U. S. Steel on January 1, 2014. Mr. Sutherland is a director of GATX Corporation and Imperial Oil, Ltd. Mr. Sutherland is a former chairman of the American Iron and Steel Institute and served as a member of the boards of directors of IPSCO, Inc., ZCL Composites Inc., the Steel Manufacturers Association, the International Iron and Steel Institute, the Canadian Steel Producers Association and the National Association of Manufacturers.

Particular experience, attributes or skills that qualify candidate for Board membership: By virtue of his diverse background and experience, Mr. Sutherland has an extraordinarily broad and deep knowledge of the steel industry. As a former Chief Executive Officer, Mr. Sutherland understands the issues facing executive management of a major corporation. His prior experiences enable him to provide the Board with valuable insights on a broad range of business, social and governance issues that are relevant to large corporations.

6	| United States Steel Corporation | 2016 Proxy Statement

Election of Directors

The following current Directors will stand for election in 2017:

MURRY S. GERBER
AGE: 63
OCCUPATION: Retired Chairman and Chief Executive Officer, EQT Corporation
DIRECTOR SINCE: 2012
BOARD COMMITTEES: Compensation & Organization and Audit
OTHER BOARDS: BlackRock, Inc., Halliburton Company

Murry S. Gerber received a Bachelor’s degree in geology from Augustana College and a Master’s degree in geology from the University of Illinois. From 1979 to 1998, Mr. Gerber served in a series of technical and management positions with Shell Oil Company, including Chief Executive Officer of Coral Energy, L.P. (now Shell Trading North America) from 1995 to 1998. Mr. Gerber served as Chief Executive Officer and President of EQT Corporation from June 1998 through February 2007; Chairman and Chief Executive Officer from May 2000 through April 2010; and Executive Chairman from April 2010 until May 2011. Mr. Gerber is also a member of the boards of directors of BlackRock, Inc. and Halliburton Company.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Gerber has valuable experience in overseeing various managerial, financial and operational issues that face a publicly held company as a result of his service as Chairman and Chief Executive Officer of EQT Corporation. Mr. Gerber also provides the Board with knowledge and insight regarding the energy industry, an important supplier to, and customer of, the Corporation. Mr. Gerber’s experience on the boards of directors of publicly held companies demonstrates his knowledge of complex strategic financial and operations matters.

GLENDA G. McNEAL
AGE: 55
OCCUPATION: Executive Vice President and General Manager - Global Client Group Merchant Services, American Express Company
DIRECTOR SINCE: 2007
BOARD COMMITTEES: Corporate Governance & Public Policy and Audit
OTHER BOARDS: RLJ Lodging Trust

Glenda G. McNeal received a Bachelor of Arts degree in Accounting from Dillard University and a Master of Business Administration in Finance from the Wharton School of the University of Pennsylvania. Ms. McNeal began her career with Arthur Andersen, LLP in 1982, and was employed by Salomon Brothers, Inc. from 1987 to 1989. In 1989, Ms. McNeal joined American Express Company and since that time has served in a series of increasingly responsible positions for that company. She assumed her current position in 2011. Ms. McNeal is a director of RLJ Lodging Trust and the UNCF.

Particular experience, attributes or skills that qualify candidate for Board membership: Ms. McNeal has significant and valuable experience in business development, customer relationship management, and financial matters as a result of her current position as a senior executive at American Express Company, along with her prior positions with Arthur Andersen, LLP and Salomon Brothers, Inc. In addition, she provides the Board with knowledge and insight regarding the financial services industry and financial markets. Ms. McNeal’s considerable senior executive level experience in business and management provides her with an insightful perspective on strategic planning, risk oversight and operational matters that is valuable to our Board.

United States Steel Corporation | 2016 Proxy Statement |	7

Election of Directors

The following current Directors will stand for election in 2017 - continued

PATRICIA A. TRACEY
AGE: 65
OCCUPATION: Vice President, Homeland Security and Defense Services, HP Enterprise Services
DIRECTOR SINCE: 2007
BOARD COMMITTEES: Corporate Governance & Public Policy (Chair) and Compensation & Organization

Vice Admiral Tracey holds a Bachelor of Arts degree in Mathematics from the College of New Rochelle and a Master of Science in Operations Research and Systems Analysis from the Naval Postgraduate School. From 1970 to 2004, Vice Admiral Tracey served in increasingly responsible operational and staff positions with the United States Navy, including Chief of Naval Education and Training from 1996 to 1998; Deputy Assistant Secretary of Defense (Military Personnel Policy) from 1998 to 2001; and Director, Navy Headquarters Staff from 2001 to 2004. Vice Admiral Tracey served as a consultant on decision governance processes to the United States Navy from 2004 to 2005 and to the Department of Defense from 2005 to 2006. She took a position as a Client Industry Executive for business development and performance improvement with Electronic Data System Corporation in 2006. Hewlett Packard Co. acquired Electronic Data Systems Corporation in August 2008. Vice Admiral Tracey assumed her current position as Vice President, Homeland Security and Defense Services with HP Enterprise Services in September 2012.

Particular experience, attributes or skills that qualify candidate for Board membership: As a result of her military service, Vice Admiral Tracey has valuable experience in governmental affairs, human resources, organizational and workforce development, occupational safety and environment compliance, and governance. She also provides the Board with knowledge and insight regarding information technology and information security and also brings experience in planning large-scale transformation, and in executing multi-year turnaround.

2016 Nominee - the following nominee is not currently on the Board. If elected, the nominee will join the Board effective April 26, 2016.

STEPHEN J. GIRSKY
AGE: 53
OCCUPATION: President, S. J. Girsky & Company
OTHER BOARDS: General Motors, Valens Semiconductor Ltd.

Stephen J. Girsky holds a Bachelor of Science degree in mathematics from the University of California at Los Angeles and a Master of Business Administration from the Harvard Business School. Mr. Girsky currently serves as President of S.J. Girsky & Company, an independent advisory firm. Mr. Girsky previously served as Vice Chairman for General Motors Company (GM) and Chairman of the Adam Opel AG Supervisory Board. Mr. Girsky has also been an advisor to the United Autoworkers Union. Prior to joining GM, Mr. Girsky held various roles at Centerbridge Industrial Partners, LLC and Morgan Stanley. Mr. Girsky has been a member of the GM Board of Directors since July 2009. Mr. Girsky is also a director at Valens Semiconductor Ltd. He also served as lead director of Dana Holdings Corp. from 2008 to 2009.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Girsky’s long career at GM provided him with extensive experience in global corporate strategy, product development, program management, research and development and business leadership. Mr. Girsky also brings to the Board insight and expertise related to the automotive industry. This experience, along with Mr. Girsky’s expertise in finance, market and risk analysis and labor relations indicates that he will provide valued insight and perspective to Board deliberations and in the oversight of the Corporation’s operations. Mr. Girsky’s service on the Board of directors of a Fortune 100 company also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board’s collective knowledge, capabilities and experience.

8	| United States Steel Corporation | 2016 Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE

Corporate governance is a continuing focus at U. S. Steel, embraced by the Board of Directors, management, and all employees. The Corporation has a long and rich tradition relating to corporate governance and public company disclosure. For example, U. S. Steel was one of the first publicly traded company in United States history to hold an annual meeting of stockholders and to publish an annual report.

In this section, we describe some of our key governance policies and practices.

GOVERNANCE PRACTICES

U. S. Steel is committed to maintaining the highest standards of corporate governance, which we believe are essential for sustained success and long-term stockholder value. In light of this goal, the Board oversees, counsels and directs management in the long-term interests of the Corporation, its stockholders and its customers. The Board’s responsibilities include, but are not limited to:

•	overseeing the management of our business and the assessment of our business risks;

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with laws and ethical principles;

•	reviewing and approving our major financial objectives and strategic and operating plans; and

•	overseeing our talent management and succession planning for the CEO and other executives.

The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, actions by written consent and other communications with management as appropriate. U. S. Steel expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Corporation’s stockholders. During the fiscal year ended December 31, 2015, the Board held five meetings and all of the directors attended in excess of 75 percent of the meetings of the Board and the committees on which they served. All of the then-serving directors attended the 2015 Annual Meeting of Stockholders.

The Board has long adhered to governance principles designed to assure excellence in the execution of its duties and regularly reviews the Corporation’s governance policies and practices. These principles are outlined in our Corporate Governance Principles, which in conjunction with our certificate of incorporation, by-laws, Board committee charters and related policies, form the framework for the effective governance of the Corporation.

The full text of the Corporate Governance Principles, by-laws, the charters for each of the Board committees, and the Corporation’s Code of Ethical Business Conduct are available on the Corporation’s website, www.ussteel.com. These materials are also available in print to any person, without charge, upon written request to:

Corporate Secretary
United States Steel Corporation
600 Grant Street, Suite 1500
Pittsburgh, PA 15219

United States Steel Corporation | 2016 Proxy Statement |	9

Corporate Governance

BOARD LEADERSHIP STRUCTURE

The Board regularly considers the appropriate leadership structure for the Corporation. It has concluded that the Corporation and its stockholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, or whether the Chairman of the Board should be an independent director. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Corporation, taking into account the needs of the Corporation at that time. Due to the high level of transition in the Corporation’s executive leadership and the dynamic business environment in 2013 and 2014, the Board chose to implement a non-executive, independent Chairman role in January 2014 to allow the Chief Executive Officer to strategically focus on the associated business challenges. David S. Sutherland currently serves as the independent Chairman of the Board.

If the Chairman of the Board is not independent, the independent directors annually elect from among themselves a Lead Director. The duties of the Lead Director are as follows:

•	chair executive sessions of the non-employee directors;

•	serve as a liaison between the Chief Executive Officer and the independent directors;

•	approve Board meeting agendas and, in consultation with the Chief Executive Officer and the independent directors, approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	approve the type of information to be provided to directors for Board meetings;

•	be available for consultation and direct communication with the Corporation’s stockholders;

•	call meetings of the independent directors when necessary and appropriate; and

•	perform other duties as the Board may from time to time designate.

If the Chairman of the Board is independent, the Chairman’s duties also include the duties of the Lead Director.

BOARD COMMITTEES

Under our by-laws and the general corporation law of the State of Delaware, U. S. Steel’s state of incorporation, the business and affairs of U. S. Steel are managed under the direction of the Board of Directors. The non-employee directors hold regularly scheduled executive sessions without management. The directors spend considerable time preparing for Board and committee meetings.

The Board has three principal committees, each of which is comprised exclusively of independent directors: (i) the Audit Committee; (ii) the Compensation & Organization

Committee; and (iii) the Corporate Governance & Public Policy Committee.

Each of these committees has a written charter adopted by the Board, which are available on the Corporation’s website (www.ussteel.com). The committee charters are regularly reviewed and updated to incorporate best practices and prevailing governance trends. The charters of the Corporate Governance & Public Policy Committee and the Compensation & Organization Committee were revised in November 2015.

The table below shows the current committee memberships of non-employee directors:

Director	Audit Committee		Compensation & Organization Committee		Corporate Governance & Public Policy Committee
Patricia Diaz Dennis			X		X
Dan O. Dinges	X		X
John G. Drosdick			X	*
John J. Engel	X	*
Murry S. Gerber	X		X
Paul A. Mascarenas**
Glenda G. McNeal	X				X
David S. Sutherland***	X				X
Robert J. Stevens****
Patricia A. Tracey			X		X	*
*	Committee Chair.
**	Mr. Mascarenas joined the Board on March 1, 2016 and has not yet been assigned to any committee.
***	Chairman of the Board.
****	Mr. Stevens is not a member of any standing committee. All members of standing committees must be “independent” as defined by New York Stock Exchange listing rules. Mr. Stevens is not deemed to be independent under these rules because our Executive Vice President and Chief Financial Officer served on the compensation committee of Lockheed Martin while Mr. Stevens was an executive there. Mr. Stevens will be deemed to be independent under these rules in January 2017.

10	| United States Steel Corporation | 2016 Proxy Statement

Corporate Governance

Each committee may in its sole discretion, retain or obtain the advice of outside advisers, including any consultant, independent legal counsel or other adviser, at the Corporation’s expense to assist the committee in fulfilling its duties and responsibilities. The Board also has an Executive Committee consisting of Messrs. Sutherland and Longhi. The Executive Committee acts on, and reports to the Board on, matters that arise between Board meetings.

Audit Committee

Pursuant to its charter, the Audit Committee’s duties and responsibilities include:

•	reviewing and discussing with management and the independent registered public accounting firm matters related to the annual audited financial statements, quarterly financial statements, earnings press releases and the accounting principles and policies applied;

•	reviewing and discussing with management and the independent registered public accounting firm matters related to the Corporation’s internal controls over financial reporting;

•	reviewing the responsibilities, staffing and performance of the Corporation’s internal audit function;

•	reviewing issues that arise with respect to the Corporation’s compliance with legal or regulatory requirements and corporate policies dealing with business conduct;

•	being directly responsible for the appointment (subject to stockholder ratification), compensation, retention, and oversight of the work of the Corporation’s independent registered public accounting firm, while possessing the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with such firm; and

•	discussing policies with respect to risk assessment and risk management.

The charter requires the Audit Committee to perform an annual self-evaluation, review its charter each year and meet at least five times each year. During the fiscal year ended December 31, 2015, the Audit Committee held five meetings.

The charter also requires the Audit Committee to be comprised of at least three directors, each of whom is independent and financially literate, and at least one of whom must have accounting or related financial management expertise. Under the charter, no director who serves on the audit committees of more than two other public companies may serve on the Audit Committee, unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee serves on the audit committees of more than two other publicly traded companies. The Board has determined that John J. Engel, the Committee’s chairman, Dan O. Dinges and Murry S. Gerber meet the SEC’s definition of audit committee financial expert.

Compensation & Organization Committee

Pursuant to its charter, the Compensation & Organization Committee’s duties and responsibilities include:

•	determining and approving, with the Board, the CEO’s compensation level based on the evaluation of the CEO’s performance;

•	approving the compensation of the “executive officers” of the Corporation as defined under Section 16 of the Securities Exchange Act of 1934;

•	reviewing the Corporation’s executive management succession plans annually with the Board;

•	administering the plans and programs under which short-term and long-term incentives are awarded to executive officers and approving such awards;

•	assessing whether the Corporation’s compensation and organization policies and practices are reasonably likely to create a risk that could have a material adverse effect on the Corporation;

•	considering the most recent stockholder advisory vote on executive compensation in connection with determining executive compensation policies and decisions;

•	reviewing with management and recommending to the Board the Compensation Discussion and Analysis (CD&A) section of the proxy statement and producing the committee report for inclusion in the proxy statement; and

•	adopting and amending certain employee benefit plans and designating participants therein.

The Compensation & Organization Committee has retained Pay Governance, LLC as its consultant to assist it in evaluating executive compensation. The consultant reports directly to the Compensation & Organization Committee. The Compensation & Organization Committee retains sole authority to hire the consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. A representative of the consultant attended all meetings of the Compensation & Organization Committee in 2015.

The consultant provides various executive compensation services to the Compensation & Organization Committee, which generally include advising the Compensation & Organization Committee on the principal aspects of our executive compensation program and changing industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to their performance.

United States Steel Corporation | 2016 Proxy Statement |	11

Corporate Governance

During 2015, the consultant performed the following specific services:

•	provided presentations on executive compensation trends, and best practices and recent developments;

•	prepared competitive assessments by position for each element of compensation and for compensation in the aggregate;

•	reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement;

•	reviewed the peer group used for compensation benchmarking purposes and recommended changes, if appropriate; and

•	attended executive sessions of the Compensation & Organization Committee.

The consultant provided no services to management during 2015.

The Compensation & Organization Committee has assessed the independence of the consultant pursuant to the listing standards of the New York Stock Exchange (“NYSE”) and U.S. Securities and Exchange Commission (“SEC”) rules and concluded that no conflict of interest exists that would prevent the consultant from serving as an independent consultant to the Compensation & Organization Committee.

The Compensation & Organization Committee also obtains input from the CEO with regard to compensation for other executives.

Our CEO recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for all of our executive officers, including the other named executive officers. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Compensation & Organization Committee reviews our CEO’s recommendations and approves any compensation changes affecting our Section 16 executive officers.

The Compensation & Organization Committee’s charter requires the committee to perform a self-evaluation and charter review annually. The charter also requires that the committee be comprised of at least three directors, each of whom is independent.

During the fiscal year ended December 31, 2015, the Compensation & Organization Committee held six meetings. Committee agendas are established in consultation among management, the Committee chair and the Compensation & Organization Committee’s independent compensation consultant. The Compensation & Organization Committee meets in executive session without management for at least a portion of each regular meeting.

In 2015, the Compensation & Organization Committee considered reports and analysis that it had requested of management and its independent consultant concerning risks associated with the Corporation’s compensation and organization policies and practices.

Corporate Governance & Public Policy Committee

The Corporate Governance & Public Policy Committee serves as the Corporation’s governance and nominating committee. Pursuant to its charter, the duties and responsibilities of this committee include:

•	Identifying and evaluating nominees for director and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	making recommendations to the Board concerning the appropriate size and composition of the Board and its committees;

•	making recommendations to the Board concerning the compensation of non-employee directors;

•	recommending to the Board a set of corporate governance principles applicable to the Corporation, reviewing such principles annually and recommending appropriate changes to the Board;

•	reviewing relationships with, and communications to and from, the investment community, including the Corporation’s stockholders;

•	reviewing matters and discussing risk relating to legislative, regulatory and public policy issues affecting the Corporation’s businesses and operations;

•	reviewing and approving codes of conduct applicable to employees and principal operating units; and

•	assessing and making recommendations concerning overall corporate governance to the extent specific matters are not the assigned responsibility of other board committees.

The Corporate Governance & Public Policy Committee’s charter gives the committee the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

Under the charter, the Corporate Governance & Public Policy Committee must: (i) be comprised of at least three directors, each of whom is independent, and (ii) perform a self-evaluation and charter review annually. During the fiscal year ended December 31, 2015, the Corporate Governance & Public Policy Committee held five meetings.

BOARD’S ROLE IN RISK OVERSIGHT

Pursuant to its charter, the Audit Committee is responsible for reviewing and discussing the Corporation’s policies with respect to the assessment of risks and risk management, including the following:

•	the guidelines and policies that govern the process by which the assessment and management of the Corporation’s exposure to risk are handled by senior management; and

12	| United States Steel Corporation | 2016 Proxy Statement

Corporate Governance

•	the Corporation’s major risk exposures and the steps management has taken to monitor and control such exposures.

The Corporation’s Internal Audit group provides regular reports to the Audit Committee on the results of various internal audit projects and provides recommendations for the enhancement of operational functions in order to reduce certain risks. Although the Audit Committee has primary responsibility for overseeing risk management, each of our other Board committees also considers the risks within their specific areas of responsibility. For example, the charter of the Compensation & Organization Committee gives it responsibility for assessing whether the Corporation’s compensation and organization policies and practices for executives and non-executives are reasonably likely to create a risk that could have a material adverse effect on the Corporation. Pursuant to its charter, the Corporate Governance & Public Policy Committee considers the risks associated with legislative, regulatory and public policy issues affecting the Corporation’s businesses and operations. Each committee regularly reports to the full Board on their respective activities, including, when appropriate, those activities related to risk assessment and risk management oversight.

The Board, as a whole, also considers risk assessment and risk management. For example, the Board annually reviews the Corporation’s strategic plan which includes a review of risks related to: safety, environmental, operating and competitive matters; political and regulatory issues; employee and labor issues; and financial results and projections. Management regularly provides updates to the Board related to legal and compliance risks and cyber- security matters.

The Chief Risk Officer of the Corporation reports to the Executive Vice President and Chief Financial Officer and is responsible for the Corporation’s financial and business risk management, including the assessment, analysis and monitoring of business risk and opportunities and the identification of strategies for managing risk. The Chief Risk Officer provides regular reports to the Audit Committee and Board of Directors on these matters.

The Corporation believes that its leadership structure, as described above, supports the Board’s role in risk oversight.

INDEPENDENCE

The following non-employee directors are independent within the definitions of independence of both the NYSE listing standards and the SEC standards for Audit Committee members: Patricia Diaz Dennis, Dan O. Dinges, John G. Drosdick, John J. Engel, Murry S. Gerber, Paul A. Mascarenas, Glenda G. McNeal, David S. Sutherland and Patrlcia A. Tracey. The Corporation has also determined that Stephen J. Girsky satisfies the SEC and NYSE standards for independence. The Corporation has incorporated the NYSE and SEC independence standards into its own categorical standards for independence. Robert J. Stevens is not deemed to be independent under the rules of the NYSE because our current Executive Vice President and Chief Financial Officer was a member of the compensation committee of Lockheed Martin while Mr. Stevens was an executive officer there. Mr. Stevens will be deemed to be independent under these rules on January 1, 2017. The Board believes that Mr. Stevens has sufficient independence to perform his fiduciary responsibilities as a Board member and that his business acumen, strategic planning and risk oversight experience, in addition to his other skills and attributes, make him a valued member of the Board. Mr. Stevens does not sit on any of the committees of the Board, but is invited to attend all committee meetings. The Board has affirmatively determined that none of the directors or nominees for director, other than Mr. Longhi, has a material relationship with the Corporation. The Board made such determination based on all relevant facts and circumstances.

In making its determination of director independence, the Board of Directors considered the fact that U. S. Steel purchased certain goods and services from WESCO International, Inc. (WESCO) in 2015. Mr. Engel is the Chairman, President and Chief Executive Officer of WESCO. The Board determined that Mr. Engel did not have a direct or indirect material interest in these transactions and that the transactions were undertaken in the ordinary course of business. In addition, the value of materials purchased by U. S. Steel in 2015 was less than 2% of WESCO’s annual gross revenues. As a result, the Board concluded that these transactions would not affect Mr. Engel’s independence.

The Board affirmatively determined that each member of the Audit Committee: (i) did not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries, (ii) was not an affiliated person of the Corporation or any of its subsidiaries, and therefore (iii) satisfied the NYSE’s enhanced independence standards for audit committee members.

The Board also determined that: (i) no member of the Compensation & Organization Committee has a relationship to the Corporation which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, and (ii) each member of the Compensation & Organization Committee therefore satisfies the independence requirements of NYSE listing standards.

United States Steel Corporation | 2016 Proxy Statement |	13

Corporate Governance

DIRECTOR RETIREMENT POLICY

Our Corporate Governance Principles require any non-employee director to retire at the first annual meeting of stockholders after he or she reaches the age of 74, however, the Board can grant exceptions to this policy on a case-by-case basis.

Each employee director must retire from the Board when he or she ceases to be an executive officer of the Corporation, except that the Chief Executive Officer may remain on the Board after retirement as an employee, at the Board’s request, through the last day of the month in which he or she turns 70.

Our Corporate Governance Principles also provide that directors who undergo a significant change in their business or professional careers shall volunteer to resign from the Board.

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Director Compensation

DIRECTOR COMPENSATION

Our Corporate Governance Principles provide that each non-employee director shall be paid compensation as the Board may determine from time to time. Directors who are employees of U. S. Steel receive no compensation for their service on the Board.

The objective of U. S. Steel’s director compensation programs is to enable the Corporation to attract and retain as directors individuals of substantial accomplishment with demonstrated leadership capabilities. In order to align the interests of directors with the interests of stockholders, our non-employee directors participate in the Deferred Compensation Program for Non-Employee Directors and the Non-Employee Director Stock Program, each of which is described below.

Non-employee directors are paid an annual retainer fee of $200,000. Committee Chairs and the Chairman of the Board are paid an additional annual fee of $20,000 and $50,000, respectively.

No meeting fees or committee membership fees are paid.

Under our Deferred Compensation Program for Non-Employee Directors, each non-employee director is required to defer at least 50% of his or her retainer in the form of Common Stock Units and may elect to defer up to 100%. A Common Stock Unit is what is sometimes referred to as “phantom stock” because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. When a director leaves the Board, he or she receives actual shares of common stock corresponding to the number of Common Stock Units in his or her account. The ongoing value of each Common Stock Unit equals the market price of the common stock. When dividends are paid on the common stock, we credit each account with equivalent amounts in additional Common Stock Units. If U. S. Steel were to undergo a change in control resulting in the removal of a non-employee director from the Board, that director would receive a cash payment equal to the value of his or her deferred stock account.

Under our Non-Employee Director Stock Program, upon joining our Board, each non-employee director is eligible to receive a grant of up to 1,000 shares of common stock. In order to qualify, each director must first have purchased an equivalent number of shares in the open market during the 60 days following the first date of his or her service on the Board.

The following table sets forth certain information concerning the compensation of non-employee directors in 2015:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Patricia Diaz Dennis	100,000	124,290	0	0	0	224,290
Dan O. Dinges	50,000	150,000	0	0	0	200,000
John G. Drosdick	110,000	110,000	0	0	0	220,000
John J. Engel	110,000	110,000	0	0	0	220,000
Richard A. Gephardt	55,075	110,000	0	0	0	165,075
Murry S. Gerber	100,000	100,000	0	0	0	200,000
Thomas W. LaSorda	33,340	100,000	0	0	0	133,340
Charles R. Lee	56,573	100,000	0	0	10,000	166,573
Paul A. Mascarenas(5)	0	0	0	0	0	0
Glenda G. McNeal	100,000	100,000	0	0	0	200,000
Seth E. Schofield	56,561	100,000	0	0	20,000	176,561
Robert J. Stevens	0	223,530	0	0	0	223,530
David S. Sutherland	0	250,000	0	0	0	250,000
Patricia A. Tracey	106,667	106,667	0	0	0	213,334

(1)	Messrs. Gephardt, LaSorda, Lee and Schofield retired from the Board of Directors effective as of April 28, 2015, and received a prorated amount of their annual cash retainer in the following amounts: Mr. Gephardt: $36,666.67; Mr. LaSorda: $33,333.33; Mr. Lee: $33,333.33; and Mr. Schofield: $33,333.33. The amounts shown also include cash paid in lieu of fractional shares upon retirement in the following amounts: Mr. Gephardt: $25.39; Mr. LaSorda: $7.10; Mr. Lee: $29.91; and Mr. Schofield: $17.49. The amounts for Messrs. Gephardt, Lee and Schofield also include cash paid in respect of a one-time grant made in 2005 payable in cash upon retirement in the following amounts: Mr. Gephardt: $18,382.65; Mr. Lee: $23,210.12; and Mr. Schofield: $23,210.12.

(2)	The amount shown represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718), as described in the Corporation’s financial statements for the year ended December 31, 2015 included in the Corporation’s annual report on Form 10-K for 2015. All of the 2015 stock awards represent Common Stock Units under the Deferred Compensation Program for Non-Employee Directors, except in the case of: (i) Messrs. LaSorda, Gephardt, Lee and Schofield whose common stock units were converted into shares of common stock upon their retirement; (ii) Ms. Dennis, where $100,000 represents Common Stock Units under the Deferred Compensation Program for Non-Employee Directors and $24,290 represents shares awarded under the Non-Employee Director Stock Program; and (iii) Mr. Stevens, where $200,000 represents Common Stock Units under the Deferred Compensation Program for Non-Employee Directors and $23,530 represents shares awarded under the Non-Employee Director Stock Program.

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Stock Ownership of Directors and Executive Officers

(3)	The aggregate stock awards outstanding at the end of 2015 for each director listed in the table represent Common Stock Units under the Deferred Compensation Program for Non-Employee Directors.

(4)	The amounts shown represent contributions made under the U. S. Steel Matching Gift program. Under this program, United States Steel Foundation, Inc. matches charitable contributions made by directors and employees to eligible organizations, subject to certain limitations and conditions as set forth in the program.

(5)	Mr. Mascarenas joined the Board on March 1, 2016 and, therefore, received no compensation in 2015.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The Board has adopted stock ownership and holding requirements for executive officers. These requirements are described under the caption “A Culture of Ownership” in the Compensation Discussion and Analysis section of this proxy statement.

Non-employee directors are required to hold equity interests in the Corporation in the form of stock-based deferred compensation. This requirement is a part of our Corporate Governance Principles. Each non-employee director is required to defer at least 50% of his or her annual retainer as stock- based compensation under the Deferred Compensation Program for Non-Employee Directors. Amounts deferred are credited to the director’s deferred stock account in the form of Common Stock Units. No amounts are paid to the director from the deferred stock account until the director leaves the Board, at which time he or she receives actual shares of common stock corresponding to the number of Common Stock Units in his or her account. The Board and management believe that such deferral, by continually building each director’s equity interest in the Corporation, provides a meaningful continued interest in the Corporation that is tied to the stockholders’ interest because the stock issued upon a director’s departure from the Board reflects all changes in the market value of U. S. Steel common stock from the date of deferral. Each non-employee director is in compliance with the requirement described in this paragraph.

The following table sets forth the number of shares of U. S. Steel common stock beneficially owned as of February 29, 2016 by each director and director nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of the applicable date, any equity securities of U. S. Steel other than those shown.

Name	Shares Beneficially Owned*
David B. Burritt (1)(3)	320,330
Patricia Diaz Dennis (2)(3)	18,622
Dan O. Dinges (2)(3)	42,640
John G. Drosdick (2)(3)	47,481
John J. Engel (2)(3)	34,131
Suzanne R. Folsom (1)(3)	56,240
Murry S. Gerber (2)(3)	160,283
Stephen J. Girsky	0
Mario Longhi(1)(3)	557,007
Paul A. Mascarenas	0
Douglas R. Matthews (1)(3)	134,163
Glenda G. McNeal (2)(3)	37,016
Robert J. Stevens (2)(3)	35,245
David S. Sutherland (2)(3)	79,775
Patricia A. Tracey (2)(3)	38,243
Geoff M. Turk (1)(4)	72,216
All Directors and Executive Officers as a group (20 persons) (1)(2)(3)	1,920,280

*	Does not include fractional shares.

(1)	Includes shares which may be acquired upon exercise of outstanding options which are or will become exercisable within 60 days of February 29, 2016 in the following amounts: Mr. Burritt: 136,913; Ms. Folsom: 30,279; Mr. Longhi: 316,173; Mr. Matthews: 83,790; Mr. Turk: 14,644; and all executive officers as a group: 746,034.

(2)	Includes those Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board in the following amounts: Ms. Diaz Dennis: 16,681; Mr. Dinges: 40,947; Mr. Drosdick: 46,804; Mr. Engel: 32,390; Mr. Gerber: 26,216; Ms. McNeal: 35,299; Mr. Stevens: 33,361; Mr. Sutherland: 78,368; Vice Admiral Tracey: 36,809; and all directors as a group: 276,705.

(3)	The total number of shares beneficially owned by all directors and executive officers as a group constitutes approximately 1.31% of the outstanding shares of common stock of U. S. Steel.

(4)	Shares beneficially owned by Mr. Turk are reported based on amounts known by the Corporation as of January 31, 2016, the last day of Mr. Turk’s employment with the Corporation.

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Communications from Stockholders and Interested Parties

COMMUNICATIONS FROM STOCKHOLDERS AND INTERESTED PARTIES

Stockholders and interested parties may send communications through the Secretary of the Corporation to the: (1) Board, (2) Committee Chairs, (3) Chairman of the Board or the Lead Director, or (4) outside directors as a group. The Secretary will collect, organize and forward to the directors all communications that are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include solicitations for products or services, employment matters, and matters not relevant to stockholders, to the functioning of the Board, or to the affairs of the Corporation. The Secretary of the Corporation may be contacted at: Corporate Secretary, United States Steel Corporation, 600 Grant Street, Suite 1500, Pittsburgh, PA 15219.

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS

The Board of Directors of the Corporation has adopted a written policy that requires certain transactions with related persons to be approved or ratified by its Corporate Governance & Public Policy Committee. For purposes of this policy, related persons include: (i) any person who is, or at any time since the beginning of the Corporation’s last fiscal year was, a director or executive officer of the Corporation or a nominee to become a director of the Corporation; (ii) any person who is the beneficial owner of more than 5% of any class of the Corporation’s voting securities; and (iii) any immediate family member of any person described in (i) or (ii). The types of transactions that are subject to this policy are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Corporation, or any of its subsidiaries, was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000. The standards applied by the Corporate Governance & Public Policy Committee when reviewing transactions with related persons include: (a) the benefits to the Corporation of the transaction; (b) the terms and conditions of the transaction and whether such terms and conditions are comparable to the terms available to an unrelated third party or to employees generally; and (c) the potential for the transaction to affect the independence or judgment of a director or executive officer of the Corporation. Under the policy, certain transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance & Public Policy Committee for individual approval. The transactions which are automatically pre-approved include: (i) transactions involving compensation to directors and executive officers of the type that is required to be reported in the Corporation’s proxy statement; (ii) indebtedness for ordinary business travel and expense payments; (iii) transactions with another company at which a related person’s only relationship is as an employee (other than an executive officer), a director or beneficial owner of less than 10 percent of any class of equity securities of that company, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of that company’s consolidated gross annual revenues; (iv) transactions where the interest of the related person arises solely from the ownership of a class of equity securities of the Corporation, and all holders of that class of equity securities receive the same benefit on a pro rata basis; (v) transactions where the rates or charges involved are determined by competitive bid; (vi) transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation; and (vii) transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

There were no transactions that required approval of the Corporate Governance & Public Policy Committee under this policy during 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and persons holding more than ten percent of any class of our equity securities, are required to file with the SEC initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, there were no late filings by any U. S. Steel directors, executive officers or other persons subject to Section 16(a) of the Securities Exchange Act of 1934 required to be disclosed in this proxy statement.

United States Steel Corporation | 2016 Proxy Statement |	17

Proposal 2: Advisory Vote on Executive Compensation

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders on the following resolution to approve the compensation of the named executive officers (NEOs) listed in the compensation tables of this proxy statement:

RESOLVED, that the stockholders of United States Steel Corporation (the “Corporation”) approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Corporation’s proxy statement for the 2016 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussions.

We intend to offer this non-binding advisory vote at each of our annual meetings. Although it is not binding, we and the Board welcome our stockholders’ views on our NEOs’ compensation and will carefully consider the outcome of this advisory vote consistent with the best interests of all stockholders.

Advisory Vote Discussion

At the 2015 Annual Meeting of Stockholders, approximately 94% of the votes cast were “For” our advisory vote on executive compensation, up from 78.5% in 2014. We attribute the increase in support to our robust engagement with stockholders and responsiveness to the feedback we heard. We continued this outreach in November and December 2015 by contacting stockholders representing approximately 50% of our outstanding shares and having conversations with stockholders representing approximately 43% of our outstanding stock. All of the stockholders provided positive feedback regarding recent changes to our executive compensation program and support the pay-for-performance nature of our compensation program. The Compensation & Organization Committee considered this feedback when reviewing the incentive compensation programs for 2016.

In considering this advisory vote, we encourage you to read the Compensation Discussion and Analysis, the compensation tables and other relevant information in this proxy statement for additional details on our executive compensation programs and the 2015 compensation paid to our named executive officers.

The Board recommends that you vote “FOR” the resolution approving the compensation of our Named Executive Officers.

COMPENSATION & ORGANIZATION COMMITTEE REPORT

The Compensation & Organization Committee of the Board of Directors of the Corporation has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation & Organization Committee recommended to the Board that the

Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K for the year-ended December 31, 2015.

John G. Drosdick, Chairman
Patricia Diaz Dennis	Dan O. Dinges
Murry S. Gerber	Patricia A. Tracey

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) contains a discussion of the material elements of compensation awarded to, earned by, or paid to the Corporation’s “Named Executive

Officers” (“NEOs”), including our principal executive officer, the principal financial officer, and the next three most highly compensated executives of U. S. Steel in 2015.

U. S. Steel’s Named Executive Officers in 2015

Mario Longhi	President & Chief Executive Officer
David B. Burritt	Executive Vice President & Chief Financial Officer
Suzanne R. Folsom	General Counsel, Chief Compliance Officer & Senior Vice President - Government Affairs
Douglas R. Matthews	Senior Vice President - Industrial, Service Center and Mining Solutions
Geoff M. Turk	Vice President - Service Center Solutions

Executive Summary

Our executive compensation program is designed to attract, reward and retain executives who make significant contributions through operational and financial achievements aligned with the goals and philosophy of our Carnegie Way transformation. The Compensation & Organization Committee (the “Committee”) is guided by five compensation principles outlined on page 27 that support these objectives and reflect a strong pay-for-performance culture. The structure of our compensation program and the pay outcomes for executives demonstrate our commitment to linking compensation to company performance and strategy.

The Carnegie Way: Earning the Right to Grow and Driving Sustainable Profitable Growth

In 2013, we initiated a transformational process called the Carnegie Way. This process provides the framework for a multiyear journey to return our company to iconic status and sustainable profitability. U. S. Steel, like the American steel industry in general, has faced difficult market conditions as a result of macroeconomic challenges, including significant reductions in the market price of steel, global overcapacity and record levels of unfairly traded imports, slow growth globally, a strong U.S. dollar, and markedly low energy prices.

The objective of the Carnegie Way is to focus our executives and employees throughout the organization on the factors we can control. This includes creating a lower and more flexible cost structure and building a more agile business model that will produce stronger and more consistent results across industry cycles to mitigate the financial impact of the volatility in our industry. We are focused on the development of differentiated, innovative products, processes and approaches to doing business-through a culture of collaboration, accountability and demonstrating results. Our executive compensation program aligns incentives with the Carnegie Way.

The Carnegie Way is our culture and the way we run the business. We focus on our strengths, how we can create the most value for our stockholders, and best serve our customers with committed and engaged executives and employees.

Our Leadership Team

Our success in this transformation and our ability to overcome current challenging market conditions is predicated on having the right leaders to guide the Corporation and successfully execute on our strategy so it is critical to attract and retain the highest level of executive talent. We believe we have the right leadership team, which includes highly experienced executives from both inside and outside of the steel industry, to lead the Corporation over the operational, market and regulatory hurdles facing our business.

The objectives of our executive compensation program are to: attract, reward and retain talented executives; focus our executives on the goals of our Carnegie Way transformation; and clearly and closely align company performance, using measureable financial metrics, with the long-term interests of stockholders. The Board and the Committee recognize the difficult circumstances our executives are facing in transforming the Corporation using the Carnegie Way process while confronting challenging headwinds and current steel overcapacity. In fulfilling our responsibility to both oversee and support the executive team, we take great effort to create a fair, competitive and attractive compensation program that satisfies these objectives. We believe both the structure of our compensation programs and the pay outcomes for executives demonstrate our strong commitment to linking compensation to company performance and strategy.

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Compensation Discussion and Analysis – Executive Summary

2015 Highlights and Accomplishments

2014 was U. S. Steel’s first profitable year since 2008. Our financial results decreased meaningfully in 2015 as compared to 2014. The macroeconomic factors described earlier created market challenges for the Corporation that negatively affected revenues, earnings and stock price. Despite these difficult conditions, our focus on what we can control was a significant contributor to 2015 results and helped to mitigate many of the negative effects of the challenging economic environment. Benefits from our Carnegie Way transformation continue to grow and include cost reductions, improving the flexibility and reliability of our operations, and working more closely with our customers to create differentiated and value enhancing solutions.

The Carnegie Way helped to generate $815 million in performance improvements in 2015, partially mitigating a $5.9 billion decrease in revenue resulting from significantly declined steel prices as well as low oil prices and corresponding low oil rig counts. We believe that without the benefits realized through our Carnegie Way initiatives in 2014 and 2015, the Corporation would have been much more negatively impacted by market headwinds including high levels of imports and low global commodity prices.

We are proud to report the following highlights and accomplishments achieved in 2015:

•	Realized $815 million of Carnegie Way benefits in 2015, up significantly from the $575 million we realized in 2014
•	Ended 2015 with positive operating cash flow of $359 million and adjusted EBITDA of $202 million despite the nearly 50% drop in the price of steel from 2014
•	Strong year-end liquidity at approximately $2.4 billion
•	Repayment of almost $380 million of long-term debt to end the year with a debt balance of approximately $3.2 billion and cash on hand of $755 million, representing a roughly 29% reduction in net debt since 2012
•	Aggressive actions to reduce production in line with customer order rates resulted in short-term benefits in excess of $300 million
•	Led the steel industry’s efforts to strengthen and enforce trade laws against unfairly traded imports through new legislation and a series of trade cases
•	Successful negotiation of three-year collective bargaining agreements with the United Steelworkers (“USW”) affecting approximately 18,000 USW-represented employees
•	Achieved significant safety improvements, including record low levels in global OSHA recordable injury rate and global days away from work injuries

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Compensation Discussion and Analysis – Executive Summary

Carnegie Way Transformation Improving Earnings Power

The chart below illustrates the positive impact of our Carnegie Way process on adjusted EBITDA in 2015. In 2015, the Corporation’s revenue declined nearly $6 billion due to lower average realized prices and a decrease in shipment volumes. The decline in revenue was partially offset by lower costs, particularly for raw materials and energy, however, these lower costs would not have been enough to reach positive adjusted EBITDA in 2015. Our realized Carnegie Way benefits in 2015 of $815 million helped the Corporation achieve positive adjusted EBITDA of $202 million.

* Earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA). Adjusted EBITDA is a non-GAAP measure, which is used as an additional measurement to enhance the understanding of our operating performance and facilitate a comparison with that of our competitors. See reconciliation to EBIT, as reported, on Appendix B.

Near-Term Steps to Return to Profitability. Our management team took several critical actions in 2015, including: idling facilities; freezing the defined benefit pension plan for non-represented employees; right-sizing the organization; and exiting parts of the business where it is not possible to earn an economic profit. These were tough decisions for the executive team and, despite the dire economic circumstances, U. S. Steel ended 2015 as a more streamlined organization focused on generating economic profit across all business cycles.

Longer-Term Steps to Improve Our Position. We continue to take steps to improve our position for the long-term. We recently announced the restructuring of the commercial entities within our flat-rolled operating segment to create differentiated steel solutions that will better meet the needs of our existing customers and provide increased opportunities to establish new customer relationships. We have also recently taken actions to streamline our support functions at both our headquarters and at our plants, reducing headcounts and other selling, general and administrative spending.

We have taken these actions as part of our strategy to return to profitable growth and deliver sustainable value creation for our stockholders when market conditions improve.

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Compensation Discussion and Analysis – Executive Summary

Maintaining Pay-for-Performance Approach in Challenging Environment

The Committee believes it is critical that our compensation program align with the goals of the Carnegie Way as we carry out our strategic turnaround in a challenging operating and economic environment. This includes a compensation structure that balances the following:

•	a strong pay-for-performance approach that links financial performance to the incentive opportunities realized by our executives;
•	measurable performance metrics in our incentive plans that support our strategic and financial goals;
•	alignment of management interests with the long-term interests of our stockholders;
•	our need to retain executives best qualified to guide the Corporation through its transformation.

The elements of compensation provided to our executives include: base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits, and other compensation. The distribution of compensation among the various compensation elements is based on the Committee’s belief that to link pay to performance, most of an executive’s compensation should be paid in the form of performance-based variable compensation with a greater emphasis on variable components for the most senior executives who have greater responsibility for the performance of the business.

Variable, at-risk compensation accounted for 74% of our CEO’s target compensation in 2015. Based on this strong pay-for- performance alignment, realizable compensation for our CEO over the last three years is 67% below the target value granted as reported in the summary compensation table on page 37 of this proxy statement. Notable aspects of NEO compensation include: (i) no long-term performance award payouts for NEOs in each of the last three years; and (ii) the average three-year payout under the annual incentive compensation plan for NEOs is 86% of target.

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Compensation Discussion and Analysis – Executive Summary

The following table highlights the key elements of our highly performance-based compensation structure. Goals for each incentive component are set at the beginning of the performance period for the entire period and above market performance is required for the target payout to be made under the relative TSR metric.

Element	Form	Description and Performance Metrics

Base Salary	Fixed Cash	Market competitive levels that take into account scope and complexity of role and individual qualifications, experiences and internal value to the Corporation

Annual Incentive Compensation Plan (AICP)	Performance-based cash

Net sales - funding trigger (no payout under plan if not met)

EBIT - weighted 60%

Cash flow - weighted 40%

Individual performance - modifier on award amount

Safety goal - upward adjustment of 5% if goal is met

Long-Term Incentive Program (LTIP)	Performance-Based Awards (60%)*	Relative TSR - weighted 50% and measured over a 3-year period; requires above market performance for target payout to be made

ROCE - weighted 50% and measured over a 3-year period (awarded in cash beginning in 2015)
	Time-Based RSUs (20%)*	Supports retention and linked to stock price performance
	Stock Options (20%)*	Measured relative to appreciation in stock price
*	Percentage of award at target grant

Compensation Decisions and Outcomes Demonstrate Alignment with Performance

Compensation Decisions for 2015

In 2014, the Corporation experienced its first profitable year since 2008, and the Committee made compensation decisions for 2015 at the beginning of the performance year accordingly. In January and February 2015, the Committee approved the following items based on the Corporation’s performance, continued development and execution of the Carnegie Way transformation strategy, and responsibilities of each of our NEOs, among other things:

•	Salaries: Base salary increases for our NEOs were provided primarily based on the exceptional performance of the Corporation financially and operationally in 2014, and the additional responsibilities undertaken by our executives to continue that work. Salaries are generally above the median of the peer group. In 2015, Mr. Longhi’s base salary was increased from $1,215,000 to $1,500,000.

•	Annual Incentive: Mr. Longhi’s target incentive for 2015 was increased by five percentage points to 150% of base salary. However, annual incentive payouts for 2015 were significantly lower than 2014 incentive payouts because they reflected 2015’s macroeconomic factors outside the control of management (e.g., no annual incentive payout was paid to any NEO for 2015).

•	Long-Term Incentive: The value of Mr. Longhi’s LTI grant was increased from $7,535,000 to $8,750,000.

•	Total Compensation: Although Mr. Longhi’s base salary, annual incentive target and long-term incentive grant increased over 2014 in recognition of superior performance for 2014, and other factors described below, Mr. Longhi’s total compensation decreased, as did the other NEO’s, because of lower levels of financial performance influenced by unforeseen market downturns in 2015.

The Committee made compensation decisions for the CEO and other NEOs in early 2015, based on the following considerations:

•	significant improvements in the Corporation’s financial performance in 2014 versus 2013;

•	continued development of the multi-year Carnegie Way transformation strategy which produced multi-million dollar cost savings and operational improvements;

•	continued restructuring of the management team to further support new roles, responsibilities and transformational experiences required by the Carnegie Way initiative; and

•	the seasoned leadership of Mr. Longhi and the executive team and the need to retain them to provide continuity during the critical stages of the transformation period.

The Committee believes pay decisions for 2015 demonstrate the significant link between executive compensation and company performance, and accountability of our executives to deliver value to our stockholders.

Compensation Outcomes: Payouts Significantly Below Targets

The Committee considers a mix of cash and equity awards over both the short- and long-terms as a critical balance in reinforcing U. S. Steel’s commitment to performance alignment. This strong pay-for-performance alignment is clearly reflected in amounts actually earned by our NEOs based on the achievement of

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Compensation Discussion and Analysis – Executive Summary

metrics established by the Committee for the short- and- long-term incentive plans.

The average annual incentive payout over the last three years for our executives is 86% of target, while no performance share award payouts have been made under our long-term incentive plan during this same time period.

The following table illustrates how our performance has affected the payout of our short-term incentives and how the performance of our common stock affects the value of the long-term incentives that would be received by our executives based on our closing stock price of $7.98 on December 31, 2015:

	Annual Incentive(1)	Stock Options		Restricted Stock(3)	Performance Awards(4)
Year	% of Target Award Paid	Exercise Price	Intrinsic Value(2)	Value as a % of Grant Value	Award Payout as a % of Target
2015	0%	$24.78	$0	32%	0%
2014	227%	$24.285	$0	33%	0%
2013	31%	$25.00	$0	43%	0%
(1)	The “Annual Incentive” column indicates the percentage of the Target Award earned under our Annual Incentive Compensation Plan.
(2)	The “Intrinsic Value” column shows the amount (if any) by which the market value of our shares underlying an option exceeds the exercise price. If the exercise price exceeds the market price, the stock options have no intrinsic value.
(3)	The “Restricted Stock” column shows the market value on December 31, 2015, of the shares underlying the restricted stock units as a percentage of the market value on the grant date. To the extent that the market value has declined, the dollar amount of the value of the restricted stock units reflected in the Summary Compensation Table will also decline.
(4)	The “Performance Awards” column indicates the percentage of the performance awards that would be paid out based on our TSR as compared to the TSR of the peer group companies and, for 2015, ROCE. The information in the table reflects the assumption that the performance periods for the 2013, 2014 and 2015 performance awards ended on December 31, 2015.

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Compensation Discussion and Analysis – Executive Summary

Changes to the Compensation Program

The Committee approved the following changes to our compensation program in 2015 and 2016 to more closely align it with our current strategy, position and performance results.

•	Revised Annual Incentive Compensation Plan - In January 2015, we modified the AICP to replace shipment tons with net sales as the measure used as the funding trigger threshold to place greater emphasis on producing profitable tons rather than on the sheer volume of tons shipped.

•	ROCE Awards Granted in Cash - In February 2015, ROCE performance awards (payable at the end of the three-year performance period) were granted in cash to mitigate the dilutive effect of a share grant.
•	Adopted New Performance Peer Group - In February 2016, we created a second, more industry focused peer group consisting of 12 domestic steel and steel-related companies against which we measure TSR for purposes of the relative TSR performance awards (described in more detail later under “Peer Group” discussion).

•	Replaced EBIT with EBITDA for AICP Metric - In February 2016, the Committee replaced EBIT with EBITDA as a performance metric under our Annual Incentive Compensation Plan.

Commitment to Stockholder Engagement on Executive Compensation Matters

In November and December of 2015, we contacted stockholders representing approximately 50% of our outstanding shares and held telephonic meetings with stockholders representing ownership of approximately 43%. Our stockholders are supportive of the pay-for-performance nature of our executive program and none suggested any significant changes at this time.

The Board, as well as management, prioritizes constructive communication with our investors, therefore, management has continued our annual stockholder engagement program in order to gain valuable insights about how our stockholders view our performance, governance and compensation practices. The feedback we receive from these discussions is carefully considered by the Board and the Committee, and we believe the dramatic increase in support for our Say-on-Pay proposal over the last few years is evidence of our willingness to listen to our stockholders, and our ability to decisively take action and incorporate their perspectives in our programs.

We appreciate any opportunity to engage with our stockholders to learn about their views of the Corporation and our governance and compensation practices. In addition to the frequent communication our CEO and Investor Relations team has with our stockholders, we have maintained ongoing dialogue with our largest stockholders regarding our corporate governance and executive compensation program since 2012.

The Committee has implemented changes to compensation practices to further align pay with performance and enhanced disclosure regarding the reasons behind certain compensation decisions as a result of this engagement. For example, in 2014 we increased the weighting of performance awards in our long- term program to 60% and added ROCE as a second measure in the plan (in addition to TSR) based on consistent feedback from our stockholders that a larger percentage of equity awards be performance-based and that the long-term program include a capital return metric.

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Compensation Discussion and Analysis – Executive Summary

Compensation Governance Practices

Our compensation program is designed to promote exceptional performance and align the interests of our executives with the interests of our stockholders while avoiding excessive risk taking. Our executive compensation is directly aligned with company performance and measurable financial metrics.

Compensation & Organization Committee Practices

√	Considers the results of the most recent say-on-pay advisory vote by stockholders and has implemented proactive communications with stockholders to gain input and feedback when making executive compensation decisions

√	Undertakes a goal setting process that is used to arrive at rigorous short- and long-term performance goals under our incentive plans that are aligned to key corporate strategic and financial goals

√	Engages in a robust CEO performance evaluation process

√	Engages and consults with its own independent compensation consultant

√	Has established formal selection criteria for the compensation peer group and annually reviews peer group composition

√	Annually reviews tally sheets analyzing executive compensation levels and structures, including amounts payable in various termination scenarios

√	Annually reviews the risks associated with our compensation programs and has implemented various risk mitigating practices and policies, such as:

√ Targeting the majority of our executives’ compensation in long-term performance based compensation using multiple equity and cash vehicles

√ Implementing rigorous executive stock ownership and holding requirements

√ Utilizing multiple performance measures that focus on company-wide metrics and placing a cap on potential incentive payments

√	Our Change in Control Severance Plan establishes a “double trigger,” requiring participants to be terminated without “cause,” or voluntarily “for good reason” following a change in control prior to receipt of any payment of severance benefits

√	Maintains a “clawback” policy that applies to executive officers and provides for the recoupment of incentive awards under certain conditions in the event the Corporation’s financial statements are restated

√	Maintains Anti-Hedging and Pledging Policies that prohibit all employees and directors from engaging in any transaction that is designed to hedge or offset any decrease in our stock price and prohibits executive officers and directors from pledging our stock as collateral for a loan or holding shares in a margin account

√	No payment of tax gross-ups to any executives for any payments relating to a change in control

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Compensation Discussion and Analysis

Executive Compensation in Detail

Compensation Principles

Our executive compensation program is designed to attract, reward and retain executives who make significant contributions through operational and financial achievement aligned with the goals and philosophy of our Carnegie Way transformation and the long-term interests of stockholders. The following five principles support these objectives and guide the design of our compensation program:

Compensation Principle	Compensation Design
Align Pay with Stockholder Interests	•	More than 60% of target compensation opportunity is performance based for our CEO(53% for other NEOs).
	•	Equity incentives comprise a significant portion of an executive’s compensation.
	•	Executives are subject to rigorous stock ownership and holding requirements.
	•	Performance metrics, applied to 60% of our long-term program, align with our annual and long-term strategic objectives.
Fair and Competitive	•	Executive compensation is targeted to be competitive with our peer group.
	•	Our compensation programs are focused on objective corporate performance measures and individual performance.
Link Pay to Performance	•	Balance of compensation elements that focus on both short- and long-term performance and goals.
	•	Short-term incentives are based on annual financial performance (i.e., EBIT and cash flow), measurable individual performance, and safety.
	•	Long-term incentives are tied to the Corporation’s TSR and return on capital employed (ROCE).
Retain Executives	•	Our long-term incentive grants include restricted stock units and performance awards that may retain some value in a period of stock market decline.
Equity-Focus and Tax-Efficient	•	The largest portion of an executive’s compensation is in the form of long-term equity incentives, which preserves cash.
	•	Our compensation programs are designed to preserve corporate tax deductions.

Compensation Program Elements

Short-Term Incentive Compensation

The purpose of our Annual Incentive Compensation Plan (AICP) is to align our executive officers’ compensation with the achievement of annual performance goals that support our business strategy. Typically, the short-term incentive awards are paid in cash, but the Committee retains discretion to provide the award in cash, stock, or a combination of both.

The AICP is designed to focus executives primarily on cash generation and profitability. It is funded each year based on the achievement of a pre-determined net sales performance goal, and once funded, actual amounts earned are based on the achievement of cash flow and earnings before interest and taxes (EBIT) performance measures. Final awards may be increased or decreased based on individual performance. In addition, achieving a performance goal related to safety can provide for an additional 5% of the target award. The Committee determined that cash flow and EBIT were the appropriate measures to drive the transformation required to achieve our goal of sustainable profitability.

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Compensation Discussion and Analysis

Performance Measure	How it Works	Rationale/Description

Net Sales	Determines if plan is funded; no payouts are made if net sales goal is not achieved	Operational performance measure intended to encourage business growth. The Committee changed the funding threshold from shipment tons in 2014 to net sales in 2015 to place less emphasis on tons shipped, and to more fully align the objective with the Corporation’s focus on shipping profitable tons

Cash Flow*	Determines 40% of award payout	Financial performance measure intended to focus on the generation of the cash required to reduce debt and fund investments that will yield profitable returns in the future

EBIT**	Determines 60% of award payout	Financial performance measure intended to focus the organization on operating at sustainable, profitable levels

Individual Performance	Modifier; Committee may increase award by 30% or reduce or eliminate based on individual performance	Based on an assessment of the executive’s individual performance, including the contribution to overall corporation results and attainment of operational and strategic goals, and the priorities of profitability, customer focus, operational excellence and building a high performing organization, as well as internal equity fairness, and the impact of significant research, development and innovation

Safety	Provides an additional 5% of target award if goal is achieved	Safety is our primary core value. Based on the number of serious work- related incidents that prevent an employee from returning to work for 31 days, and work-related fatalities, if any

*	Cash flow is defined as earnings before interest, taxes, depreciation, depletion, and amortization (EBITDA) for consolidated worldwide operations, plus or minus changes in current receivables, inventories, and current accounts payable and accrued expenses, less consolidated worldwide capital expenditures. EBITDA for consolidated worldwide operations means EBIT as reported in the consolidated statements of operations of the Corporation, plus or minus the effect of items not allocated to segments (excluding post-retirement benefit expenses) as disclosed in the notes to the consolidated financial statements, plus depreciation, depletion and amortization as reported in the consolidated statements of cash flows of the Corporation.
**	EBIT is defined to mean EBIT for each business unit (reportable segments and other businesses) and in total means segment EBIT and total EBIT as reported in the notes to the consolidated financial statements of the Corporation. Unless contemplated in the approved performance target, EBIT excludes charges or credits for business dispositions, acquisitions, asset sales, asset impairments, workforce reductions, shutdowns, and amounts not allocated to business segments.

The target award under the AICP for each NEO is equal to the target percentage applied to the executive’s base salary. The following table shows the maximum award payable under the AICP for 2015 and the actual amount awarded by the

Committee after consideration of the executive’s individual performance. Because the safety performance goal was not met, the maximum award does not include the 5% increase for safety performance.

2015 Annual Incentive Payout

Executive	Target Award as % of Base Salary(1)	Target Award(2)	Total Payout Rate(3)	Maximum Award(4)	Actual Amount Awarded(5)
Longhi	150%	$2,143,125	0%	$0	$0
Burritt	100%	$780,250	0%	$0	$0
Folsom	80%	$535,000	0%	$0	$0
Matthews	80%	$429,600	0%	$0	$0
Turk	65%	$287,138	0%	$0	$0

(1)	“Base Salary” is the actual salary earned for 2015.
(2)	The “Target Award” is the amount that would be paid to the executive assuming the Corporation achieves its target performance objectives and before consideration of individual performance and safety.
(3)	The “Total Payout Rate” is determined by the Corporation’s actual performance measured against the 2015 performance metrics and before individual performance is considered.
(4)	The “Maximum Award” is the Target Award times the Total Payout Rate times 130% for maximum individual performance.
(5)	The “Actual Amount Awarded” is the amount awarded by the Committee after consideration of individual performance.

Setting Corporate Performance Goals and Determining Results

In setting the goals under the AICP for 2015, the Committee considered the Corporation’s performance over the past five years, the business plan for the year, industry performance, and the Corporation’s business transformation efforts. In general, the maximum performance goals were set at an amount that would require the Corporation to achieve a substantial level of Carnegie Way benefits and approximate 2014 incentive targets, which was considered a significant stretch given the changing market conditions impacting the Corporation at the time.

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Compensation Discussion and Analysis

In addition to determining individual targets, the Committee approved EBIT goals for each NEO. For the CEO, CFO and general counsel, the EBIT goal is based on total income, which generally measures the operational results of all business segments. For executives assigned to a specific segment, the EBIT goal is based on the income goal for that segment (for Messrs. Matthews and Turk, this was the Flat-Rolled segment). For all other executives, the EBIT goal is weighted among the business segments based on the amount of leadership and support provided to each segment. This segment allocation of the EBIT goal is intended to create stronger corporate, business segment and individual accountability by tying an executive’s award to the performance of the segments for which he or she is directly responsible.

We concluded 2015 with a total of $11.6 billion in net sales, therefore the award pool was funded for 2015 because the net sales goal of $9 billion was achieved. The payout rate (prior to adjustment of individual and safety goals) was determined based on achievement of the performance measures described in the table below. This payout rate demonstrates the performance alignment design of our plan. As noted previously, the 2015 payout under the annual incentive compensation plan was $0 for our NEOs, and the average payout for our executives over the last three years is 86% of target.

2015 Corporate Performance Targets And Results
($ are in Millions)

Performance Measure	Minimum	Target	Maximum	Actual	Payout Rate(1) Prior to Adjustment for Individual Performance and Safety
Cash Flow	$280	$580	$835	$237	0%
EBIT:
Flat-Rolled	309	416	491	(237)	0%
Tubular	56	76	89	(179)	0%
Europe	51	69	82	81	169%
Total EBIT	$375	$525	$630	$(345)	0%

(1)	The payout rate is 100% at target increasing to 175% of target for performance at the maximum level and decreasing to 50% of target for performance at the minimum threshold level.

Individual Performance Goals and Results

In determining the CEO’s annual incentive, the Committee considers, among other things, the CEO’s individual performance in delivering results for the established value creation drivers of profitability, customer focus, operational excellence and high performing organization. The CEO’s individual performance objectives are reviewed by the Committee and approved by the Board. A similar evaluation is performed by the CEO with respect to all other executive officers using similar measures and objectives. The Committee sets performance goals for each annual period based on expected business results for the upcoming year, which are intended to be challenging stretch goals. The Committee uses its business judgment in reviewing each of these individual items and does not assign specific quantitative weighting to such items.

While the Corporation faced a number of challenges in 2015, including extreme macroeconomic headwinds, the Committee remains confident in the leadership of our executives who focused on the factors within their control to steer the Corporation through this difficult economic environment. The following provides a brief summary of each NEO’s individual performance and contribution to the Corporation in 2015:

Mario Longhi - Mr. Longhi provided superior leadership of the Corporation’s transformation efforts through ongoing implementation and application of the Carnegie Way method as the disciplined and structured approach for improving business performance. The Corporation achieved record levels of $815 million in Carnegie Way benefits in 2015. Through Mr. Longhi’s efforts leading the Carnegie Way, innovation was realigned and elevated as a strategic priority. Mr. Longhi also set the tone for dedicated commitment to the Corporation’s long-standing core values, including safety, and in 2015 witnessed the achievement of two safety records as measured by fewer days away from work and lower OSHA recordable rates. In addition, Mr. Longhi continued his efforts to strengthen relationships with federal, state and local decision makers and served as a zealous advocate for the steel industry during the drafting, negotiation and consideration of essential trade legislation. Mr. Longhi continued to provide strong strategic leadership, adjusting as necessary in the difficult economic environment.

David Burritt - Mr. Burritt provided exceptional leadership in all of U. S. Steel’s strategic and financial matters, including those relating to Finance, Strategy & Transformation, Revenue Management, North American Flat-Rolled Commercial Entities, Procurement & Supply Chain, Information Technology, Investor Relations, Human Resources, and Corporate Communications and Community Affairs. Mr. Burritt led the restructuring of the Corporation’s commercial entities to further align the organization and focus on customer solutions and service. He elevated the Corporation’s cash consciousness to maintain

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Compensation Discussion and Analysis

strong liquidity and cash on hand in an industry in recession. He not only set rigorous performance standards and made difficult decisions, but, as an architect of the Carnegie Way, also positioned the Corporation to survive a deep trough and respond favorably when the market recovery emerges. Through Mr. Burritt’s financial and strategic leadership, the Corporation was able to achieve positive operating cash flow and positive adjusted EBITDA for the year, despite a wave of macroeconomic headwinds.

Suzanne R. Folsom - Ms. Folsom provided outstanding leadership to Legal, Compliance, Government Affairs, International Trade, Environmental Affairs, Corporate Security, Aircraft, Real Estate, Labor Relations, and U. S. Steel’s joint ventures. Under her exceptional leadership, she led several strategic initiatives this year, including: leading the successful negotiations for three-year collective bargaining agreements with the United Steelworkers; directing ongoing efforts towards a resolution for the complex Companies’ Creditors Arrangement Act (CCAA) process for U. S. Steel’s unprofitable Canadian subsidiary; filing the steel industry’s three trade cases in the United States; and championing the Trade Adjustment Assistance (TAA) bill signed by President Obama in June. Ms. Folsom is a key member of the executive management team who not only provides excellent legal and compliance advice and strategy, but also business expertise and analysis to ensure that the Corporation operates with proper protocols, practices and controls to mitigate risk and create value for its stakeholders.

Douglas Matthews - Mr. Matthews led the North American Flat-Rolled operations in 2015 and continued successful implementation of Carnegie Way methodology into our largest operating segment. The operational excellence, reliability centered maintenance and war on cost initiatives have been extremely effective and critical to the organization in delivering tangible benefits, including ensuring preservation of assets and reduction in process variability. In 2015, Carnegie Way benefits and efficiencies arising out of that work resulted in a $61 per ton improvement. In addition, Mr. Matthews led the business related aspects of the successful negotiation of three-year collective bargaining agreements with the United Steelworkers. In late 2015, Mr. Matthews assumed leadership over the newly realigned Industrial, Service Center and Mining Solutions commercial entity.

Geoff Turk - Mr. Turk led the North American Flat-Rolled Service Center Solutions business in 2015. In this role, he used the Carnegie Way to transform delivery performance leading a change he invented called Inventory Velocity Program, where he improved the business performance to a level not seen previously. Under Mr. Turk’s leadership, Service Center Solutions increased business with selected service centers, resulting in a year over year increase in business despite challenging economic climate, and strengthened long-term partnerships in the industry. In late 2015, the decision was made to merge this commercial entity with the Industrial entity to better align the business structure and costs with the realities of the business.

Long-Term Incentive Compensation

Equity awards under the long-term incentive program (LTIP) are allocated among:

•	Performance-based awards (60% of LTIP award in 2015)
•	Stock options (20%)
•	Restricted stock units (20%)

The Committee believes that these three long-term incentive vehicles best accomplish the objectives of aligning pay with performance and retaining executives. In February 2015, the Committee granted the long-term performance awards set forth in the table below.

Long-Term Incentive Awards Granted in 2015

Executive	Target Equity-Based Performance Awards	Stock Options	Restricted Stock Units	Grant Date Fair Value Of Equity Awards	Target Cash-Based Performance Awards
Longhi	105,210	174,300	70,620	$6,124,925	$2,625,000
Burritt	33,070	54,780	22,200	$1,925,204	$825,000
Folsom	17,130	28,390	11,500	$997,399	$427,500
Matthews	13,410	22,210	9,000	$780,588	$334,500
Turk	5,950	9,860	13,690	$586,685	$148,500

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Compensation Discussion and Analysis

Performance-Based Awards (60% of LTIP Award Value)

Performance awards provide an incentive for executives to earn shares and cash based on our performance over a three-year performance period, with goals set at the beginning of each performance period. The performance awards do not pay dividends or carry voting privileges prior to vesting. In 2015, the three-year performance period began on January 1, 2015, and will end on December 31, 2018 (the “2015 Performance Period”). The value of the performance awards granted under the 2015 Performance Period was divided equally between relative TSR performance awards and ROCE performance awards. The three-year goals focus management on driving attractive returns on the capital we employ and on increasing stockholder value.

TSR performance awards

TSR performance awards are based on relative performance, with the payout determined based on the rank of the Corporation’s TSR compared to the TSR of peer group companies over the three-year performance period. TSR is determined based on the following formula: final price plus dividends per share for the performance period, divided by the initial price, raised to 1/3, minus 1. The initial price and final price used are the average closing price for the 20 business days prior to the first and last day of the performance period, respectively.

As noted in the table below, above market performance at the 60th percentile is required for target payout, and no payout is made for performance below the 30th percentile.

Level	2015 Relative TSR Ranking	Award Payout as a % of Target(1)
	<30th percentile	0%
Threshold	30th percentile	50%
Target	60th percentile	100%
Maximum	90th percentile	200%

(1)	Interpolation is used to determine actual awards between the threshold, target, and maximum levels.

For the three-year performance period beginning 2016, the Committee adopted a new peer group consisting of 12 domestic steel or steel-related companies for use in evaluating relative TSR (described in more detail under “Executive Compensation Peer Group” beginning on page 34). In addition, the Committee approved a new policy beginning with 2016 grants to address any potential pay for performance disconnect should the Corporation’s TSR be negative over the performance period (regardless of relative performance).

•	Payout is capped at target if the Corporation’s TSR is 0% to -5% on a compound annual growth rate (“CAGR”) basis;

•	Payout is capped at threshold if the Corporation’s TSR is lower than -5% to -10% on a CAGR basis; and

•	Payout is forfeited if the Corporation’s TSR is lower than -10% on a CAGR basis.

Restricted Stock Units (20% of LTIP Award Value)

Restricted stock units are awards that deliver shares of common stock and accumulated dividends upon vesting. Restricted stock units generally vest ratably on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on each vesting date.

The Committee believes that restricted stock units provide the best retention benefits among our long-term incentives, especially during times of challenging economic and industry conditions. They also enable our executives to build ownership in the Corporation, which addresses a key compensation objective. Additionally, because of the downside risk of owning stock, restricted stock units discourage executives from taking excessive risks that would not be in the best long-term interest of stockholders.

ROCE performance awards

The payout is determined based on our weighted average cost of capital (noted as return on capital employed or “ROCE”), over the three-year performance period. ROCE is measured based on our consolidated worldwide EBIT, as adjusted, divided by our consolidated worldwide capital employed, as adjusted, over the three-year performance period. The weighted average ROCE is a three-year performance metric calculated based on the ROCE achieved in the first, second, and third years of the performance period, weighted at 20%, 30%, and 50% respectively. The ROCE awards payout at 50% at the threshold level, 100% at the target level, and 200% at the maximum level. ROCE performance goals are not provided during an ongoing performance period due to competitive reasons.

Beginning in 2015, the ROCE awards were granted in cash, rather than shares, to mitigate dilutive effects of a share grant.

Stock Options (20% of LTIP Award Value)

Stock options are “at-risk” awards that reward executives for an increase in the Corporation’s stock price over the term of the option. The value of the options is limited to the appreciation of our stock price, if any, above the option’s exercise price after the option becomes exercisable and before it expires. Stock options are:

•	exercisable for a term of ten years;

•	subject to ratable vesting on each of the first, second and third anniversaries of the grant date; and

•	subject to continued employment on each vesting date.

On February 24, 2015, the Committee granted traditional stock options with an exercise price based on the fair market value on the date of grant, which was $24.78.

United States Steel Corporation | 2016 Proxy Statement |	31

Compensation Discussion and Analysis

Fixed Compensation and Benefits

Base salary

Base salary is designed to compensate for the required day-to-day activities and responsibilities of each position. Base salary is set at a market competitive level to enable the Corporation to attract and retain talent. Actual salary levels take into account such factors as the contribution of the incumbent, individual qualifications and experiences, and internal value to the Corporation. Base salary is paid in cash.

Benefits

NEOs participate in many of the benefits provided to nonunion employees generally, including vacation and holiday benefits, insurance benefits, disability benefits, and medical and prescription drug programs. We believe these benefits support our overall retention objectives.

Retirement Programs

We provide the retirement benefits described below in order to attract and retain talented executive officers. We believe our retirement programs are reasonable in light of competitive pay practices and the total compensation of our executives.

Tax-Qualified Plans

The Corporation maintains the following tax-qualified retirement programs (together, the “Qualified Plans”):

•	United States Steel Corporation Plan for Employee Pension Benefits, Revision of 2003 (the “Pension Plan”), which is a defined benefit plan; and
•	United States Steel Corporation Savings Fund Plan for Salaried Employees (the “Savings Plan”), which is a 401(k) defined contribution plan.

Participation in the Pension Plan was closed to new entrants on July 1, 2003 and benefits under the plan were frozen for all non-union participants on December 31, 2015. For employees not covered by the Pension Plan, the Corporation makes a contribution to a “Retirement Account” under the Savings Plan, which is in addition to any matching contributions made under the Savings Plan.

In 2015, Mr. Matthews was the only NEO covered by the Pension Plan and the related non-qualified plans described below. All of the NEOs participated in the Savings Plan and, except for Mr. Matthews, received Retirement Account contributions under the Savings Plan and participated in the related non-qualified plans.

Non Tax-Qualified Plans

The Corporation maintains the following non tax-qualified programs (together, the “Non-Qualified Plans”) that are designed to provide retirement benefits to executives and other high-level employees of the Corporation and its affiliates:

•	United States Steel Corporation Non Tax-Qualified Pension Plan (the “Non Tax-Qualified Pension Plan”);
•	United States Steel Corporation Executive Management Supplemental Pension Program (the “Supplemental Pension Program”);
•	United States Steel Corporation Supplemental Thrift Program (the “Supplemental Thrift Program”);
•	United States Steel Corporation Non Tax-Qualified Retirement Account Program (the “Non Tax-Qualified Retirement Account Program”); and
•	United States Steel Corporation Supplemental Retirement Account Program (the “Supplemental Retirement Account Program”).

Benefits under the Non Tax-Qualified Pension Plan and Supplemental Pension Program were frozen on December 31, 2015 when the tax qualified Pension Plan was frozen for all nonunion participants.

The purpose of the Non Tax-Qualified Pension Plan, the Supplemental Thrift Program, and the Non Tax-Qualified Retirement Account Program is to provide benefits that are not permitted to be provided under the Qualified Plans due to certain limits under the Internal Revenue Code. The benefit accrual formulas under these Non-Qualified Plans are approximately equal to the formulas under the respective Qualified Plans.

The purpose of the Supplemental Pension Program and the Supplemental Retirement Account Program is to provide pension benefits based upon compensation paid under our short-term incentive compensation plans, which is excluded under the Qualified Plans. We provide a retirement benefit based on incentive pay to enable our executives (who receive more of their pay in the form of incentive compensation) to receive a comparable retirement benefit.

Benefits under the Supplemental Pension Program and the Supplemental Retirement Account Program are subject to service-based and age-based restrictions. Unless the Corporation consents, benefits under the Supplemental Pension Program are not payable if the executive voluntarily terminates employment (1) prior to age 60 or before completing 15 years of service, or (2) within 36 months of the date coverage under the program commenced. Similarly, unless the Corporation consents, benefits under the Supplemental Retirement Account Program are not payable if the executive voluntarily terminates employment (1) prior to age 55 or before completing 10 years of service (or, if earlier, attaining age 65), or (2) within 36 months of the date coverage under the program commenced. We believe that these restrictions help to support our retention objectives.

32	| United States Steel Corporation | 2016 Proxy Statement

Compensation Discussion and Analysis

For more information on our retirement programs, see the Pension Benefits table and Non-Qualified Deferred Compensation table later in this proxy statement.

Perquisites and Security

As part of the Carnegie Way initiative, we examined the perquisites that historically have been offered to executives, and have eliminated or reduced many of them, and none have been extended to any executive hired after November 2014. We continue to provide a limited number of reasonable perquisites as a recruiting and retention tool and to ensure the health and safety of our key executives. The perquisites available to our NEOs in 2015 are described in the footnotes to the Summary Compensation Table on page 37 of this proxy statement. In general, the perquisites:

•	facilitate the ability of our executives to do their jobs without undue distractions or delays;
•	have clear business-related purposes;
•	ensure accurate personal tax reporting of the financial intricacies of our compensation programs; and
•	provide a measure of security unavailable elsewhere.

The perquisites provided maximize the safe and efficient use of our executives’ time and, by facilitating the development of commercial and other business relationships, provide a significant benefit to the Corporation and its stockholders. The perquisites provided to the NEOs in 2015, other than the CEO, were limited to tax preparation and financial planning, relocation benefits, and physical exams (for the CFO only).

The perquisites we provide include residential and personal security services to employees who are the subject of a credible and specific threat on account of his or her role with the Corporation. The level of security provided depends upon the nature of the circumstance. In 2015, Mr. Longhi was the only NEO who was provided with security services. The Board believes that providing personal security in response to threats arising because of employment by the Corporation is business-related.

We do not provide gross-up payments to cover personal income taxes that may be attributable to any of the perquisites except for (a) relocation and (b) tax equalization and travel related to expatriate assignments. These gross-ups are also provided to non-executive employees.

Change in Control Arrangements

Prior to 2016, the Corporation had entered into individual evergreen change in control agreements with each of its named executive officers and certain other executives. As part of the Committee’s ongoing review of executive compensation trends, it decided to replace the individual agreements with a single change in control plan and issued notices that the agreements would not be renewed. The issuance of the notices caused the agreements to expire as of December 31, 2016 (the “Expiration Date”). At the end

of 2015, each of the named executive officers elected to terminate their change in control agreements prior to the Expiration Date in favor of obtaining coverage under the Corporation’s Change in Control Severance Plan (the “CIC Plan”) that was adopted by the Committee in November 2015. The CIC Plan became effective on January 1, 2016, and generally provides for the payment of severance benefits to certain eligible executives, including each of the named executive officers, in the event their employment with the Corporation terminates involuntarily following a change in control of the Corporation. The CIC Plan provides for substantially similar terms as were provided under the individual agreements.

The CIC Plan enables our executives to evaluate corporate transactional opportunities that may be in the best interests of the Corporation’s stockholders, while limiting concerns about the potential impact of such opportunities on their job security. Under the CIC Plan, payments require a “double trigger,” meaning the named executive officer is eligible for change in control severance payments and benefits in the event that he or she is terminated without cause or voluntarily for good reason in connection with a change in control. In general, upon a change in control and termination each of our named executive officers are entitled to a payment equivalent to a multiple of his or her salary and bonus which is consistent with the severance payment multiples under the prior change in control agreements. For Messrs. Longhi and Burritt and Ms. Folsom, the severance payment multiple is 2.5x, and for Mr. Matthews, is 2x. Mr. Turk left the Corporation in January 2016 and therefore, is no longer covered by the CIC Plan; the severance multiple applicable to Mr. Turk prior to his departure was 2x. The CIC Plan provides for payments and benefits that are substantially similar to the payments and benefits provided under the individual agreements, and also provides the Committee more flexibility to make changes to the benefits in the future based on business needs or executive compensation trends. We do not provide gross-up payments to cover personal income taxes that may be attributable to payments under the CIC Plan. See “Potential Payments Upon Termination or Change in Control” for additional information regarding the quantification of these payments and benefits.

Letter Agreements

In general, the Corporation does not enter into long-term employment agreements with its executives, but may enter into agreements for a limited period of time to attract or retain experienced professionals for high level positions. For Messrs. Longhi, Burritt, Turk, and Ms. Folsom, the Corporation agreed to severance provisions in their offer letters. The severance provisions for Messrs. Longhi and Burritt expired in 2015, and expired in January 2016 for Ms. Folsom. Mr. Turk left the Corporation in January 2016, and severance benefits equal to one-year base salary and target bonus were paid in accordance with his letter agreement. Mr. Turk is currently subject to a one- year non-compete agreement. The Corporation does not have any other agreements with its NEOs.

United States Steel Corporation | 2016 Proxy Statement |	33

Compensation Discussion and Analysis

The Compensation Process

Independent Consultant and Management Input

The Committee retained Pay Governance, LLC as its independent consultant to assist in the evaluation of executive compensation programs and in setting executive officers’ compensation. The use of an independent consultant provides additional assurance that the Corporation’s executive compensation programs are reasonable and consistent with the Corporation’s objectives. The consultant reports directly to the Committee and does not perform services for management without the express approval of the Committee. There were no services performed by the consultant for management in 2015.

The consultant regularly participates in Committee meetings, including executive sessions, and advises the Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards.

With respect to the CEO’s compensation, the Committee makes its determinations based upon its evaluation of the CEO’s performance and with input from its consultant. Each year, the Committee reviews with the Board of Directors the CEO’s goals and objectives, and the evaluation of the CEO’s performance with respect to the prior year’s approved CEO goals and objectives. The CEO does not participate in the presentations to, or discussions with, the Committee in connection with the setting of his compensation.

Tally Sheets

The Committee uses tally sheets to evaluate the total compensation and projected payments to the named executive officers under various termination scenarios. This analysis is undertaken annually to assist the Committee in determining whether the compensation package of each named executive officer is appropriately aligned with our compensation philosophy and the compensation practices of our peers.

Executive Compensation Peer Group

The Committee also considers relevant market pay practices in its decision making process. The Committee uses the peer group data below as a frame of reference to guide executive compensation decisions.

How Peer Group Is Used:
•	serve as a market reference when making compensation decisions and designing program features
•	assess the competitiveness of each element of compensation and compensation in total
•	serve as the standard for evaluating total shareholder return for long-term incentive purposes
•	serve as a reference when analyzing pay-for- performance alignment
How Peer Group Was Selected:

•	large companies primarily from the Materials sector or Industrials sector within the GICS classification codes
•	companies similar in complexity - specifically, companies that have:
	•	revenues that range from half to double that of the Corporation;
	•	capital intensive businesses as indicated by lower asset turnover ratios;
	•	market capitalization reasonably aligned with the Corporation; and
	•	similar employee levels
•	acceptable levels of financial and stockholder performance and a higher company stock price volatility (referred to as “beta”) to align with that of the Corporation
•	elimination of companies with unusual compensation practices (e.g., company founders who receive little or no compensation and companies that are subsidiaries of other companies)

34	| United States Steel Corporation | 2016 Proxy Statement

Compensation Discussion and Analysis

The Corporation’s 2015 peer group included the following 29 companies:

AK Steel Holding Corporation	MeadWestvaco Corporation
Alcoa Inc.	Navistar International Corporation
Allegheny Technologies Inc.	Nucor Corporation
Cliffs Natural Resources Inc.	PACCAR Inc.
Cummins Inc.	Parker-Hannifin Corporation
Deere & Company	PPG Industries Inc.
Eastman Chemical Co.	Reliance Steel & Aluminum Co.
Eaton Corporation plc	Terex Corp.
Freeport-McMoRan Copper & Gold Inc.	Textron Inc.
Hess Corporation	The Goodyear Tire & Rubber Company
Illinois Tool Works Inc.	TRW Automotive Holdings Corp.
Ingersoll-Rand Plc	Union Pacific Corporation
International Paper Company	Weyerhaeuser Co.
Johnson Controls Inc.	Whirlpool Corp.
Masco Corporation

In 2015, Hess Corporation was removed from the peer group for purposes of evaluating performance under the long-term incentive plan, and for 2016, was removed for purposes of benchmarking executive compensation practices.

New Long-Term Incentive Plan Performance Peer Group for 2016

In February 2016, the Committee approved the use of a second peer group that will be used for evaluating long-term performance. Therefore, going forward the Corporation will utilize two peer groups as described below:

•	Executive Compensation Peer Group. The executive compensation peer group will continue to be used to benchmark and assess the competitiveness of the compensation of our named executive officers.

•	Performance Peer Group. The performance peer group, which is more industry focused, is used to evaluate the long- term relative performance of our company for purposes of the relative TSR performance award. The performance peer group is being utilized to evaluate our performance against a targeted group of companies in our industry that we believe we need to outperform to be successful over the long term.

We created the new performance peer group because executive compensation arrangements and practices are influenced by business complexity and company size, and many of our industry competitors are much smaller than U. S. Steel. In setting the executive compensation peer group, the Committee considered a set of broader, industrial peers who might compete with the Corporation for talent as well as companies outside of the material/industrial industry who might attract the Corporation’s talent that is transferable.

The performance peer group consists of twelve domestic companies in the steel industry. The use of a second peer group or index for evaluating TSR is a common practice among our peers. Because steel industry companies have traded differently from many of our large industrial peers since 2012, the use of a second peer group is more appropriate when evaluating relative TSR performance. Peers were selected based on criteria that included:

•	specific domestic steel or steel-related industry;

•	five-year stock price correlation greater than .50; and

•	stock price beta greater than 1.0.

The Performance Peer Group consists of the following companies:

AK Steel Holding Corporation
Allegheny Technologies Incorporated
Carpenter Technology Corporation
Cliffs Natural Resources Inc.
Commercial Metals Company
Nucor Corporation
Olympic Steel Inc.
Reliance Steel & Aluminum Co.
Schnitzer Steel Industries, Inc.
Steel Dynamics, Inc.
TimkenSteel Corporation
Worthington Industries, Inc.

In conjunction with the adoption of the new performance peer group for use in our relative TSR performance award plan, we adopted a negative TSR provision which is explained in further detail in the preceding section entitled “TSR Performance Awards.”

United States Steel Corporation | 2016 Proxy Statement |	35

Compensation Discussion and Analysis

Compensation Policies and Other Considerations

Stock Ownership and Holding Guidelines

We have a comprehensive stock ownership policy designed to align the interests of our executive officers with those of the Corporation’s stockholders. As shown in the table below, our executives are required to accumulate and retain a minimum level of ownership in the Corporation’s common stock based upon the salary midpoint for their position:

Executive	Ownership Requirement(1) (Multiple of Salary Midpoint)
Longhi	6x
Burritt	3x
Folsom	3x
Matthews	3x
Turk	1x
(1)	Unvested restricted stock units count towards the ownership requirement.

Under our stock ownership policy, Mr. Longhi has a stock ownership requirement of six times his salary midpoint. Messrs. Burritt and Matthews and Ms. Folsom each have a stock ownership requirement of three times their salary midpoint. The stock ownership policy requires that an executive must retain 100% of the after-tax value of stock acquired upon the vesting of restricted stock units and performance awards and 100% of the after-tax value of shares issued upon the exercise of stock options until the ownership requirement is satisfied. All of the NEOs are in compliance with the terms of the policy.

Anti-Hedging and Pledging

We have a policy that prohibits all directors and employees, including the named executive officers, from engaging in any transaction that is designed to hedge or offset any decrease in our stock price. Our anti-pledging policy prohibits directors and executive officers, including the named executive officers, from pledging our stock as collateral for a loan or holding shares in a margin account.

Clawback Policy

The Board has adopted a policy setting forth procedures to recover payment if an executive engaged in any fraud or misconduct, including gross negligence that caused or partially caused the need for a material restatement of the Corporation’s publicly filed financial results. For any periods as to which a performance-based award was paid or credited to the executive, such award shall be subject to reduction, cancellation or reimbursement to the Corporation at the Board’s discretion. This policy is set forth in our Corporate Governance Principles which are available on our website www.ussteel.com.

Compensation and Risk Management

The Committee’s compensation consultant annually performs a risk assessment of our executive compensation program and, based on its most recent review, the consultant has determined that our compensation program contains a variety of features that mitigate unnecessary risk taking, including the following:

•	Compensation Mix: Executive officers receive a mixture of short-term and long-term incentives in addition to base salary. Long-term incentives, which are paid mostly in equity, make up the majority of our executives’ compensation;

•	Capped Awards: Payments under our short-term incentive plan are capped at 233% of target and our performance awards are capped at 200% of target;

•	Performance Metrics: Different metrics are used in the short- term and long-term incentive programs; and

•	Stock Ownership: Executive officers are required to own a significant amount of common stock determined as a multiple of their salary midpoint.

For these reasons, the Committee concluded that our 2015 compensation programs discourage executives from taking excessive risks and encourage them to act in the best interests of the Corporation’s stockholders.

Accounting and Tax Considerations

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences to the Corporation. Tax consequences, including but not limited to tax deductibility by the Corporation, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof) that are beyond the control of the Corporation. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by the Corporation. For a detailed discussion of the accounting impacts on various elements of long-term incentive compensation, see footnote 14 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016.

36	| United States Steel Corporation | 2016 Proxy Statement

Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain compensation information for U. S. Steel’s Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the three other most highly compensated executive officers (referred to as “Named Executive Officers” or “NEOs”) who rendered services to U. S. Steel and its subsidiaries during 2015.

Name	Year(1)	Bonus(2) ($)	Salary(3) ($)	Stock Awards(4)(5) ($)	Option Awards(4)(6) ($)	Non-Equity Incentive Plan Compensation(7) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(8) ($)	All Other Compensation(9) ($)	Total ($)
Mario Longhi	2015	—	$1,428,750	$4,374,953	$1,749,972	—	N/A	$1,054,990	$8,608,665
President & Chief	2014	—	$1,186,250	$6,028,882	$1,507,036	$4,007,981	N/A	$481,364	$13,211,513
Executive Officer	2013	—	$933,337	$2,097,684	$1,894,134	$477,400	N/A	$239,101	$5,641,656
David B. Burritt	2015	—	$780,250	$1,375,213	$549,991	—	N/A	$291,041	$2,996,495
Executive Vice President &	2014	—	$715,750	$2,000,054	$499,962	$1,558,261	N/A	$137,341	$4,911,368
Chief Financial Officer	2013	—	$233,333	$1,749,993	$1,249,986	$79,567	N/A	$41,305	$3,354,184
Suzanne R. Folsom	2015	—	$668,750	$712,364	$285,036	—	N/A	$474,546	$2,140,696
General Counsel, Chief Compliance Officer & Senior Vice President - Government Affairs	2014	$255,000	$506,775	$1,117,794	$447,985	$1,046,500	N/A	$185,167	$3,559,221
Douglas R. Matthews	2015	—	$537,000	$557,600	$222,988	—	$399,272	$45,340	$1,762,200
Senior Vice President- Industrial, Service	2014	—	$518,750	$892,866	$222,967	$882,000	$1,491,171	$43,745	$4,051,499
Center and Mining	2013	—	$477,708	$470,012	$187,598	$128,340	$308,658	$52,136	$1,624,452
Solutions
Geoff M. Turk	2015	—	$441,750	$487,691	$98,994	—	N/A	$658,343	$1,686,778
Vice President-
Service Center
Solutions
(1)	Amounts are not reported for 2014 and 2013 if the executive was not an NEO in those years.

(2)	Bonus includes cash hiring incentive.

(3)	Salaries provided reflect the actual amount earned in each year. Salary for Mr. Burritt in 2013 reflects his hire date of September 1, 2013. Salary in 2014 for Ms. Folsom reflects her hire date of January 27, 2014.

(4)	Stock and option award grant date values are computed in accordance with Accounting Standard Codification Topic 718 (ASC 718), as described in footnote 14 to the financial statements included in the Corporation’s Annual Report on Form 10-K for the year-ended December 31, 2015 which was filed with the SEC on February 29, 2016. The Stock Awards column includes restricted stock units and performance awards that are reported at the target number of shares and the grant date fair value of such awards includes a factor for the probable performance outcome of the portion of performance awards which are based on TSR, and excludes the effect of estimated forfeitures. The maximum payout for the performance awards is 200% of target. The following table reflects the grant date fair value of these performance awards, as well as the maximum grant date fair value of these performance awards based on the closing price of the Corporation’s stock on the grant date if, due to the Corporation’s performance during the applicable performance period, the performance awards vested at their maximum level:

	Grant Date Fair Value of Performance Awards			Maximum Value of Performance Awards
Name	2013 ($)	2014 ($)	2015 ($)	2013 ($)	2014 ($)	2015 ($)
M. Longhi	$623,270	$4,522,000	$2,625,000	$1,246,540	$9,044,000	$5,250,000
D. B. Burritt	N/A	$1,500,000	$825,000	N/A	$3,000,000	$1,650,000
S. R. Folsom	N/A	$670,000	$427,500	N/A	$1,340,000	$855,000
D. R. Matthews	$257,516	$670,000	$334,500	$515,032	$1,340,000	$669,000
G. M. Turk(a)	N/A	N/A	$148,500	N/A	N/A	$297,000

(a)	Mr. Turk was not a NEO and received no performance award grants prior to 2015.

United States Steel Corporation | 2016 Proxy Statement |	37

Executive Compensation Tables

(5)	The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for the NEOs is $24.78 for our 2015 restricted stock unit grants, $24.29 per share for our 2014 restricted stock unit grants, and $18.64 for our 2013 restricted stock unit grants. For 2015, performance award grants were granted in two portions, one cash grant based on a 3-year weighted average return on capital employed measure and disclosed in the Grants of Plan-Based Awards table, and the second equity grant based on a total shareholder return measure. For 2014, performance award grants were granted in two portions, one equity grant based on a 3-year weighted average return on capital employed measure, and the second equity grant based on a total shareholder return measure. 2013 awards are based on total shareholder return. The grant date fair market value used to calculate the 2015 performance awards based on TSR is $24.95; $23.71 per share for our 2014 performance awards based on ROCE; $21.99 per share for our 2014 TSR shares, and $21.26 per share for our 2013 performance award grants. Ms. Folsom also received a 2014 hiring grant of equity which consisted of 8,800 restricted stock units and 20,000 stock options. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Ms. Folsom’s new hire grant is $25.56 per share for the restricted stock units and $11.25 per share for the stock options. For further detail, see our Annual Report on Form 10-K for the year-ended December 31, 2015, financial statement footnote 14.

(6)	The grant date fair market value used to calculate compensation expense in accordance with ASC 718, is $10.04 per share for our 2015 stock option grants; $9.93 per share for our 2014 stock option grants, and $8.50 per share for our 2013 stock option grants. For further detail, see our report on Annual Report on Form 10-K for the year-ended December 31, 2015, Financial Statement footnote 14.

(7)	The Non-Equity Incentive Plan Compensation benefits are short-term incentive awards and represent the aggregate amount of incentive awards earned pursuant to the Corporation’s Annual Incentive Compensation Plan (“AICP”).

(8)	These amounts represent the aggregate increase in actuarial value on an accumulated benefit obligation (ABO) basis that accrued to each Named Executive Officer in 2015 under the Corporation’s retirement plans and programs, calculated using the same assumptions used for the Corporation’s annual financial statements except that retirement age is assumed to be the normal retirement age for the respective plans. Key assumptions, and the present value of the accumulated benefits for each executive reflecting all benefits earned as of December 31, 2015 by the executive under each plan and letter agreement, are shown under the 2015 Pension Benefits table. The values reported in the earnings column of the 2015 Nonqualified Deferred Compensation table are not included here because the earnings are not above-market and are not preferential. These amounts exclude any benefits to be paid from plans of formerly affiliated companies.

(9)	Components of “All Other Compensation” are as follows:

		ALL OTHER COMPENSATION
Name	Year	U. S. Steel Savings Plan Contributions(a)	Non Qualified Defined Contribution Plan Accruals(b)	Perquisites(c)	TOTAL
M. Longhi	2015	$37,100	$510,747	$507,143	$1,054,990
D. B. Burritt	2015	$33,401	$212,187	$45,453	$291,041
S. R. Folsom	2015	$31,292	$154,630	$288,624	$474,546
D. R. Matthews	2015	$15,900	$16,320	$13,120	$45,340
G. M. Turk	2015	$30,844	$71,063	$556,436	$658,343

(a)	U. S. Steel Savings Plan Contributions include: (i) employer matching contributions that were made in the form of the Corporation’s common stock and (ii) other non-elective employer contributions known as Retirement Account contributions that were made to the executive’s account in the U. S. Steel Savings Plan (a federal income tax-qualified defined contribution plan also known as a “401(k) plan”) during the most recently completed fiscal year. The U. S. Steel Savings Plan is available to all non-represented, domestic employees of U. S. Steel and certain of its subsidiaries and affiliates. The plan is designed to allow employees to supplement their retirement income. Employee contributions are voluntary and may commence the month following the employee’s hire date. The Corporation matches the employee contributions up to certain limits. Eligible employees who are not covered by the U. S. Steel Pension Plan, including Messrs. Longhi, Burritt and Turk and Ms. Folsom, automatically receive Retirement Account contributions.

(b)	The Non Qualified Defined Contribution Plan Accruals include accruals under the following programs:

	•	The Supplemental Thrift Program, in which benefits accrue in the form of phantom shares of U.S. Steel common stock equal to the portion of the Corporation’s matching contributions to the U. S. Steel Savings Plan that cannot be provided due to the statutory limits on covered compensation and annual contributions.

	•	The Non Tax-Qualified Retirement Account Program, which provides book accruals equal to the amount of Retirement Account contributions that cannot be provided under the U. S. Steel Savings Plan due to the statutory limits on covered compensation and annual contributions.

	•	The Supplemental Retirement Account Program, which provides book accruals equal to the applicable Retirement Account contribution rate (8.5% for Messrs. Longhi, Burritt, Turk and Ms. Folsom ) under the U. S. Steel Savings Plan multiplied by incentive compensation paid under our short-term incentive compensation programs or similar plans.

Messrs. Longhi, Burritt, Turk and Ms. Folsom accrued benefits under each of the above plans. Mr. Matthews accrued benefits only under the Supplemental Thrift Program.

(c)

Types of perquisites available to the NEOs include personal use of corporate aircraft and automobiles, limited club memberships, financial planning and tax preparation services, company-paid physicals, limited personal use of corporate properties, tickets to entertainment and sporting events, company matching contributions to charities, relocation expenses and residential and personal security services. The amounts disclosed above are calculated using the aggregate incremental costs related to the perquisites received by the NEOs in 2015. The aggregate incremental cost of the personal use of corporate aircraft is calculated using the rate per flight hour for the type of corporate aircraft used. The rates are published twice per year by a nationally recognized and independent service. The calculated incremental costs for personal flights include the costs related to all flight hours flown in connection with the personal use. The Corporation consistently applies allocation methods for flights that are not entirely either business or personal. Not included in All Other Compensation are the values of dividends paid on restricted stock awards because these amounts are considered in determining the grant date fair market value shown under the “Stock Awards” column of the Summary Compensation Table. Mr. Longhi’s 2015 personal aircraft usage totaled $210,458. During 2015, Mr. Longhi received personal security detail in the amount of $275,936. Mr. Burritt received relocation benefits in the amount of $33,851 which includes a gross up amount of $11,470. Ms. Folsom received relocation benefits in the amount of $272,212, which includes a gross up amount of $112,254. Mr. Turk received relocation benefits in the amount of $543,475, which includes a gross up amount of $267,374.

38	| United States Steel Corporation | 2016 Proxy Statement

Executive Compensation Tables

Grants of Plan-Based Awards

The following table summarizes the grant of non-equity incentive compensation and equity based incentive compensation to each Named Executive Officer in 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Closing Price on Grant	Grant Date Fair Value of Stock and Option
Name	Plan Name(1)	Grant Date(2)	Threshold(4) ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(6) (#)	Options(7) (#)	Awards(8) ($/Share)	Date ($/Share)	Awards(9) ($)
M. Longhi	AICP	2/24/2015	$1,071,563	$2,143,125	$5,119,390	—	—	—	—	—	—	—	—
	LTIP	2/24/2015	$1,312,500	$2,625,000	$5,250,000	52,605	105,210	210,420	70,620	174,300	$24.78	$25.13	$6,124,925
D. B. Burritt	AICP	2/24/2015	$390,125	$780,250	$1,863,822	—	—	—	—	—	—	—	—
	LTIP	2/24/2015	$412,500	$825,000	$1,650,000	16,535	33,070	66,140	22,200	54,780	$24.78	$25.13	$1,925,204
S. R. Folsom	AICP	2/24/2015	$267,500	$535,000	$1,277,981	—	—	—	—	—	—	—	—
	LTIP	2/24/2015	$213,750	$427,500	$855,000	8,565	17,130	34,260	11,500	28,390	$24.78	$25.13	$997,399
D. R. Matthews	AICP	2/24/2015	$214,800	$429,600	$1,026,207	—	—	—	—	—	—	—	—
	LTIP	2/24/2015	$167,250	$334,500	$669,000	6,705	13,410	26,820	9,000	22,210	$24.78	$25.13	$780,588
G. M. Turk	AICP	2/24/2015	$143,569	$287,138	$685,900	—	—	—	—	—	—	—	—
	LTIP	2/24/2015	$74,250	$148,500	$297,000	2,975	5,950	11,900	13,690	9,860	$24.78	$25.13	$586,685

(1)	AICP refers to the Corporation’s Annual Incentive Compensation Plan. LTIP refers to the Long-Term Incentive Compensation Program under the United States Steel Corporation 2005 Stock Incentive Plan.

(2)	The grant date for the AICP represents the date that the Compensation & Organization Committee (the “Committee”) established the annual incentive targets for the 2015 performance period.

(3)	Our NEOs received non-equity incentive compensation under the AICP and LTIP. For a discussion of the plans, the 2015 performance targets and the 2015 award amounts, see the “Compensation Discussion and Analysis” section of this proxy statement.

(4)	The calculated threshold is based upon the lowest possible payouts for income from operations (30% of target) and cash flow (20% of target) for a combined threshold of 50%. In addition, if the safety goal is met, 5% will be added to the award payout. Individual performance is also considered and can increase an award by up to 30% or reduce or eliminate the award.

(5)	Performance award grants were made on February 24, 2015 to all NEOs. For 2015, performance awards represent 60% of the total annual grant value, with half of the award value granted in cash based on the Corporation’s three-year average return of capital employed (ROCE) as the performance measure, and the other half of the award value granted in equity based on total shareholder return (“TSR”). Vesting is performance-based and will occur, if at all, following the end of the three-year performance period (the “performance period”) on the date the Committee meets to determine the Corporation’s actual performance for the performance period. The payout is based upon the three-year average ROCE for the period for one portion, and the rank of our total shareholder return compared to the total shareholder returns for the companies in the peer group for the other portion. Performance awards do not pay dividends or carry voting privileges. Executives may receive grants of options and restricted stock units in addition to performance awards under the LTIP. We have not engaged in any repricing or other material modification of any outstanding options or other equity-based award under the plan.

(6)	Restricted stock unit grants were made on February 24, 2015 to all NEOs. The units are time-based awards and vest over a three-year period with one-third of the granted shares vesting on February 24, 2016; an additional one-third of the shares vesting on February 24, 2017; and the remaining one-third of the shares vesting on February 24, 2018, subject in each case to continued employment on the vesting dates.

(7)	Option grants were made on February 24, 2015 to all NEOs. The option grants are time-based, with a ten-year term and vest over a three-year period with one-third of the granted shares vesting on February 24, 2016; an additional one-third of the shares vesting on February 24, 2017; and the remaining one-third of the shares vesting on February 24, 2018, subject in each case to continued employment on the vesting dates.

(8)	Exercise Price of Option Awards represents the fair market value on the date of grant.
(9)	This column represents the full grant date fair market value for the equity incentive awards, stock awards and option awards, calculated in accordance with ASC 718. The restricted stock units accrue dividends at a non-preferential rate ($0.05) per share (as of the last announced dividend) that are paid when the underlying restricted stock units vest. The value of these dividends is reflected in the fair market value of the restricted stock unit grant. Restricted stock units carry no voting privileges. The target number of TSR performance awards is also based on the fair market value on the date of grant and includes a factor predicting the probable outcome of the performance goal for the grant. The factor for the 2015 performance award grant was 100.687%, determined by a third-party consultant using a binomial calculation. The maximum payout for the performance awards is 200% of target. Accordingly, if maximum share payouts were achieved for such performance awards, the aggregate grant date fair value for such awards would be twice the target amount disclosed in the table related to such performance awards.

United States Steel Corporation | 2016 Proxy Statement |	39

Executive Compensation Tables

Outstanding Equity Awards at 2015 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
M. Longhi	7/3/2012	54,500	—	$21.630	7/3/2022	—	—	—	—
	5/28/2013	35,633	17,817	$25.000	5/28/2023	9,200	$73,416	0	0
	9/1/2013	117,360	58,680	$25.000	9/1/2023	17,534	$139,921	—	—
	2/25/2014	—	—	—	—	—	—	0	0
	2/25/2014	—	—	—	—	—	—	89,638	$715,314
	5/27/2014	50,580	101,160	$24.285	5/27/2024	41,367	$330,109	—	—
	2/24/2015	—	174,300	$24.780	2/24/2025	70,620	$563,548	0	0
D. B. Burritt	9/3/2013	101,873	50,937	$25.000	9/3/2023	50,230	$400,835	—	—
	2/25/2014	—	—	—	—	—	—	0	0
	2/25/2014	—	—	—	—	—	—	29,732	$237,263
	5/27/2014	16,780	33,560	$24.285	5/27/2024	13,727	$109,541	—	—
	2/24/2015	—	54,780	$24.780	2/24/2025	22,200	$177,156	0	0
S. R. Folsom	1/27/2014	6,666	13,334	$25.560	1/27/2024	5,867	$46,819	—	—
	2/25/2014	—	—	—	—	—	—	0	0
	2/25/2014	—	—	—	—	—	—	13,282	$105,992
	5/27/2014	7,483	14,967	$24.285	5/27/2024	6,120	$48,838	—	—
	2/24/2015	—	28,390	$24.780	2/24/2025	11,500	$91,770	0	0
D. R. Matthews	5/30/2006	1,074	—	$65.400	5/30/2016	—	—	—	—
	5/29/2007	1,480	—	$109.315	5/29/2017	—	—	—	—
	5/27/2008	1,600	—	$169.225	5/27/2018	—	—	—	—
	5/26/2009	11,660	—	$29.805	5/26/2019	—	—	—	—
	5/25/2010	7,680	—	$45.650	5/25/2020	—	—	—	—
	5/31/2011	10,730	—	$45.805	5/31/2021	—	—	—	—
	5/29/2012	19,960	—	$22.305	5/29/2022	—	—	—	—
	5/28/2013	14,720	7,360	$25.000	5/28/2023	3,800	$30,324	0	0
	2/25/2014	—	—	—	—	—	—	0	0
	2/25/2014	—	—	—	—	—	—	13,282	$105,992
	5/27/2014	7,483	14,967	$24.285	5/27/2024	6,120	$48,838	—	—
	2/24/2015	—	22,210	$24.780	2/24/2025	9,000	$71,820	0	0
G. M. Turk	5/27/2014	11,630	23,260	$24.285	5/27/2024	24,664	$196,819	—	—
	2/24/2015	—	9,860	$24.780	2/24/2025	13,690	$109,246	0	0

(1)	All options vest in equal increments on the first three anniversaries of the date of grant, subject in each case to employment on the respective vesting dates or to pro rata vesting for retirement during the vesting period.

(2)	All restricted stock units vest in equal increments on the first three anniversaries of the date of grant, subject in each case to employment on the respective vesting dates or to pro rata vesting for retirement during the vesting period; except for the restricted stock unit retention grant (27,400 units awarded to Mr. Burritt and 30,280 units awarded to Mr. Turk, pursuant to their offer letters), which is conditioned on continued employment with the Corporation and are subject to three-year cliff vesting from the date of grant.

(3)	Value is based on $7.98 per share, which was the closing price of the stock on December 31, 2015.
(4)	Performance awards granted in 2013 is based on TSR during a three-year performance period relative to a group of peer companies and continued employment (pro rata vesting on the vesting date applies to retirement during the performance period, assuming the performance goals are accomplished). For 2014 and 2015, performance awards represent 60% of the total annual grant value, with half of the award value granted based on the Company’s three-year average ROCE as the performance measure, and the other half of the award value based on TSR. Using stock prices and dividends reported since the beginning of the respective performance periods, we estimate that, through December 31, 2015, the Corporation has performed at the 11th percentile relative to the peer group for the 2015 award, at the 14th percentile for the 2014 award, and at the 14th percentile for the 2013 award. For the 2015 ROCE cash grant and 2014 ROCE equity grant, we estimate that, through December 31, 2015, the Corporation performed below the target performance level.

40	| United States Steel Corporation | 2016 Proxy Statement

Executive Compensation Tables

Option Exercises and Stock Vested in 2015

The following table illustrates for each Named Executive Officer, on an aggregate basis, the value realized from the exercise of stock options and from the vesting of restricted stock awards and performance awards in 2015.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
M. Longhi	—	—	66,383	$1,385,851
D. B. Burritt	—	—	29,693	$537,876
S. R. Folsom	—	—	5,993	$137,684
D. R. Matthews	—	—	10,424	$255,434
G. M. Turk	—	—	2,036	$49,984

(1)	The Stock Awards column includes the vesting of restricted stock grants during 2015.

(2)	Value before taxes and exercise costs.

Pension Benefits

The following table illustrates the actuarial present value of pension benefits accumulated by Named Executive Officers as of December 31, 2015. Messrs. Longhi, Burritt, and Turk and Ms. Folsom are not eligible to participate in the Corporation’s defined benefit pension plans.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)
D. R. Matthews	U. S. Steel Pension Plan	25	$1,142,931
	Non Tax-Qualified Pension Plan	25	$918,386
	Supplemental Pension Program	25	$1,967,064
	Total	—	$4,028,381

(1)	Service shown represents credited service years (rounded) used to calculate accrued benefits as of December 31, 2015.

(2)

Accumulated benefit at December 31, 2015. The present value of accumulated benefits is calculated using the assumptions used in the preparation of the Corporation’s financial statements contained in the Annual Report on Form 10-K, except that retirement age is assumed to be the normal retirement age for the respective plans. Key assumptions used for the calculations in this table and in the Summary Compensation Table include a 4.25% discount rate for the 2015 calculations (3.75% for 2014 and 4.5% for 2013); a lump sum rate assumption of 3.0% for 2015 (3.0% for 2014 and 3.0% for 2013) assuming the Section 417(e) minimum was not applicable; a 100% lump sum benefit election for all plans; and unreduced benefit ages, which at December 31, 2015, are age 62 for the U. S. Steel Pension Plan and age 60 for the Non Tax-Qualified Pension Plan and the Supplemental Pension Program.

U. S. Steel Pension Plan

The United States Steel Corporation Plan for Employee Pension Benefits, Revision of 2003 (“U. S. Steel Pension Plan”) provides defined benefits for substantially all non-represented, domestic employees who were hired before July 1, 2003. Messrs. Longhi, Burritt, and Turk who were hired in 2012, 2013, and 2014 respectively, and Ms. Folsom, who was hired in 2014, are not participants in the U. S. Steel Pension Plan and the related nonqualified plans. Mr. Matthews is a participant under the U. S. Steel Pension Plan and the related non-qualified plans. Benefits under the U. S. Steel Pension Plan and the related non qualified plans described below were frozen for all non-union participants on December 31, 2015.

The U. S. Steel Pension Plan is designed to provide eligible employees with replacement income during retirement. The two primary benefits provided to non-represented employees are based on final earnings (the “Final Earnings Benefit”) and career earnings (the “Career Earnings Benefit”) formulas. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pension payments. The Internal Revenue Code (the “Code”) limits the amount of pension benefits that may be paid from tax- qualified pension plans.

The Final Earnings Benefit component is based on a formula using a specified percentage (dependent on years of service) of average monthly earnings which is determined from the five consecutive 12-month calculation periods in which the employee’s aggregate earnings were the highest during the last ten 12-month calculation periods of continuous service prior to retirement. Incentive compensation is not considered

United States Steel Corporation | 2016 Proxy Statement |	41

Executive Compensation Tables

when determining average monthly earnings. Eligibility for an unreduced Final Earnings Benefit under the U. S. Steel Pension Plan is based on attaining at least 30 years of credited service or at least age 62 with 15 years of credited service. In addition to years of service and earnings while employed by the Corporation, service and earnings for certain purposes include those accrued while working for certain affiliated companies.

The annual normal retirement benefit under the Career Earnings Benefit component is equal to 1.3% of total career earnings. Incentive compensation is not considered when determining total career earnings. Career Earnings Benefits commenced prior to attaining normal retirement or age 62 with 15 years of service, but after attaining age 58, are subject to an early commencement reduction equal to one-quarter of one percent for each month the commencement of pension payments precedes the month in which the participant attains the age of 62 years and one month. Career Earnings Benefits commenced prior to attaining age 58 are based on 1.0% of total career earnings and subject to a larger early commencement reduction. If he had retired on December 31, 2015, Mr. Matthews’ annual Career Earnings Benefits would have been reduced by 59.59%.

Benefits accrued for each executive for the purpose of calculating both the Final Earnings and Career Earnings Benefits are limited to the executive’s unreduced base salary and foreign service premium, if any, subject to the compensation limit under the Code.

U. S. Steel Pension Plan Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned by the executives under the U. S. Steel Pension Plan. Assumptions used in the calculations include an unreduced benefit age of 62, the election of a lump sum option, and estimated career earnings and final average earnings as of December 31, 2015. Estimated final average earnings were developed based on the average of the actual monthly salaries paid in the highest five consecutive 12 month periods during the ten years preceding December 31, 2015.

The salary amounts include base salary, excluding incentive compensation. For these calculations, the executive’s unreduced base salary is used to the extent necessary to avoid the adverse effects of the temporary reduction in base salary that was effective between July 1, 2009 and July 1, 2010. The number of years of credited service in the 2015 Pension Benefits table shows the number of years earned and used to calculate the accrued benefits reported.

Non Tax-Qualified Pension Plan

The purpose of the United States Steel Corporation Non Tax- Qualified Pension Plan (“Non Tax-Qualified Pension Plan”) is to compensate individuals for the loss of benefits under the U. S. Steel Pension Plan that occur due to certain limits established or required under the Code. The amount payable under the Non Tax-Qualified Pension Plan is equal to the difference between the benefits the executive actually receives under the U. S. Steel Pension Plan and the benefits that the executive would have received under the U. S. Steel Pension Plan except for the limitations imposed by the Code. Benefits under the Non Tax- Qualified Pension Plan were frozen on December 31, 2015.

Benefits paid under the Non Tax-Qualified Pension Plan are in the form of an actuarially determined lump sum distribution of the benefits payable to the executive upon termination of employment, subject to the six-month waiting period under Section 409A of the Code for specified employees.

Non Tax-Qualified Pension Plan Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned by the executives under the Non Tax-Qualified Pension Plan and was based on the same provisions and eligibility status as determined under the U. S. Steel Pension Plan. Assumptions used in the calculations include an unreduced benefit age of 60, the election of a lump sum option, and estimated career earnings and final average earnings as of December 31, 2015.

Supplemental Pension Program

The purpose of the United States Steel Corporation Executive Management Supplemental Pension Program (the “Supplemental Pension Program”) is to provide a pension benefit for executives and certain non-executives who participate in the U. S. Steel Pension Plan with respect to compensation paid under the short-term incentive compensation plans of the Corporation, its subsidiaries, and its joint ventures. Benefits under the Supplemental Pension Program were frozen on December 31, 2015.

Executives with at least 15 years of continuous service become eligible to receive a benefit under the Supplemental Pension Program at retirement or termination of employment. Benefits will not be payable under the program with respect to an executive who (a) terminates employment prior to age 60 or (b) terminates employment within 36 months of the date coverage under the Supplemental Pension Program begins, unless, in either case, the Corporation consents to the termination; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Distributions are subject to the six-month waiting period under Section 409A of the Code for specified employees.

An executive’s average earnings are used to calculate the benefit under the Supplemental Pension Program and are defined as the average monthly earnings derived from the

42	| United States Steel Corporation | 2016 Proxy Statement

Executive Compensation Tables

total short-term incentive (described as Non-Equity Incentive Plan Compensation in the Summary Compensation Table in this proxy statement) paid or credited to the executive under the Annual Incentive Compensation Plan with respect to the three calendar years for which total short-term incentive payments were the highest out of the last ten consecutive calendar years prior to the executive’s termination. Short-term incentive payments payable for the calendar year in which termination occurs would be considered if such payment produces average earnings greater than that determined at termination. Benefits are paid as an actuarially determined lump sum. Such lump sum cannot be less than the lump sum value determined using the executive’s highest monthly accrued benefit under the Supplemental Pension Program.

Supplemental Pension Program Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned through December 31, 2015 by an executive under the Supplemental Pension Program. Assumptions used in the calculations include a normal retirement age of 60, a lump sum payment, and average earnings as of December 31, 2015. Credited service under the Supplemental Pension Program is the same as under the U. S. Steel Pension Plan.

Non-Qualified Deferred Compensation

The following table provides information with respect to accruals for each NEO under the Corporation’s non-qualified defined contribution plans in 2015. 2015 Year-End Aggregate Balances are as of December 31, 2015.

Executive	Plan Name	2015 Company Contributions/ Accruals(1)	2015 Aggregate Earnings(2)	2015 Year-End Aggregate Balance
M. Longhi	Supplemental Thrift Program	$71,150	$(109,599)	$75,913
	Non Tax-Qualified Retirement Account Program	$98,919	$(3,124)	$255,113
	Supplemental Retirement Account Program	$340,678	$(11,582)	$401,373
	Total	$510,747	$(124,305)	$732,399
D. B. Burritt	Supplemental Thrift Program	$34,401	$(33,080)	$29,423
	Non Tax-Qualified Retirement Account Program	$45,333	$(979)	$85,397
	Supplemental Retirement Account Program	$132,452	$(4,326)	$135,160
	Total	$212,186	$(38,385)	$249,980
S. R. Folsom	Supplemental Thrift Program	$28,000	$(20,271)	$21,988
	Non Tax-Qualified Retirement Account Program	$37,677	$(912)	$60,084
	Supplemental Retirement Account Program	$88,953	$(3,748)	$85,205
	Total	$154,630	$(24,931)	$167,277
D. R. Matthews	Supplemental Thrift Program	$16,320	$(44,873)	$29,299
G. M. Turk	Supplemental Thrift Program	$14,340	$(6,284)	$10,897
	Non Tax-Qualified Retirement Account Program	$18,870	$(175)	$23,017
	Supplemental Retirement Account Program	$37,853	$(1,595)	$36,258
	Total	$71,063	$(8,054)	$70,172

(1)	Accruals are included in the All Other Compensation column of the Summary Compensation Table (See footnote 9 to that table for more detail.) Accruals in prior years have been reported in prior years under All Other Compensation in the Summary Compensation Table.

(2)	Determined by taking the balance at the end of 2015, less 2015 accruals, less the balance at the beginning of 2015, and adding dividend equivalents.

Supplemental Thrift Program

The purpose of the United States Steel Corporation Supplemental Thrift Program (the “Supplemental Thrift Program”) is to compensate individuals for the loss of matching contributions by the Corporation under the U. S. Steel Savings Plan that cannot be provided due to the statutory limits on covered compensation (which limit was $265,000 in 2015) and combined Corporation and individual annual contributions (which limit was $53,000 in 2015). Under the Supplemental Thrift Program, executives accrue benefits in the form of phantom shares of U. S. Steel common stock. In the aggregate, the benefit accruals under the Supplemental Thrift Program and the matching contributions under the U. S. Steel Savings Plan may equal up to six percent of the executive’s eligible base salary.

An executive receives a lump sum distribution of the benefits payable under this program upon his or her (a) termination of employment with five or more years of continuous service, (b) termination of employment, prior to attaining five years of continuous service, with the consent of the Corporation, or (c) pre-retirement death, subject to the six-month waiting period under Section 409A of the Code for specified employees.

United States Steel Corporation | 2016 Proxy Statement |	43

Executive Compensation Tables

Non Tax-Qualified Retirement Account Program

The purpose of the United States Steel Corporation Non Tax-Qualified Retirement Account Program is to compensate individuals for the loss of Retirement Account contributions that cannot be provided under the U. S. Steel Savings Plan due to the statutory limits on covered compensation (which limit was $265,000 in 2015) and combined Corporation and individual annual contributions (which limit was $53,000 in 2015). In general, the Retirement Account contributions are non-elective employer contributions that are made on behalf of each eligible employee who was hired, or rehired, after participation in the U. S. Steel Pension Plan was frozen on July 1, 2003. Accordingly, Messrs. Longhi, Burritt and Turk and Ms. Folsom participate in the Non Tax-Qualified Retirement Account Program. Mr. Matthews does not participate in the Non Tax-Qualified Retirement Account Program because he was hired prior to July 1, 2003.

Under the Non Tax-Qualified Retirement Account Program, accrued benefits are recorded in a notional account and credited with earnings as if the account had been invested in the U. S. Steel Savings Plan. In the aggregate, benefit accruals under this program and the Retirement Account contributions under the U. S. Steel Savings Plan shall equal 8.5% of eligible base salary for Messrs. Longhi, Burritt and Turk and Ms. Folsom.

Benefits under this program are payable in a lump sum distribution following the termination of employment (a) after completing three years of continuous service, or (b) prior to completing three years of continuous service, with the consent of the Corporation; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Payments are subject to the six-month waiting period under Section 409A of the Code for specified employees.

Supplemental Retirement Account Program

The purpose of the Supplemental Retirement Account Program is to provide Retirement Account contributions with respect to compensation paid under the short-term incentive compensation plans of the Corporation, its subsidiaries, and its joint ventures. Of the NEOs, only Messrs. Longhi, Burritt, and Turk and Ms. Folsom participate in the program.

Accrued benefits under the Supplemental Retirement Account Program are recorded in a hypothetical account and credited with earnings as if the account had been invested in the U. S. Steel Savings Plan. Executives who complete at least 10 years of continuous service (or, if earlier, attain age 65) become eligible to receive a benefit under the Supplemental

Retirement Account Program at retirement or termination of employment. Benefits will not be payable under the program with respect to an executive who (a) terminates employment prior to age 55 or (b) terminates employment within 36 months of the date coverage under the program begins, unless the Corporation consents to the termination; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Benefits under the Supplemental Retirement Account Program are payable in the form of a lump sum distribution following termination of employment, subject to the six-month waiting period under Section 409A of the Code for specified employees.

44	| United States Steel Corporation | 2016 Proxy Statement

Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The compensation and benefits payable to our executives upon termination vary depending upon the event triggering the termination and the executive’s relevant employment facts at the time of termination. For purposes of the tables and discussions included in this section, we have assumed the following termination scenarios (the column references are to the columns in the tables that follow):

Termination Scenarios

Voluntary Termination (with Consent) or Retirement - (Column A)

This termination scenario assumes retirement pursuant to a retirement plan. Benefits under the Supplemental Pension Program are not payable to an executive who voluntarily terminates employment prior to age 60, unless the Corporation consents to such termination. We have assumed the Corporation’s consent to retire prior to age 60 under this scenario; however, the Corporation usually reserves its consent for an executive who has served the Corporation well, is not leaving for an opportunity at another company, and is not leaving prior to the development of his or her successor.

With respect to long-term incentives, the Compensation & Organization Committee (the “Committee”) has discretion to terminate unvested awards upon termination and certain vested option awards if the executive retires before the age of 65. While the Committee reserves the right to decide these matters on a case-by-case basis, its practice has been to prorate the vesting of the shares scheduled to vest during the current vesting period for the time employed during the current vesting period (for example, in the case of stock options and restricted stock units, seven months worked during the twelve-month vesting period from June 2014 to May 2015 would result in a vesting of seven-twelfths of the number of shares scheduled to vest in May 2015, with no such pro rata vesting for the shares scheduled to vest after May 2015). Given our assumption under this scenario that the Committee has consented to the executive’s retirement, the pro rata vesting discussed above has been applied to the calculations in the table below.

Voluntary Termination (Without Consent) or Involuntary Termination (for Cause) - (Column B)

This termination scenario assumes that the Corporation does not consent to an executive’s voluntary termination of his or her employment prior to age 60, or that the Corporation terminates the executive’s employment for cause. Under these conditions, the Committee is not likely to exercise any discretion that it may have in favor of the executive and, accordingly, we have not assumed the exercise of any discretion in favor of executives with respect to unvested awards for purposes of the calculations in the tables below.

Involuntary Termination (Not for Cause) - (Column C)

Events that could cause the Corporation to terminate an executive’s employment involuntarily, not for cause, include the curtailment of certain lines of business or a facility shutdown where the executive’s services are no longer required due to business conditions or an organizational realignment. Prior to the involuntary termination, the executive may be eligible for benefits under our Supplemental Unemployment Benefit Program for

Non-Union Employees, which may include the payment of a percentage of base salary, basic life and health insurance. For purposes of determining the vesting of equity awards upon termination, we have assumed the executive’s employment was terminated on December 31, 2015. Awards are prorated upon termination for purposes of the calculations in the tables below.

Change in Control and Termination - (Column D)

All of the NEOs had individual Change in Control agreements through the end of 2015. As described on page 33, the agreements were replaced with a Change in Control Severance Plan with substantially similar terms, effective January 1, 2016. In addition to the benefits paid pursuant to the Change in Control agreements, all long-term incentive awards would vest upon a change in control and a termination, and benefits would be paid according to each benefit plan’s provisions following the termination of an executive’s employment in connection with a change in control. The following discussion describes the events and circumstances that would trigger payments under the Change in Control agreements.

Generally, payments are triggered upon the occurrence of both a Change in Control of the Corporation and termination of the executive’s employment by the Corporation other than for cause.

Under the agreements, each executive agrees to remain in the employ of the Corporation until the earlier of (i) a date three months after a Change in Control and (ii) a date six months after a Potential Change in Control (as defined below). Payments are also triggered if the executive terminates his or her employment for Good Reason (as defined below); however, in order for the Corporation to be obligated to pay the benefits under the contract, all Good Reason terminations must also involve an actual Change in Control (if the Good Reason termination occurs prior to a Change in Control, the Change in Control must be a 409A Change in Control; see definition below).

Following a Change in Control, if there is a termination by the Corporation (other than for cause or disability) or by the executive for Good Reason, the executive is entitled to the following benefits:

United States Steel Corporation | 2016 Proxy Statement |	45

Potential Payments Upon Termination or Change in Control

•	Accrued compensation and benefits;
•	Cash severance;
•	Supplemental retirement benefit;
•	Active medical;
•	Outplacement services;
•	Supplemental Savings Benefit - equal to the unvested portion of the Corporation’s contributions on behalf of the executive under the tax-qualified and non tax-qualified savings plans; and
•	Legal fees - reimbursement for legal fees incurred as a result of termination of employment and incurred in contesting or disputing such termination or seeking to enforce any right or benefit under the agreement or in connection with any tax audit relating to Sections 4999 (excise taxes) or 409A (deferred compensation) of the Code.

A “Good Reason” termination involves a voluntary termination following any of these events:

•	An executive is assigned duties inconsistent with his or her position;
•	Reduction in base salary;
•	Relocation in excess of 50 miles from the executive’s current work location;
•	Failure to continue all of the Corporation’s employee benefit, incentive compensation, bonus, stock option and stock award plans, programs, policies, practices or arrangements in which the executive participates or failure of the Corporation to continue the executive’s participation therein at amounts and levels relative to other participants;
•	Failure of the Corporation to obtain agreement from any successor to the Corporation to assume and perform the agreement; or
•	Any termination that is not effected pursuant to a Notice of Termination (a Notice of Termination is to be given by the Corporation in connection with any termination for cause or disability and the executive must give a notice of termination in connection with a termination for good reason).

A “Change in Control” happens under the agreements if any of the following occurs:

•	A person (defined to include individuals, corporations, partnerships, etc.) acquires 20% or more of the voting power of the Corporation;
•	A merger occurs involving the Corporation except (a) a merger with at least a majority of continuing directors or (b) a merger involving a division, business unit or subsidiary;
•	A change in the majority of the Board of Directors;
•	A sale of all or substantially all of the assets of the Corporation; or
•	Stockholder approval of a plan of complete liquidation.
A “Potential Change in Control” occurs if:
•	The Corporation enters into an agreement that would result in a Change in Control;
•	A person acquires 15 percent or more of the voting power of the Corporation;
•	There is a public announcement by any person of intentions that, if consummated, would result in a Change in Control; or
•	The Corporation’s Board of Directors passes a resolution stating that a Potential Change in Control has occurred.

A “409A Change in Control” is similar to a Change in Control, except that it meets the requirements of Section 409A of the Code. The main difference between the two definitions is that a 409A Change in Control requires a person to acquire 30% of the total voting power of the Corporation’s stock, while a Change in Control requires a person to acquire 20% of the total voting power of the Corporation’s stock. A 409A Change in Control must occur prior to any payment in the event the termination precedes the Change in Control. In other words, payments under the change in control agreement are due to the executive if:

•	there is an involuntary termination by the Corporation (other than for cause or disability) or a voluntary termination by the executive for Good Reason;
•	the executive reasonably demonstrates that an Applicable Event (defined below) has occurred; and
•	a 409A Change in Control occurs within twenty-four months following the termination.

An “Applicable Event” (a term used for various purposes, including defining points at which compensation amounts and periods are measured) means a Change in Control, Potential Change in Control or actions of a third party who has taken steps reasonably calculated to effect a Change in Control.

To the extent required by Section 409A of the Code, payments would be delayed six months following the applicable reference date.

As mentioned above, a “double trigger” must occur prior to the Corporation incurring any liability under the Change in Control agreements; that is, for there to be payments under the Change in Control agreements, both of the following must occur: (i) a termination and (ii) a Change in Control (or, in some cases, a 409A Change in Control).

Disability and Death (Columns E and F)

Employees with at least 15 years of continuous service who are covered by the U. S. Steel Pension Plan and become totally and permanently disabled prior to age 65 are eligible to retire on a permanent incapacity pension. The criteria for a disability termination under the Long-Term Incentive Compensation Program are the same as for a disability termination under Section 409A of the Code. If an employee with at least 15 years of service dies while actively employed, benefits under the Corporation’s qualified and non-qualified plans are calculated as if the employee had retired on the date of his or her death.

46	| United States Steel Corporation | 2016 Proxy Statement

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination Tables

The following tables were developed using the above termination scenarios, as modified to reflect contractual obligations with executives, and an estimation of the amounts that would be payable to each NEO under the relevant scenario. A discussion of each of the types of compensation follows the tables. The estimated present values of the benefits provided to the NEOs under each of these termination scenarios were determined using the following assumptions:

1.	Unless otherwise noted, the tables reflect amounts that would have been payable at, following, or in connection with a termination of employment, with the triggering event occurring on December 31, 2015;
2.	The stock price used for valuation purposes for the long- term incentive awards was the closing stock price on December 31, 2015, which was $7.98;
3.	The normal life expectancy obtained from the 1971 Group Annuity Mortality Tables, or, for a permanent incapacity type of pension, life expectancy obtained from the Disabled Life Expectancy Tables (wages and salaried) based on the Corporation’s experience, made gender neutral on a nine to one male/female ratio; and
4.	The December 31, 2015 Pension Benefit Guaranty Corporation interest rate of 1.25% was used to determine 2015 lump sum payment amounts.

Potential Payments Upon Termination

		A	B	C	D	E	F
			Voluntary
			Termination
			(Without
		Voluntary	Consent) or	Involuntary
		Termination	Involuntary	Termination	Change in
		(with Consent)	Termination	(Not for	Control and
Executive	Component	or Retirement(1)	(For Cause)	Cause)(2)	Termination	Disability(3)	Death
M. Longhi	Severance, Short- & Long-Term
	Compensation Elements
	Cash Severance	—	—	$450,000	$9,375,000	—	—
	Short-Term Incentive	—	—	—	—	—	—
	Long-Term Incentive:
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock (Awards/Units)(4)	$342,287	—	$342,287	$1,106,986	$1,106,986	$1,106,986
	Performance Stock Award(5)	$2,410,585	—	$2,410,585	$5,279,946	$1,024,632	$1,024,632
	SubTotal	$2,752,872	—	$3,202,872	$15,761,932	$2,131,618	$2,131,618
	Benefits
	Supplemental Thrift Program	$75,913	—	$75,913	$75,913	$75,913	$75,913
	Non Tax-Qualified Retirement
	Account Program	$255,113	$255,113	$255,113	$255,113	$255,113	$255,113
	Supplemental Retirement Account	$401,373		$401,373	$401,373	$401,373	$401,373
	Active Medical	—	—	—	$34,776	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$1,052,835	—	—
	Outplacement Services	N/A	N/A	N/A	$15,000	N/A	N/A
	SubTotal	$732,399	$255,113	$732,399	$1,835,010	$732,399	$732,399
	TOTAL	$3,485,271	$255,113	$3,935,271	$17,596,942	$2,864,017	$2,864,017

United States Steel Corporation | 2016 Proxy Statement |	47

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination (Cont’d.)

		A	B	C	D	E	F
			Voluntary
			Termination
			(Without
		Voluntary	Consent) or	Involuntary
		Termination	Involuntary	Termination	Change in
		(with Consent)	Termination	(Not for	Control and
Executive	Component	or Retirement(1)	(For Cause)	Cause)(2)	Termination	Disability(3)	Death
D. B. Burritt	Severance, Short- & Long-Term
	Compensation Elements
	Cash Severance	—	—	$160,000	$4,000,000	—	—
	Short-Term Incentive	—	—	—	—	—	—
	Long-Term Incentive:
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock (Awards/Units)(4)	$141,887	—	$305,876	$687,530	$687,530	$687,530
	Performance Stock Award(5)(6)	$712,703	—	$712,703	$1,613,504	$262,303	$262,303
	SubTotal	$854,590	—	$1,178,579	$6,301,034	$949,833	$949,833
	Benefits
	Supplemental Thrift Program	$29,423	—	$29,423	$29,423	$29,423	$29,423
	Non Tax-Qualified Retirement
	Account Program	$85,397	—	$85,397	$85,397	$85,397	$85,397
	Supplemental Retirement Account	$135,160		$135,160	$135,160	$135,160	$135,160
	Active Medical	N/A	N/A	N/A	N/A	N/A	N/A
	Supplemental Retirement Benefit(7)	—	—	—	$529,440	—	—
	Outplacement Services	N/A	N/A	N/A	$15,000	N/A	N/A
	SubTotal	$249,980	—	$249,980	$794,420	$249,980	$249,980
	TOTAL	$1,104,570	—	$1,428,559	$7,095,454	$1,199,813	$1,199,813

		A	B	C	D	E	F
			Voluntary
			Termination
			(Without
		Voluntary	Consent) or	Involuntary
		Termination	Involuntary	Termination	Change in
		(with Consent)	Termination	(Not for	Control and
Executive	Component	or Retirement(1)	(For Cause)	Cause)(2)	Termination	Disability(3)	Death
S. R. Folsom	Severance, Short- & Long-Term
	Compensation Elements
	Cash Severance	—	—	$1,235,000	$3,150,000	—	—
	Short-Term Incentive	—	—	—	—	—	—
	Long-Term Incentive:
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock (Awards/Units)(4)	$61,193	—	$61,193	$164,016	$164,016	$164,016
	Performance Stock Award(5)(6)	$344,261	—	$344,261	$798,490	$117,146	$117,146
	SubTotal	$405,454	—	$1,640,454	$4,112,506	$281,162	$281,162
	Benefits
	Supplemental Thrift Program	$21,988	—	$21,988	$21,988	$21,988	$21,988
	Non Tax-Qualified Retirement
	Account Program	$60,084	—	$60,084	$60,084	$60,084	$60,084
	Supplemental Retirement Account	$85,205	—	$85,205	$85,205	$85,205	$85,205
	Active Medical	—	—	—	$55,584	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$411,459	—	—
	Outplacement Services	N/A	N/A	N/A	$15,000	N/A	N/A
	SubTotal	$167,277	—	$167,277	$649,320	$167,277	$167,277
	TOTAL	$572,731	—	$1,807,731	$4,761,826	$448,439	$448,439

48	| United States Steel Corporation | 2016 Proxy Statement

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination (Cont’d.)

		A	B	C	D	E	F
			Voluntary
			Termination
			(Without
		Voluntary	Consent) or	Involuntary
		Termination	Involuntary	Termination	Change in
		(with Consent)	Termination	(Not for	Control and
Executive	Component	or Retirement(1)	(For Cause)	Cause)(2)	Termination	Disability(3)	Death
D. R. Matthews	Severance, Short- & Long-Term
	Compensation Elements
	Cash Severance	—	—	$297,550	$1,947,600	—	—
	Short-Term Incentive	—	—	—	—	—	—
	Long-Term Incentive:
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock (Awards/Units)(4)	$51,883	—	$51,883	$150,982	$150,982	$150,982
	Performance Stock Award(5)	$386,582	—	$386,582	$772,442	$213,784	$213,784
	SubTotal	$438,465	—	$736,015	$2,871,024	$364,766	$364,766
	Benefits
	U. S. Steel Pension Plan	$1,001,627	$1,001,627	$1,513,957	$1,001,627	$1,469,379	$965,978
	Non Tax-Qualified Pension Plan	$729,018	$729,018	$3,143,253	$729,018	$2,253,649	$697,511
	Supplemental Pension Program	$4,693,829	—	$4,587,634	$4,693,829	$3,193,462	$3,944,319
	Supplemental Thrift Program	$29,299	$29,299	$29,299	$29,299	$29,299	$29,299
	Active Medical	—	—	—	$50,400	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$4,541,598	—	—
	Outplacement Services	N/A	N/A	N/A	$15,000	N/A	N/A
	SubTotal	$6,453,773	$1,759,944	$9,274,143	$11,060,771	$6,945,789	$5,637,107
	TOTAL	$6,892,238	$1,759,944	$10,010,158	$13,931,795	$7,310,555	$6,001,873

		A	B	C	D	E	F
			Voluntary
			Termination
			(Without
		Voluntary	Consent) or	Involuntary
		Termination	Involuntary	Termination	Change in
		(with Consent)	Termination	(Not for	Control and
Executive	Component	or Retirement(1)	(For Cause)	Cause)(2)	Termination	Disability(3)	Death
G. M. Turk	Severance, Short- & Long-Term
	Compensation Elements
	Cash Severance	—	—	$732,600	$1,465,200	—	—
	Short-Term Incentive	—	—	—	—	—	—
	Long-Term Incentive:
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock (Awards/Units)(4)	$23,111	—	$83,254	$231,340	$231,340	$231,340
	Performance Stock Award(5)(6)	$65,327	—	$65,327	$195,981	$—	—
	SubTotal	$88,438	—	$881,181	$1,892,521	$231,340	$231,340
	Benefits
	Supplemental Thrift Program	$10,897	—	$10,897	$10,897	$10,897	$10,897
	Non Tax-Qualified Retirement
	Account Program	$23,017	—	$23,017	$23,017	$23,017	$23,017
	Supplemental Retirement Account	$36,258	—	$36,258	$36,258	$36,258	$36,258
	Active Medical	—	—	—	$48,924	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$260,272	—	—
	Outplacement Services	N/A	N/A	N/A	$15,000	N/A	N/A
	SubTotal	$70,172	—	$70,172	$394,368	$70,172	$70,172
	TOTAL	$158,610	—	$951,353	$2,286,889	$301,512	$301,512

United States Steel Corporation | 2016 Proxy Statement |	49

Potential Payments Upon Termination or Change in Control

(1)	The term “with Consent” means consent with respect to each component of pay. This termination scenario typically involves retirement pursuant to a retirement plan. Retirement is generally not applicable to the NEOs because they have not yet attained the necessary age and service requirements for retirement and, accordingly, the amounts set forth in this column are payable to them only in the event of a voluntary termination with consent.

(2)	Cash severance benefits would be paid over a specified period based on years of service. For Mr. Matthews who is covered by the U. S. Steel Pension Plan, retirement benefits become payable at the end of the layoff period, December 31, 2016. For NEOs not covered by the U. S. Steel Pension Plan, all other amounts become payable on December 31, 2015.

(3)	All benefit amounts would become payable on May 31, 2016 under a permanent incapacity or a deferred vested pension, five months following a disabling event that occurred on December 31, 2015.

(4)	The annual awards include pro rata vesting on each grant date anniversary, for February grants to NEOs there are ten months (March through December) and for May grants to NEOs there are seven months (June through December) counted toward service for the unvested portion of the stock option, restricted stock unit and restricted stock awards under certain termination events. For the annual awards granted in September 2013 to Mr. Burritt, there are four months counted toward service for the unvested portion of the stock options, restricted stock unit and restricted stock awards under certain termination events. For the annual awards granted in January 2014 to Ms. Folsom, there are eleven months counted toward service for the unvested portion of the stock options, restricted stock unit and restricted stock awards under certain termination events. These terms also apply in the case of the retention restricted stock units granted to Mr. Burritt and Mr. Turk, except that the retention restricted stock units would also fully vest upon an involuntary termination by the Corporation other than for cause or a voluntary termination with consent, and would be forfeited upon retirement.

(5)	Assumes payout at target for the 2015, 2014 and 2013 performance award grants. The following are the possible vesting outcomes for the awards: (i) the performance goals are determined in the event of a change in control and termination (Column D) based upon performance through the abbreviated performance period ending December 31, 2015 and the performance shares vest immediately in the case of a termination that is not for cause and is not voluntary absent good reason (ii) all shares are assumed to be forfeited in the event of a voluntary termination without consent or an involuntary termination (Columns B and C), (iii) none of the 2015 grant, 1/2 of the 2014 grant and all of the 2013 grant (subject, in both cases, to satisfaction of the performance goals) would vest in the event of a death or disability (Columns E and F) and (iv) 12/36ths of the 2015 grant (January through December), 24/36ths of the 2014 grant (12 months in 2014 and 2015), 31/36ths of the 2013 grant (12 months in 2015, 12 months in 2014 and 7 months in 2013) are assumed to vest on the vesting date for all other termination events (Column A).

(6)	Messrs. Burritt and Turk and Ms. Folsom did not receive Performance Awards in 2013. The vesting outcomes described in footnote (5) reflect their 2014 and 2015 grants of performance awards.

(7)	Mr. Matthew’s age and service is increased by three years for purposes of the Corporation’s non tax-qualified defined benefit plans. For Messrs. Longhi, Burritt, Turk and Ms. Folsom, who are not covered by the Corporation’s defined benefit plans, the Supplemental Retirement Benefit is equal to the sum of (i) the Retirement Account contributions that would have been received under the U. S. Steel Savings Plan and the Corporation’s related non tax-qualified plans if his employment would have continued for an additional 36 months plus earnings, and (ii) the amount they would have received under the U. S. Steel Savings Plan and the related non tax-qualified plans if they were fully vested on December 31st.

50	| United States Steel Corporation | 2016 Proxy Statement

Potential Payments Upon Termination or Change in Control

Termination and Change-in-Control Provisions

Cash Severance

No cash severance payments are made with respect to an executive’s termination of employment due to voluntary termination (with consent or retirement) (Column A), voluntary termination (without consent) or involuntary termination for cause (Column B), disability (Column E) or death (Column F).

Under our broad-based Supplemental Unemployment Benefit Program covering most non-represented employees, monthly cash benefits are payable to executives for up to 12 months (depending on years of service) while on layoff in the event of an involuntary termination not for cause (Column C).

Cash severance is one of the payments made to executives under the change in control agreements in the event of a termination in connection with a Change in Control (Column D). Under the agreements with our NEOs, payment would be made in a lump sum amount equal to 2.5 times for Messrs. Longhi and Burritt and Ms.Folsom, and two times for Messrs. Turk and Matthews the sum of (a) base salary and

(b) the current target under the short-term incentive compensation program (or, if higher than the target, the average short-term incentive compensation for the prior three years). With respect to Ms. Folsom, pursuant to the terms of her offer letter, if the Corporation had terminated her employment prior to January 27, 2016 other than for cause and she was not entitled to any payment under her Change in Control agreement, she would have been entitled to a lump sum payment equal to the sum of (a) twelve months of her base salary and (b) one year of her target bonus under the short-term incentive compensation program, which shall be in lieu of any benefits payable under the Supplemental Unemployment Benefit Program, subject to the six-month waiting period under Section 409A of the Code for specified employees. Mr. Turk’s offer letter contained a similar severance provision that would apply if his employment was terminated prior to April 14, 2016. Because Mr. Turk’s employment was terminated as of January 31, 2016, he was entitled to the amounts set forth in Column C.

Short-Term Incentive

Following a voluntary termination with the Committee’s consent or a retirement pursuant to a retirement plan (Column A), a disability (Column E), or death (Column F), an executive would be entitled to receive a short-term incentive award if (a) the relevant performance goals are achieved, (b) the executive is employed for at least six months during the performance period, and (c) the Committee does not exercise its discretion to reduce or eliminate the award.

Except as disclosed above for Ms. Folsom and Mr. Turk, if an executive’s employment terminates voluntarily without the

Committee’s consent or involuntarily (Columns B and C), regardless of whether the termination is for cause or not for cause, no short-term incentive award is payable.

Because the cash severance payment, discussed above, includes a multiple of the target short-term incentive, no payments are made pursuant to the short-term incentive program in the event of a Change in Control (Column D).

Stock Options

Following a voluntary termination with the Committee’s consent or a retirement pursuant to a retirement plan (Column A), a prorated number of an executive’s unvested stock options would vest based on the number of complete months worked during the vesting period, subject to the Committee’s discretion. The remaining unvested options would be forfeited. In the event of a disability (Column E) or death (Column F), all unvested options vest immediately. All vested options granted under the current stock plan remain exercisable for three years after termination or, if less, until the original expiration date.

If an executive’s employment terminates voluntarily without the Committee’s consent or involuntarily for cause (Column B), all remaining unvested options are forfeited.

For involuntary terminations that are not for cause (Column C), we have assumed that the executive terminated employment on December 31, 2015 and that a prorated number of options vested based on the number of complete months worked during the vesting year (February 2015 to February 2016 for the 2015 grant and May 2014 to May 2015 for the 2014 and 2013 grants).

Stock options include a “double-trigger” and require a termination in connection with a change in control (Column D) in order for the vesting to be accelerated. Unvested stock options would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Restricted Stock Units

Following a voluntary termination with the Committee’s consent or a retirement pursuant to a retirement plan (Column A), a prorated number of an executive’s unvested restricted stock units would vest based on the number of complete months worked during the vesting period, subject to the Committee’s discretion. The remaining unvested restricted stock units would be forfeited. In the event of a disability (Column E) or death (Column F), all unvested restricted stock units vest immediately. As described in the footnotes to the table above, different provisions may apply in the case of retention restricted stock units granted to Messrs. Burritt and Turk.

United States Steel Corporation | 2016 Proxy Statement |	51

Potential Payments Upon Termination or Change in Control

If an executive’s employment terminates voluntarily without the Committee’s consent or involuntarily for cause (Column B), all remaining unvested restricted stock units are forfeited.

For involuntary terminations that are not for cause (Column C) we have assumed that the executive terminated employment on December 31, 2015 and that a prorated number of restricted stock units vested based on the number of complete months worked during the vesting year (February 2015 to February 2016 for the 2015 grant and May 2014 to May 2015 for the 2014 and 2013 grants).

Restricted stock units require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. Unvested restricted stock units would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Performance Awards

Following a voluntary termination with the Committee’s consent or a retirement pursuant to a retirement plan (Column A), the prorated value of the performance awards would vest based on the number of complete months worked during the relevant performance period (each is approximately three years), provided that the relevant performance goals are achieved. For performance awards for which the performance goals are achieved, a modified proration is used in the event of a death (Column F) or disability (Column E) allowing 0% of the achieved award if such event occurs prior to the completion of the first third of the performance period, 50% of the achieved award if such event occurs on or after completion of the first third, but prior to completion of the second third, of the performance period, and 100% of the achieved award for events occurring on or after completion of the second third of the performance period. This modified proration effectively shortens the posttermination waiting period to a maximum of two years, thereby allowing an estate to potentially close within two years, since there would be no value allowed for performance awards granted within one year of a participant’s death. As described in the footnotes to the preceding table, different provisions may apply in the case of retention performance awards granted to Mr. Longhi.

If an executive’s employment terminates voluntarily without the Committee’s consent or involuntarily for cause (Column B), all remaining unvested performance awards are forfeited.

For involuntary terminations that are not for cause (Column C) we have assumed that the executive terminated employment on December 31, 2015 and that a prorated number of performance awards vested based on the number of complete months worked during the relevant performance period.

Performance awards require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. For these awards, the performance period would end upon the change in control; however, the awards would not vest until the earlier to occur of a termination within 24 months of the change in control or the normal vesting date. Unvested performance awards would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

U. S. Steel Pension Plan

Benefits under the U. S. Steel Pension Plan are payable on behalf of Mr. Matthews under each of the termination of employment scenarios. Refer to the “Pension Benefits” section for a description of the U. S. Steel Pension Plan. Benefits under the U. S. Steel Pension Plan may be payable under the Non-Qualified Pension Plans to the extent they are limited by the qualified plan limitations established by the Internal Revenue Code.

If an executive is placed on involuntary layoff status as of December 31, 2015 (Column C), the executive would be eligible to remain on layoff for a period of up to two years. Having satisfied certain age and service requirements, Mr. Matthews would be eligible to commence a Rule-of-70/80 early retirement option on December 31, 2016 after being on layoff for one year. The present value amounts shown for an involuntary termination not for cause (Column C) reflect enhanced benefits attributable to the additional age and continuous service accrued while on layoff, the lower early-commencement charges, and a temporary $400 monthly pension benefit that is payable until the executive becomes eligible for a public pension.

If an executive becomes inactive on December 31, 2015 due to a disability (Column E), which is determined to be a permanent incapacity, the executive would be eligible to commence a Permanent Incapacity early retirement on May 31, 2016, which is five months after the qualifying disability. The present value amounts shown reflect enhanced benefits attributable to the additional age and continuous service accrued during the five-month period, and the lower early-commencement charges, but not the temporary $400 monthly pension benefit that is payable until the executive becomes eligible for a public pension or, if earlier, governmental disability benefits.

If the employment of an executive is terminated due to death (Column F), death benefits become payable to the survivor (typically his or her spouse) or, if there is no spouse, to the executive’s estate. The present value amounts shown are equal to the higher of (i) the actuarial equivalent of the executive’s pension benefit (excluding the survivor and surviving spouse’s benefits) that would have been payable if the executive had retired on the date of death, or (ii) the value of the survivor and surviving spouse’s benefits as defined in the U. S. Steel Pension Plan.

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Potential Payments Upon Termination or Change in Control

Non Tax-Qualified Pension Plan

Benefits from the Non Tax-Qualified Pension Plan are payable on behalf of the executives under each of the termination of employment scenarios. Refer to the “2015 Pension Benefits - Non Tax-Qualified Pension Plan” section for a description of the Non Tax-Qualified Pension Plan. The present value amounts shown for the various termination scenarios vary based upon the total amount payable under the U. S. Steel Pension Plan before the application of the statutory limitations established by the Internal Revenue Code.

Supplemental Pension Program

Benefits from the Supplemental Pension Program are payable on behalf of the executives under each of the termination of employment scenarios other than a voluntary termination without consent or an involuntary termination for cause (Column B), since Mr. Matthews, the only eligible the executives, has at least 15 years of continuous service as of December 31, 2015.

The present value amounts shown for an involuntary termination not for cause (Column C) and a disability (Column E) reflect enhanced benefits attributable to the additional age and continuous service accrued while on layoff status and during the five-month period following the disability event, respectively.

If the employment of an executive is terminated due to death (Column F), death benefits become payable to the surviving spouse or, if there is no spouse, to the executive’s estate. The present value amounts shown are equal to the actuarial equivalent of the executive’s pension benefit (excluding the surviving spouse’s benefits) that would have been payable with the Corporation’s consent if the executive had retired on the date of death.

Supplemental Thrift Program

The conditions for a payment of benefits under the Supplemental Thrift Program include the attainment of five years of continuous service. For Mr. Matthews, this condition has been met and therefore, this benefit is payable under all termination scenarios.

Because Messrs. Longhi and Burritt and Ms. Folsom have not yet attained five years of continuous service, this benefit is only payable if employment is terminated with the consent of the Corporation or if the executive dies prior to retirement.

Non Tax-Qualified Retirement Account Program

The conditions for a payment of benefits under the Non Tax- Qualified Retirement Account Program include the attainment of three years of continuous service. Because Mr. Burritt and

Ms. Folsom have not yet met this condition, this benefit is only payable if employment is terminated with the consent of the Corporation or if the executive dies prior to retirement.

Supplemental Retirement Account Program

The conditions for a payment of benefits under the Supplemental Retirement Account Program include the termination of employment after completing at least 10 years of continuous service or, if earlier, on or after the attainment of age 65. Because Messrs. Longhi and Burritt and Ms. Folsom

have not yet completed 10 years of service and all are under age 65, this benefit is only payable if (a) termination of employment occurs prior to age 65, with the consent of the Corporation, (b) employment is involuntarily terminated other than for cause, or (c) death prior to retirement.

Active Medical Insurance

The amount shown for a change in control and termination (Column D) represents the estimated cost of providing

36 months of active employee insurance coverage to the executive.

Supplemental Retirement Benefit

The supplemental retirement benefit represents the increase in retirement benefits to an executive in the event of a termination in connection with a change in control (Column D) and is paid pursuant to the change in control agreement (see “Termination Scenarios - Change in Control and Termination”, above). For Mr Matthews, who is covered by the Corporation’s defined benefit plans, the benefit is paid in a lump sum amount representing the difference between the present values of the Enhanced Pension Benefit and the Actual Pension Benefit:

•	“Enhanced Pension Benefit” is equal to the Actual Pension Benefit (see below) under the U. S. Steel Pension Plan, Non

Tax-Qualified Pension Plan and Supplemental Pension Program sponsored or maintained by the Corporation, including employment agreements that provide non-qualified defined benefit supplements (“All Pension Plans”) as of the date of termination of employment, plus the following enhancements:

•	Service - an additional three years are added to the executive’s service for purposes of calculating the monthly normal retirement benefit payable at normal retirement age;
•	Final Average Pay - is based on the higher of (a) the executive’s final average pay used in calculating Actual

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Potential Payments Upon Termination or Change in Control

Pension Benefit or (b) final average pay using the executive’s base salary in effect immediately prior to the Applicable Event (see definition under “Termination Scenarios - Change in Control and Termination”, above) and, to the extent short-term incentive payment is considered in the calculation of pension benefits, the higher of (i) an executive’s current target short-term incentive payment, or if higher, the executive’s target short-term incentive payment immediately prior to the Applicable Event and (ii) the average of the executive’s short-term incentive payments for the prior three years, or if higher, the three years prior to the Applicable Event;

•	Early Commencement Factors - an additional three years are added to age and service and, if the executive satisfies the Rule-of-65 or 70/80 retirement options under All Pension Plans using these additional three years, the executive is eligible to commence an immediate pension under such retirement option; and
•	Full Vesting - accrued benefits under All Pension Plans are deemed to be vested or, to the extent not vested, paid as an additional benefit.
•	“Actual Pension Benefit” equals the sum of the monthly pension benefits payable under All Pension Plans as of the date of termination of employment.

For Messrs. Longhi and Burritt and Ms. Folsom, who are not covered by the Corporation’s defined benefit plans, the Supplemental Retirement Benefit is equal to the sum of (i) the Retirement Account contributions that would have been received under the U. S. Steel Savings Plan and the Corporation’s related non tax-qualified plans if their employment would have continued for an additional 36 months plus earnings, and (ii) the amount they would have received under the U. S. Steel Savings Plan and the related non tax-qualified plans if they were fully vested on December 31st.

Outplacement Services and Excise Tax Gross-Up

In the event of a termination in connection with a change in control (Column D), the Change in Control agreements provide for the payment of reasonable outplacement services (two year maximum) for all terminations following an Applicable Event.

Gross-up payments are not provided to cover excise taxes imposed under Section 4999 of the Code for an executive who receives compensation under a Change in Control termination scenario (Column D).

54	| United States Steel Corporation | 2016 Proxy Statement

Proposal 3: Approval of 2016 Omnibus Incentive Compensation Plan

PROPOSAL 3: APPROVAL OF 2016 OMNIBUS INCENTIVE COMPENSATION PLAN

At the Annual Meeting, stockholders will be asked to approve the United States Steel Corporation 2016 Omnibus Incentive Compensation Plan (the “2016 Plan” or “Plan”), which was adopted by the Board of Directors upon recommendation of the Compensation & Organization Committee (the “Committee”), subject to the approval of our stockholders.

Highlights of the 2016 Plan

•	No repricing of stock options or stock appreciation rights without stockholder approval;
•	Dividends and dividend equivalents may not be paid with respect to performance awards before the performance goals are achieved and the performance awards are earned;
•	Minimum vesting period of 12 months, except in the event of death, disability, retirement, termination of employment without cause or a change in control;
•	Minimum 30% change in control trigger;
•	Consummation of transaction required for change in control;
•	“Double trigger” vesting of awards upon a change in control;
•	No liberal share recycling; and
•	Recoupment policy of incentive awards.

Background

The Corporation currently maintains the 2005 Stock Incentive Plan (the “2005 Plan”) and the Annual Incentive Compensation Plan (the “AICP”), which provides for cash awards to employees. As of December 31, 2015, there were 2,923,291 shares available for new awards under the 2005 Plan. If stockholders approve the 2016 Plan at the Annual Meeting, no new awards would be issued under the 2005 Plan or the AICP. All outstanding awards under the 2005 Plan will remain outstanding according to their terms. The 2016 Plan would authorize the issuance of 7,200,000 shares of common stock, which would enable the Corporation to continue to grant awards to eligible participants and remain competitive with its peers.

In determining the number of shares of common stock to be authorized under the 2016 Plan, the Committee considered the needs of the Corporation’s long term incentive program and the potential dilution that awarding the requested shares may have on the existing stockholders. An independent compensation advisor assisted the Committee in determining the appropriate number of shares to be requested. The advisor examined a number of factors, including the Corporation’s burn rate and an overhang analysis. The Committee expects the number of shares available under the 2016 Plan to be sufficient for approximately two years.

The burn rate is the total equity awards granted by the Corporation in a fiscal year divided by the weighted average common stock outstanding in the year indicated. In fiscal 2013, 2014 and 2015, the Corporation made equity awards representing a total of 3,125,850 shares, 2,808,440 shares and 2,719,532 shares, respectively. Under the ISS Proxy Advisor Services, Inc. (“ISS”) burn rate methodology one full value share (RSU) is equivalent to two stock options. If the performance awards that were not earned and were forfeited are excluded, then the three-year average burn rate would be 2.33% as shown in the table below. This is below the applicable ISS 2016 burn rate cap of 2.53%.

Year Fiscal	Options Granted	RSUs Granted	Performance Awards Earned(1)	Total Granted/ Earned(2)	Weighted Average Common Stock Outstanding	Burn Rate
2013	1,810,470	1,043,420	0	3,897,310	144,578,000	2.70%
2014	1,516,440	746,430	0	3,009,300	145,164,000	2.07%
2015	1,638,540	807,432	0	3,253,404	146,094,000	2.23%
					3-Year Average	2.33%

(1)	In fiscal 2013, 2014 and 2015, the Corporation granted performance awards representing at target a total of 271,960 shares, 545,570 shares, and 273,560 shares, respectively.
(2)	Under the ISS methodology, the “Total Granted/Earned” column is equal to the number of options granted plus two times the number of RSUs granted.

An additional metric used to measure the cumulative dilutive impact of an equity program is overhang. The calculation of overhang can be described as (A+B) / (A+B+C) where:

•	A is the number of outstanding stock options and outstanding full value awards;
•	B is the number of shares available for future grant under the proposed plan; and
•	C is the total outstanding shares of common stock.

As of December 31, 2015, the Corporation had 6,865,841 outstanding stock options with a weighted average remaining term of 6.0 years, and a weighted average exercise price

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Proposal 3: Approval of 2016 Omnibus Incentive Compensation Plan

of $33.39. As of that date, the Corporation had 2,246,472 outstanding full value awards, 2,923,291 shares available for future grant under the 2005 Plan, and 146,281,000 outstanding shares of Common Stock. This results in an overhang of 7.6%.

Because this proposal does not contemplate the amount or timing of specific equity awards in the future, and because historic rates of awards may not be indicative of future rates of awards, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards. However, the current rationale and practices of the Committee with respect to equity awards is set forth in the “Long-Term Incentive Compensation” section and elsewhere in the Compensation Discussion & Analysis section of this proxy statement.

If the 2016 Plan is not approved, the 2005 Plan and AICP will remain in effect, there will be no increase in the number of shares available under the 2005 Plan, and future grants of performance-based equity awards will not qualify for the “performance based compensation” exception from the $1,000,000 annual deduction limit for federal income tax purposes after the 2016 Annual Meeting of Stockholders. (See “Federal Income Tax Consequences, Additional Information” below.)

Summary of the 2016 Omnibus Incentive Compensation Plan

The following is a summary of the main features of the 2016 Plan. This summary is qualified in its entirety by the specific terms of the 2016 Plan, which is attached hereto as Appendix A.

Purpose

The purpose of the Plan is to attract, retain and motivate employees and non-employee directors of outstanding ability and to align their interests with those of the Corporation’s stockholders.

Eligibility

All employees, non-employee directors and other service providers of the Corporation or any subsidiary or affiliate are eligible to receive various stock and cash-based awards under the Plan. As of December 31, 2015, there were approximately 404 employees and nine non-employee directors eligible to receive awards under the Plan.

Shares Subject to the 2016 Plan

The maximum number of shares of U. S. Steel common stock which may be issued under the 2016 Plan is 7,200,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. For purposes of measuring the number of shares issued under the Plan, each stock option or appreciation right, will reduce the number of shares available under the Plan by one share, except to the extent the award is settled in cash. All other awards, unless settled in cash, reduce the number of shares available under the Plan by 1.73 shares for each such share to which the award relates. Shares delivered in payment of the exercise price of an award or to satisfy withholding obligations, or which are repurchased through the use of option proceeds are counted against the number of shares granted, and are not again available for awards under the Plan. All shares covered by an appreciation right that is exercised and settled in shares are also counted against the number of shares granted.

The number of shares to which an award under the 2016 Plan relates is counted against the number of shares available for issuance at the time of grant unless such number of shares cannot be determined at that time, in which case the number of shares actually distributed pursuant to the award is counted against the number of available shares at the time of distribution. If, and to the extent, any award granted under the 2016 Plan or the 2005 Plan is forfeited or otherwise terminates without the issuance of shares or if payment is made to the participant in the form of cash, cash equivalents or other property other than shares, any shares that are not issued with respect to such award, to the extent of any such forfeiture or termination or alternative payment, are again available for issuance under the 2016 Plan at the rate for which the award was originally subtracted from the number of shares under the 2005 Plan or 2016 Plan, as applicable.

If the exercise price of an award is paid by a participant by delivery of shares or by withholding shares issuable upon exercise or if shares are delivered or withheld for the satisfaction of tax withholding obligations, or if shares are repurchased by the Corporation with option proceeds, the number of shares covered by the award equal to the number of shares so delivered, withheld or repurchased are counted against the number of shares granted and are not again available for awards under the 2016 Plan.

Shares distributed pursuant to an award may be, in whole or part, authorized and unissued shares or treasury shares. No awards may be granted under the 2016 Plan after April 26, 2026.

Administration

Except in the case of awards to non-employee directors, the 2016 Plan will be administered by a committee of the Board consisting of at least three members of the Board who qualify as an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “independent” director under the rules of the New York Stock Exchange. The Committee will administer awards made to employees of the Corporation. In the case of awards to non-employee directors, the 2016 Plan will be administered by the Board.

The Committee has full and final authority to interpret and administer the Plan and to determine the persons who will receive awards,

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Proposal 3: Approval of 2016 Omnibus Incentive Compensation Plan

type or types of awards, the number of shares to be covered by each award and to what extent and what circumstances an award may be settled in cash, shares, other awards or property or accelerated, vested, canceled, forfeited, exchanged or surrendered. All decisions made by the Committee pursuant to the terms of the Plan shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries and participants.

The Committee may delegate to one or more officers, managers and/or agents of the Corporation the authority to perform administrative and other functions under the Plan. The Committee may also delegate to one or more officers of the Corporation the authority to grant awards to participants who are not directors or officers (as defined under Section 16 of the Exchange Act), subject to limitations established by the Committee and applicable law.

Types of Awards

The types of awards that may be granted include, but are not limited to: (1) stock options, (2) restricted stock, (3) restricted stock units, (4) performance awards and (5) other stock-based awards, including appreciation rights. Each of these types of awards is described below.

Stock Options. The Plan provides for the grant of nonstatutory stock options. The option price for each stock option may not be less than 100% of the fair market value of the Corporation’s common stock on the date of grant. Fair market value, for purposes of the Plan, is generally the average of the publicly reported high and low sale prices per share of the Corporation’s common stock on the date of grant.

A stock option may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee. All options have a term of ten years from the date of grant. The option price for each stock option will be payable upon exercise in cash, or by such other method authorized by the Committee, including by delivery or withholding of U. S. Steel common stock issued pursuant to such option price for the shares being purchased.

Restricted Stock. Shares of the Corporation’s common stock may be issued subject to such restrictions and conditions as the Committee may specify, including but not limited to service requirements and performance goals (see “Performance Awards” below). From the date a restricted stock award is effective, the awardee will be a stockholder with respect to the restricted stock award and will have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the restrictions imposed by the Committee.

Restricted Stock Units. Restricted stock units provide for the issuance of the Corporation’s common stock subject to such restrictions and conditions, including but not limited to service requirements and performance goals (see “Performance Awards” below), as the Committee may impose. The awardee will not be a stockholder with respect to the restricted stock units and will not have the rights of a stockholder with respect to such units until the shares are issued upon the vesting of the award. The Committee may determine to pay dividend equivalents relative to the shares that ultimately vest.

Performance Awards. Performance awards are based on the achievement during a specified performance period of one or more performance goals established by the Committee at the time of the award. These awards may be designated as performance shares or performance cash awards. Performance shares are denominated in shares of common stock and may be paid in shares or cash. Performance cash awards are denominated in dollars, have an initial value that is established by the Committee at the time of grant, and may be paid in cash or shares.

The Committee will set forth in writing the performance goals applicable to the award, the performance period during which the achievement of the performance goals shall be measured, the amount that may be earned by the participant based on the achievement of the performance goals and such other terms and conditions applicable to the award as the Committee may, in its discretion, determine. The Committee may retain the discretion to reduce (but not to increase) the amount of a performance award which will be earned based on the achievement of performance goals. Dividends and dividend equivalents may accrue, but may not be paid with respect to performance awards before the performance goals are achieved and the performance awards are earned.

Performance goals may be based on one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values or rates of change and on a gross or net basis: safety performance, stock price, capital expenditures, earnings per share, earnings per share growth, return on capital employed, return on invested capital, return on capital, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, net sales, expenses, income from operations as a percent of capital employed, income from operations, income from operations per ton shipped, tons shipped, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total stockholder return, stockholder equity, debt, debt to stockholder equity, debt to earnings (including EBITDA and EBIT), interest expense and/or other fixed charges, earnings (including EBITDA and EBIT) to interest expense and/or other fixed charges, environmental emissions improvement, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance goals based on such performance measures may be based either on the performance of the participant, the Corporation, a subsidiary or subsidiaries, affiliate, any branch, department, business unit or other portion thereof under such measure for the performance period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior performance periods or other measure selected or defined by the Committee at the time of making a performance award. The Committee may in its discretion also determine to use other objective performance measures as performance goals;

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Proposal 3: Approval of 2016 Omnibus Incentive Compensation Plan

however, the compensation awarded in connection with performance measures other than those identified above will not satisfy the exemption for “performance based compensation” under Section 162(m) of the Code. (See “Federal Income Tax Consequences - Other Tax Matters” below.)

The Committee will determine and certify in writing whether the applicable performance goal or goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance.

Other Stock-Based Awards. The Committee may grant to eligible employees, in lieu of salary or cash bonus, such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Company common stock, including, without limitation, purchase rights, appreciation rights, shares of common stock awarded without restrictions or conditions, subject to the limitations of the Plan, convertible securities, exchangeable securities or other rights convertible or exchangeable into shares of common stock, as the Committee in its discretion may determine. The Committee will determine the terms and conditions of other stock-based awards. Appreciation rights may not be granted at a price less than the fair market value of the underlying shares on the date of grant.

Award Limits

In order to permit awards to qualify as “performance-based compensation” under Section 162(m) of the Code, awards may not be granted in any calendar year to any participant in excess of the following aggregate limits, subject to the adjustments described below:

•	For stock options and appreciation rights, 1,000,000 shares (this limit applies separately to each type of award).

•	For restricted stock and restricted stock units, 1,000,000 shares (the limit applies separately to each award).

•	For performance shares, 1,000,000 shares (or the cash value thereof).

•	For performance cash awards, $20,000,000 in value.

The aggregate grant date fair value of awards that may be granted to any individual non-employee director in any single calendar year shall not exceed $500,000. This limit does not apply to any awards made at the election of a non-employee director in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.

In the event a dividend or other distribution is declared on the Corporation’s stock, or if the outstanding stock is changed into or exchangeable for a different number or kind of stock or securities of the Corporation or another corporation, the award limitations above, and any shares remaining in the Plan that are not subject to outstanding awards, shall be adjusted in an equitable manner as determined by the Committee.

Vesting

All awards granted under the Plan will provide for vesting based on employment or service for a period of at least twelve (12) months from the date on which such award is granted and there is no acceleration of vesting to be more rapid than vesting after twelve (12) months, except in connection with death, disability, retirement, involuntary termination of employment or service without cause or a change in control. However, up to five percent of the aggregate number of shares authorized for issuance under the 2016 Plan may be issued pursuant to awards that do not satisfy these vesting restrictions.

Repricing and Reload Options Prohibited

The Committee may not, without stockholder approval (1) amend or modify the terms of any outstanding option or appreciation right to reduce the exercise price or (2) cancel, exchange or permit or accept the surrender of any outstanding option or appreciation right in exchange for an option or appreciation right with an exercise price that is less than the exercise price of the original option or appreciation right, or an award, cash or other securities for purposes of repricing the option or appreciation right. No option may be granted to any individual on account of the use of shares to exercise a prior option.

Change in Control

Unless otherwise determined by the Committee, if a change in control occurs and within two (2) years thereafter a participant’s employment is terminated either (i) involuntarily for any reason other than cause or, (ii) in the case of a member of executive management, as determined by the Committee, voluntarily by the participant for good reason, then (1) all outstanding stock options, and other awards under which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable and remain exercisable until the expiration date of such award and (2) all restrictions or limitations, including risks of forfeiture and deferrals, on awards subject to restrictions or limitations under the Plan shall lapse. All performance goals applicable to performance awards shall be measured over the shortened performance period ending on the date of the change in control. Unless otherwise determined by the Committee at the time of grant, scheduled vesting dates for performance-based awards are not affected by a change in control, and all awards remain payable on the dates provided in the underlying award agreements and the Plan.

Miscellaneous

The Board may amend, alter, suspend, discontinue or terminate the Plan at any time without stockholder approval except to the extent that stockholder approval is required by law or stock exchange rules or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the Plan or modifies the requirements for participation under the Plan or if the Board determines that stockholder approval

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Proposal 3: Approval of 2016 Omnibus Incentive Compensation Plan

is advisable. Without the consent of the participant, no amendment, suspension or termination of the Plan or any award may materially and adversely affect the rights of such participant under any previously granted award.

The Committee may determine that an award shall be forfeited and/or any value received from the award is subject to recovery under any law, government regulation, stock exchange listing requirement or any policy adopted by the Corporation.

New Plan Benefits

The actual amount of awards to be received by or allocated to participants or groups under the Plan is not determinable in advance because the selection of participants who receive awards under the Plan, and the size and type of awards, are generally determined by the Committee in its discretion.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of the grant and exercise of awards under present law. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors. Except as described in “Other Tax Matters” below, the Corporation generally will be entitled to a corresponding deduction in the same amount of compensation recognized as taxable income by the participant.

Nonqualified Stock Options. A participant who is awarded a nonqualified stock option will not recognize any taxable income for federal income tax purposes upon receipt of the award. Upon exercise of the option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price generally will be taxable to the participant as ordinary income. If the option price of a nonstatutory stock option is paid in whole or in part with shares of the Corporation’s common stock, no income, gain or loss will be recognized by the participant on the receipt of shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the option, less the amount of cash, if any, paid upon exercise generally will be taxable as ordinary income.

Restricted Stock. A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided the shares are subject to restrictions on transfer and a substantial risk of forfeiture. However, a participant may elect under Section 83(b) of the Code to recognize ordinary income on the date of grant equal to the difference (if any) between the then-fair market value of the shares determined without regard to the restrictions and the amount, if any, paid for the shares. If the participant does not make a Section 83(b) election, in the year in which the shares first become transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the difference, if any, between the then-fair market value of the shares and the amount, if any, paid for the shares.

Restricted Stock Units and Performance Awards. A participant who is awarded restricted stock units, performance shares or performance cash awards will not recognize any taxable income for federal income tax purposes upon receipt of the award. Any shares of common stock or cash received pursuant to the award generally will be taxable as ordinary income in the year in which the participant receives such shares of common stock or cash.

Appreciation Rights. A participant will not recognize any taxable income for federal income tax purposes upon receipt of appreciation rights. The value of any common stock or cash received in payment of appreciation rights generally will be taxed as ordinary income in the year in which the participant receives the common stock or cash.

Other Tax Matters. The lapse of vesting or other restrictions on a stock option or appreciation right, restricted stock and restricted stock units, or the deemed achievement or fulfillment of performance goals for awards, in connection with the occurrence of a change in control, in certain circumstances, may result in (i) a 20% federal excise tax (in addition to federal income tax) to the participant and (ii) the unavailability of a compensation deduction which would otherwise be allowable to the Corporation as explained above.

Except for stock options and appreciation rights, and certain restricted stock awards, restricted stock unit awards and performance awards that meet the requirements of the Plan and are based on the performance measures described therein, the Corporation may not be eligible for a compensation deduction which would otherwise be allowable for compensation paid to any employee if, as of the close of the tax year, the employee is the chief executive officer of the Corporation or is among the three other highest compensated officers for that tax year for whom compensation is required to be reported to stockholders under the Securities Exchange Act, as amended, to the extent the total compensation paid to such employee in such year exceeds $1,000,000.

Additional Information. Stock options and appreciation rights, performance awards, restricted stock and restricted stock unit awards that are based on performance measures set forth in the Plan and otherwise meet the requirements of the Plan may qualify as “performance-based compensation” that is exempt from the $1,000,000 annual federal income tax deduction limit imposed by Section 162(m) of the Code on compensation paid to each of the Corporation’s chief executive officer and three other most highly compensated executive officers in each fiscal year. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, no assurance can be given, notwithstanding the Corporation’s efforts, that compensation intended by the Corporation to satisfy the requirements for deductibility under Section 162(m) of the Code will in fact do so.

Board Recommendation

The Board recommends a vote FOR the approval of the 2016 Omnibus Incentive Compensation Plan.

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Proposal 4: Amendment of Restated Certificate of Incorporation

Proposal 4: Amendment of Restated Certificate of Incorporation

Article SEVENTH of the Corporation’s Restated Certificate of Incorporation currently contains the provision, “Directors of the Corporation may be removed only for cause until the election of directors at the 2017 annual meeting of stockholders” (the “Only for Cause Provision”).

Our Board of Directors has unanimously approved and declared the advisability of an amendment to the Restated Certificate of Incorporation to amend and restate Article SEVENTH to eliminate the Only for Cause Provision (the “Amendment”), and the Board is submitting the proposed Amendment to the stockholders of the Corporation for their approval at the 2016 Annual Meeting of Stockholders.

The complete text of Article SEVENTH, as proposed to be amended and restated, is set forth in Appendix C.

If the Amendment is approved by the affirmative vote of stockholders holding a majority of the outstanding shares of the Corporation, the Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. The Corporation intends to file a Certificate of Amendment promptly following stockholder approval.

The Board recommends the Amendment because, after the 2016 annual meeting of stockholders, all of Corporation’s directors will be subject to election or re-election on an annual basis as a result of the declassification of the Board, which was approved by the Corporation’s stockholders at the 2014 annual meeting of stockholders. The Amendment is intended to conform the Restated Certificate of Incorporation to the requirements of the Delaware General Corporation Law (“DGCL”) as applicable to the Corporation following the complete declassification of the Board. Following approval of the Amendment, the removal of directors of the Corporation will be governed by the provisions of the DGCL which provide generally that directors may be removed, with or without cause, by the vote of a majority of a corporation’s outstanding shares.

If the Amendment is not approved by the affirmative vote of a majority of our outstanding shares at the 2016 Annual Meeting, Article SEVENTH of the Restated Certificate of Incorporation will not be amended and restated, and the current Article SEVENTH will remain in effect.

Accordingly, our Board declares the advisability of the amendment to Article SEVENTH of the Restated Certificate of Incorporation to eliminate the Only for Cause Provision, directs that the Amendment be considered at the Corporation’s 2016 Annual Meeting of Stockholders, and unanimously recommends that stockholders vote FOR approval of this proposal.

The Board recommends a vote FOR the amendment of the Restated Certificate of Incorporation.

60	| United States Steel Corporation | 2016 Proxy Statement

Audit Fees

Audit Fees

The following table shows the fees paid to PricewaterhouseCoopers LLP (“PwC”) for professional services for 2015 and 2014:

	2015	(Dollars in millions) 2014
Audit(1)	$6.4	$6.2
Audit-Related(2)	$0.3	$0.3
Tax(3)	$0.1	$0.1
All Other(4)	$0.1	$2.0
Total	$6.9	$8.6

(1)	Audit fees were for the audit of U. S. Steel’s annual financial statements, the audit of U. S. Steel’s internal control over financial reporting required under the Sarbanes-Oxley Act, audits of certain subsidiaries, statutory and regulatory audits, and the issuance of comfort letters and consents.
(2)	Audit-related fees were for employee benefit plan audits and procedures required by agreement or government agencies.
(3)	Tax fees were for services involving advice and consultation on tax matters.
(4)	All other fees were for advisory services, including risk vulnerability assessment and recommendation projects. All other fees also include fees for training and an annual software license renewal.

Pre-Approval Policy

The Audit Committee has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with PwC. The Audit Committee has delegated to its chairman the authority to approve non-audit engagements of less than $500,000 between Audit Committee meetings. In 2014 and 2015, all of the above services were pre-approved by the Audit Committee in accordance with this pre-approval policy.

AUDIT COMMITTEE REPORT

Our committee has reviewed and discussed U. S. Steel’s audited financial statements for the year ended December 31, 2015 with U. S. Steel’s management. We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), the matters required to be discussed by Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We also discussed with U. S. Steel’s management its assessment of the effectiveness of U. S. Steel’s internal control over financial reporting as of December 31, 2015, and PwC’s opinion on the effectiveness of U. S. Steel’s internal control over financial reporting as of December 31, 2015. We have received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with PwC its independence. Based on the aforementioned review and discussions, we recommended to the Board that the audited financial statements for U. S. Steel be included in U. S. Steel’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

John J. Engel, Chairman	Glenda G. McNeal
Dan O. Dinges	David S. Sutherland
Murry S. Gerber

United States Steel Corporation | 2016 Proxy Statement |	61

Proposal 5: Ratification of the Appointment of Pricewaterhousecoopers LLP as Independent Registered Public Accounting Firm

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the authority provided by its charter, the Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm for U. S. Steel for the current fiscal year. Although action by the stockholders in this matter is not required by law or the Corporation’s by-laws, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the important role played by the independent registered public accounting firm in maintaining the integrity of the Corporation’s financial controls and reporting. If the appointment of PwC is not ratified by the stockholders, the Audit Committee will reconsider its appointment and review its future selection of an independent registered public accounting firm in light of that result. However, the Audit Committee may decide to maintain its appointment of PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Corporation and our stockholders. PwC has served as the independent auditor (now referred to as the independent registered public accounting firm) of U. S. Steel for many years. We believe that PwC’s knowledge of U. S. Steel’s business and its organization gained through this period of service is quite valuable. Partners and employees of PwC assigned to the U. S. Steel engagement are periodically rotated, thus giving U. S. Steel the benefit of new thinking and approaches in the audit area. We expect representatives of PwC to be present at the annual meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For fiscal year 2015, PwC performed professional services for U. S. Steel in connection with audits of the financial statements of U. S. Steel, and of U. S. Steel’s internal control over financial reporting as of December 31, 2015, and audits of certain subsidiaries and certain pension and other employee benefit plans. PwC has also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies and provided advice and consultation on tax matters.

The Board recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known to U. S. Steel to beneficially own five percent or more of the voting stock of U. S. Steel:

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
U. S. Steel Common Stock	JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	21,330,603	(1)	14.5	%(1)
U. S. Steel Common Stock	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	10,125,552	(2)	6.9	%(2)
U. S. Steel Common Stock	Fairpointe Capital LLC One N. Franklin Ste 3300 Chicago, IL 60606	9,777,866	(3)	6.7	%(3)
U. S. Steel Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,518,759	(4)	6.5	%(4)
(1)	Based on Schedule 13G filed on January 25, 2016, which indicates that JPMorgan Chase & Co. had sole voting power over 18,960,127 shares, shared voting power over 1,133 shares, sole dispositive power over 21,326,740 shares and shared dispositive power over 2,588 shares.

(2)	Based on Schedule 13G filed on January 22, 2016, which indicates that BlackRock, Inc. had sole voting power over 9,576,357 shares, shared voting power over no shares, sole dispositive power over 10,125,552 shares and shared dispositive power over no shares.

(3)	Based on Schedule 13G filed on February 10, 2016, which indicates that Fairpointe Capital LLC had sole voting power over 9,531,767 shares, shared voting power over no shares, sole dispositive power over 9,627,066 shares and shared dispositive power over 150,800 shares.

(4)	Based on Schedule 13G filed on February 10, 2016, which indicates that The Vanguard Group had sole voting power over 104,396 shares, shared voting power over 7,700 shares, sole dispositive power over 9,415,363 shares and shared dispositive power over 103,396 shares.

62	| United States Steel Corporation | 2016 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	Who may vote?

You may vote if you were a holder of United States Steel Corporation (“U. S. Steel” or the “Corporation”) common stock at the close of business on February 29, 2016.

2.	What may I vote on?

You may vote on:

•	the election of the nine nominees recommended by the Board of Directors and identified elsewhere in this proxy statement;

•	the advisory vote on executive compensation;

•	the approval of the 2016 Omnibus Incentive Compensation Plan;

•	the approval of an amendment of the Corporation’s Restated Certificate of Incorporation; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

3.	How does the Board recommend I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director;

•	FOR approval of the Corporation’s executive compensation;

•	FOR the approval of the 2016 Omnibus Incentive Compensation Plan; and

•	FOR the approval of the amendment of the Restated Certificate of Incorporation; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

4.	How do I vote?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card and returning it in the prepaid envelope. If you receive a Notice of Internet Availability of Proxy Materials (“Notice”), you may vote by following the instructions contained in the Notice.

The proxy committee will vote your shares in accordance with your instructions. If you sign, date and return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares: FOR each of the nominees for director; FOR approval of the Corporation’s executive compensation; FOR the approval of the 2016 Omnibus Incentive Compensation Plan; FOR the approval of the amendment of the Restated Certificate of Incorporation; and FOR ratification of the appointment of PricewaterhouseCoopers LLP. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting. If you are not a stockholder of record (for example, if you hold your shares in “street name”), you will need to obtain a legal proxy from your broker, bank or other holder of record in order to vote in person at the meeting.

5.	May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by doing any of the following:

•	voting again by telephone or over the Internet;

•	sending us a proxy card dated later than your last vote;

•	notifying the Corporate Secretary of U. S. Steel in writing; or

•	voting at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your voting instructions.

6.	How many outstanding shares are there?

At the close of business on February 29, 2016, which is the record date for the meeting, there were 146,419,703 shares of U. S. Steel common stock outstanding. Each share is entitled to one vote.

7.	How many votes are required to elect a director or approve a proposal?

Proposal 1 - Election of Directors. Each director is elected by a vote of the majority of the votes cast with respect to that director’s election. The term “a majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” the director’s election. Abstentions and broker non-votes are not counted as votes cast either “for” or “against” the director’s election.

Proposal 2 - Advisory Vote on Executive Compensation. The advisory vote on executive compensation requires a majority of the votes cast by the holders of the shares present in person at the meeting or represented by proxy and entitled to vote. Because this vote is advisory, it will not be binding on the Board or the Corporation; however, the Board and its Compensation & Organization Committee will review the voting results and take them into consideration when making future executive compensation decisions. Abstentions and broker non-votes have no effect on the proposal.

Proposal 3 - 2016 Omnibus Incentive Compensation Plan. The approval of the 2016 Omnibus Incentive Compensation Plan must be approved by a majority the votes cast by the holders of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions and broker non-votes have no effect on the proposal.

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Questions and Answers About the Annual Meeting and Voting

Proposal 4 - Amendment of Restated Certificate of Incorporation. The amendment of the Restated Certificate of Incorporation must be approved by a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes have the same effect as a vote against the proposal.

Proposal 5 - Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of the independent registered public accounting firm must be approved by a majority of the votes cast by the holders of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions have no effect on the proposal.

8.	What are broker non-votes?

The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. Proposal 5 is a routine matter on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters, unless they have received voting instructions from their customers. Proposals 1, 2, 3 and 4 are non-routine matters. Shares that are not voted by brokers on non-routine matters because their customers have not provided instructions are called broker non-votes.

9.	What constitutes a quorum?

Under our by-laws, the holders of one-third of the voting power of the outstanding shares of stock entitled to vote, present in person or represented by proxy, constitute a quorum. A holder will be included in determining the presence of a quorum even if the holder casts abstentions on all matters or was subject to broker non-votes on some matters.

10.	Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential except; (i) as necessary to meet legal requirements; (ii) in the case of proxy contests; (iii) if the stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (iv) to allow the vote tabulator and inspector of election to tabulate and certify the results of the vote. The vote tabulator, inspector of election and the Corporation’s transfer agent have agreed to keep voting records confidential.

11.	How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using its best judgment. Your signed proxy card, or your telephone or Internet vote, gives it the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our Corporate Secretary on or after December 30, 2015, and no later than January 29, 2016, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

12.	Who can attend the annual meeting?

Only stockholders, or individuals that those stockholders have duly appointed as their proxies, may attend the annual meeting of stockholders. Every stockholder must present a form of government-issued photo identification in order to be admitted to the annual meeting. If your shares are held in street name (that is through a bank, broker, nominee or other intermediary), you must also bring proof of ownership with you to the meeting. A recent account statement, letter or proxy from your broker, nominee or other intermediary will suffice. Although not required for admission to the meeting, if you received an attendance card, please bring it with you.

13.	When must stockholder proposals be submitted for inclusion in the proxy statement for the 2017 annual meeting?

If a stockholder wants to present a proposal at the 2017 annual meeting and have it included in our proxy statement for that meeting, the proposal must be received in writing by our Corporate Secretary no later than 5:00 p.m. Eastern Time on November 17, 2016.

14.	What is the deadline for a stockholder to submit an item of business or other proposal for consideration at the 2017 annual meeting?

Our by-laws describe the procedures that must be followed in order for a stockholder of record to present an item of business at an annual meeting of stockholders. Stockholder proposals or other items of business for the 2017 annual meeting that are not intended to be included in the proxy statement must be received by the Secretary of the Corporation on or after December 27, 2016 and no later than January 26, 2017 and must be accompanied by certain information about the stockholders making the proposals, as specified in our by-laws.

15.	What is the deadline for a stockholder to nominate an individual for election as a director at the 2017 annual meeting?

Our by-laws describe the procedures that must be followed in order for someone nominated by a stockholder of record to be eligible for election as a director. To nominate an individual for election as a director at the 2017 annual meeting, notice must be received by the Secretary of the Corporation on or after December 27, 2016 and no later than January 26, 2017. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as certain information about the stockholder giving the notice, as specified in our by-laws.

64	| United States Steel Corporation | 2016 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple U. S. Steel Stockholders

If you have consented to the delivery of only one set of proxy materials to multiple U. S. Steel stockholders who share your address, then only one proxy statement and only one annual report are being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement or the annual report to any stockholder at your address. If you wish to receive a separate copy of the proxy statement or the annual report, you may write to:

Corporate Secretary, U. S. Steel Corporation, 15th Floor, 600 Grant Street, Pittsburgh, PA 15219-2800, send an email to shareholderservices@uss.com or call 412-433-4804. Stockholders sharing an address who now receive multiple copies of the proxy statement or the annual report may request delivery of a single copy by writing to us at the above address or by sending an email to shareholderservices@uss.com.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. In addition, we may hire third parties to assist in the solicitation process at an estimated cost not to exceed $100,000. We have engaged the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $15,000, not including incidental expenses. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

Website

Our Corporate Governance Principles, Code of Ethical Business Conduct (which is applicable to all directors and employees, including the CEO and senior financial officers), Board committee charters, and annual and quarterly reports on Forms

10-K and 10-Q are available on our website, www.ussteel.com. By referring to these documents we do not incorporate the contents of the website into this proxy statement.

By order of the Board of Directors,

Arden T. Phillips
Corporate Secretary
March 17, 2016

United States Steel Corporation | 2016 Proxy Statement |	65

APPENDIX A

UNITED STATES STEEL CORPORATION

2016 OMNIBUS INCENTIVE COMPENSATION PLAN

Effective April 26, 2016

Section 1. Adoption and Purpose

1.01    Adoption. The United States Steel Corporation 2016 Omnibus Incentive Compensation Plan (the “Plan”) was adopted by the Board of Directors of United States Steel Corporation (the “Corporation”) on February 22, 2016, subject to the approval of the stockholders on April 26, 2016.

1.02    Purpose. The purpose of the Plan is to assist the Corporation in attracting, retaining and motivating employees and non-employee directors of outstanding ability and to align their interests with those of the stockholders of the Corporation.

Section 2. Definitions; Construction

2.01    Definitions. In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

(a)   “Appreciation Right” means an Award representing, for each Share subject to such Appreciation Right, a right granted to a Participant to receive payment in Shares or cash of an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the Appreciation Right over the exercise price which shall be at least the Fair Market Value of a Share as of the grant date.

(b)   “Available Shares” shall have the meaning provided in Section 4.01 hereof.

(c)   “Award” means any Option, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

(d)   “Award Agreement” means any agreement, contract or other instrument or document evidencing an Award.

(e)   “Board” means the Corporation’s Board of Directors.

(f)   “Business Combination” shall have the meaning provided in Section 2.01(i)(3) hereof.

(g)   “Cause,” when used with respect to the termination of employment or service of a Participant, means:

(1)   the willful and continued failure by the Participant to substantially perform his duties with the Corporation or a Subsidiary or affiliate (other than any such failure resulting from the Participant’s disability), after reasonable notice of such failure and an opportunity to correct it; or

(2)   the willful and continued engaging by the Participant in conduct which is demonstrably and materially injurious to the Corporation or a Subsidiary or affiliate, monetarily or otherwise, or

(3)   the breach by the Participant of any obligation of confidentiality owed to the Corporation or a Subsidiary or affiliate.

For purposes of this Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

(h)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

(i)   “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(1)   any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliates) representing thirty percent (30%) or more of the combined voting power of the Corporation’s then outstanding voting securities; provided, however, that for purposes of this Plan the term “Person” shall not include (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned,

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Appendix A

directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (E) any individual, entity or group involved in the acquisition of the Corporation’s voting securities in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, such individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Corporation’s then outstanding voting securities beneficially owned by it on such date; and provided, further, however, that for purposes of this paragraph (1), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (3) below); or

(2)   the following individuals (the “Incumbent Board”) cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)   there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation (a “Business Combination”), other than a merger or consolidation (an “Excluded Transaction”) which would result in:

(A)   at least a majority of the members of the board of directors of the resulting or surviving entity (or any ultimate parent thereof) in such Business Combination (the “New Board”) consisting of individuals (“Continuing Directors”) who were members of the Incumbent Board (as defined in subparagraph (2) above) immediately prior to consummation of such Business Combination or were appointed, elected or recommended for appointment or election by members of the Incumbent Board prior to consummation of such Business Combination (excluding from Continuing Directors, any individual whose election or appointment, or recommendation for election or appointment, to the New Board was at the request, directly or indirectly, of the entity which entered into the definitive agreement providing for such Business Combination with the Corporation or any direct or indirect subsidiary thereof), unless the Board determines, prior to such consummation, that there does not exist a reasonable assurance that, for at least a two-year period following consummation of such Business Combination, at least a majority of the members of the New Board will continue to consist of Continuing Directors and individuals whose election, or nomination for election by stockholders of the resulting or surviving entity (or any ultimate parent thereof) in such Business Combination, would be approved by a vote of at least a majority of the Continuing Directors and individuals whose election or nomination for election has previously been so approved; or

(B)   a Business Combination that in substance constitutes a disposition or separation of a division, business unit, or subsidiary; or

(4)   the stockholders of the Corporation approve a plan of a complete liquidation or dissolution of the Corporation or there is consummation of a sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which, following such sale or other disposition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Corporation’s then outstanding voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Corporation’s then outstanding voting securities.

(j)    “Committee” means (1) with respect to Participants who are employees and other service providers, the Compensation & Organization Committee or such other committee of the Board as may be designated by the Board to administer the Plan, consisting of at least three members of the Board; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (A) an “outside director” as then defined under Section 162(m) of the Code, (B) a “non-employee director” as then defined under Rule 16b-3 and (C) an “independent” director under the rules of the New York Stock Exchange, or (2) with respect to Participants who are non-employee directors, the Board.

(k)    “Common Stock” means shares of the common stock, par value $1.00 per share, and such other securities of the Corporation or other corporation or entity as may be substituted for Shares pursuant to Section 8.01 hereof.

(l)    “Continuing Directors” shall have the meaning provided in Section 2.01(i)(3) hereof.

(m)    “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(n)    “Disabled” shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

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Appendix A

(o)    “Effective Date” means April 26, 2016.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Excluded Transaction” shall have the meaning provided in Section 2.01(i)(3) hereof.

(r)    “Fair Market Value” of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein “shares”), shall be the average of the highest and lowest sales prices per share for the date as of which Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall in good faith determine the Fair Market Value of such shares or other property on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(s)    “Full-Value Shares” shall have the meaning provided in Section 4.01 hereof.

(t)   “Good Reason” shall mean, without the Participant’s express written consent, the occurrence after a Change in Control, of any one or more of the following:

(1)   the assignment to the Participant of duties inconsistent with the Participant’s position immediately prior to the Change in Control or a reduction or adverse alteration in the nature of the Participant’s position, duties, status or responsibilities from those in effect immediately prior to the Change in Control;

(2)   a reduction by the Corporation in the Participant’s annualized and monthly or semi-monthly rate of base salary (as increased to incorporate the Participant’s foreign assignment premium, if any, while on foreign assignment) as in effect on the Change in Control or as the same shall be increased from time to time;

(3)   the Corporation’s requiring the Participant to be based at a location in excess of fifty (50) miles from the location where the Participant is based immediately prior to the Change in Control;

(4)   the failure by the Corporation to continue, substantially as in effect immediately prior to the Change in Control, all of the Corporation’s employee benefit, incentive compensation, bonus, stock option and stock award plans, programs, policies, practices or arrangements in which the Participant participates (or substantially equivalent successor plans, programs, policies, practices or arrangements) or the failure by the Corporation to continue the Participant’s participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of the Participant’s participation relative to other participants, as existed immediately prior to the Change in Control; and

(5)   any purported termination by the Corporation of the Participant’s employment that is not effected pursuant to a written notice indicating, in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment for Cause, which in the absence of such notice shall be ineffective.

(u)   “Incumbent Board” shall have the meaning provided in Section 2.01(i)(2) hereof.

(v)   “New Board” shall have the meaning provided in Section 2.01(i)(3) hereof.

(w)   “Option” means a right, granted under Section 6.02 hereof, to purchase Shares at a specified price during specified time periods.

(x)   “Other Stock-Based Award” means an Award, granted under Section 6.06 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

(y)   “Participant” means an employee, other service provider or a non-employee director of the Corporation or any Subsidiary or affiliate, including, but not limited to, a Covered Employee, who is granted an Award under the Plan.

(z)   “Performance Award” means an award granted under Section 6.05 hereof that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(aa)   “Performance Share,” “Performance Cash Award,” “Performance Goal” and “Performance Period” shall have the meanings provided in Section 6.05.

(bb)   “Person” shall have the meaning provided in Section 2.01(i)(1) hereof.

(cc)   “Restricted Stock” means Shares, granted under Section 6.03 hereof, that are subject to certain restrictions.

(dd)   “Restricted Stock Unit” means a unit, granted under Section 6.04 hereof, that is subject to certain restrictions.

(ee)   “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(ff)   “Shares” means shares of Common Stock.

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(gg)   “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the chain owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(hh)   “Termination of Employment” shall have the meaning provided in Section 9.02 hereof.

2.02     Construction. For purposes of the Plan, the following rules of construction shall apply:

(a)   The word “or” is disjunctive but not necessarily exclusive.

(b)   Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

Section 3. Plan Administration

3.01     Board Committee Administration. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(a)   to designate Participants;

(b)   to determine the type or types of Awards to be granted to each Participant;

(c)   to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, and any Performance Goal, based in each case on such considerations as the Committee shall determine subject to the terms of the Plan), and all other matters to be determined in connection with an Award;

(d)   to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(e)   to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(f)   to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)   to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(h)   to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

(i)   to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(j)   to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Corporation, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participants, employees, directors and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Corporation or a Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation and/or Committee to assist in the administration of the Plan.

3.02     Committee Delegation. The Committee may delegate to officers, managers and/or agents of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine and applicable law, to perform administrative and other functions under the Plan. Specifically, the Committee may delegate to one or more officers of the Corporation the authority to grant Awards to Participants who are not directors or officers (as defined under Section 16 of the Exchange Act) of the Corporation, provided the Committee shall have determined the number of Shares available for such grants and the grants are subject to the terms and conditions of the underlying Award Agreements and the Plan. Any such delegation shall be subject to the limitation under Section 157(c) of the Delaware General Corporation Law.

Section 4. Shares Subject to the Plan

4.01     The maximum number of Shares which may be issued and in respect of which Awards may be granted under the Plan shall be limited to 7,200,000 Shares, subject to adjustment as provided in Section 8.01, which may be used for all forms of Awards (such Shares may be referred to as “Available Shares”). Each Option or Appreciation Right shall reduce the number of Available Shares by one Share for each Share represented by such Option or Appreciation Right, except to the extent the Award is settled in cash. All

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other Shares to which an Award other than an Option or Appreciation Right relates shall be referred to as “Full-Value Shares” and, unless such Award is settled in cash, shall reduce the number of Available Shares by 1.73 Shares.

For purposes of this Section 4.01, the number of Shares to which an Award relates shall be counted against the number of Available Shares under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Available Shares under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.

If and to the extent any Award granted under this Plan or any award granted under the 2005 Stock Incentive Plan ( “2005 Plan”) and outstanding on the Effective Date (a “2005 Plan Award”) is forfeited or otherwise terminates without payment being made to the Participant in the form of Shares or if payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, any Shares that are not issued with respect to such Award or 2005 Plan Award shall, to the extent of any such forfeiture or termination or alternative payment, again be available for Awards under the Plan. Subject to the provisions of Section 8.01, such Shares shall be added to the number of Available Shares at the rate for which the award was originally subtracted from the number of Available Shares under this Plan or from the number of Shares that were available under the 2005 Plan, as applicable. If the exercise price of an Award is paid by delivering to the Corporation Shares previously owned by the Participant or by withholding Shares issuable upon exercise or if Shares are delivered or withheld for purposes of satisfying a tax withholding obligation or if Shares are repurchased by the Company with Option proceeds, the number of Shares covered by the Award equal to the number of Shares so delivered, withheld or repurchased shall be counted, however, against the number of Shares granted and shall not again be available for Awards under the Plan. In addition, all Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Shares, shall be counted against the number of Shares granted and shall not again be available for Awards under the Plan. Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Corporation for purposes of the Plan.

Section 5. Eligibility, Vesting Requirements and Prohibition On Repricing and Reload Options

5.01     Eligibility. Awards may be granted only to individuals who are employees, other service providers and/or non-employee directors of the Corporation or any Subsidiary or affiliate.

5.02     Vesting of Awards. All Awards shall provide for vesting based on employment or service which is at least twelve (12) months from the date on which such Award is granted, and there shall be no acceleration of vesting of an Award to be more rapid than vesting after twelve (12) months, except in connection with death, disability, retirement, involuntary termination of employment or service without Cause or a Change in Control. Notwithstanding any contrary provision of the Plan, up to five percent (5%) of the aggregate number of Shares authorized for issuance under the Plan may be issued pursuant to Awards without regard to the limitations of this Section 5.02.

5.03     Repricing and Reload Options Prohibited. Except as provided in Section 8 (Adjustment Provisions), the Corporation may not, without obtaining stockholder approval: (a) amend or modify the terms of any outstanding Option or Appreciation Right to reduce the exercise price of such outstanding Option or Appreciation Right; (b) cancel, exchange or permit or accept the surrender of any outstanding Option or Appreciation Right in exchange for an Option or Appreciation Right with an exercise price that is less than the exercise price of the original Option or Appreciation Right; or (c) cancel, exchange or permit or accept the surrender of any outstanding Option or Appreciation Right in exchange for any other Award, cash or other securities for purposes of repricing such Option or Appreciation Right. No Option may be granted to any individual on account of the use of Shares by such individual to exercise a prior Option.

Section 6. Specific Terms of Awards

6.01     General. Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 10.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services. Dividends and dividend equivalents shall not be paid on Options, Appreciation Rights and unvested Full-Value Shares other than issued and outstanding Restricted Stock awards. Dividends and dividend equivalents may not be paid with respect to Performance Awards before the Performance Goals are achieved and the Performance Awards are earned.

6.02     Options. The Committee is authorized to grant Options to Participants, subject to the following terms and conditions:

(a)   Exercise Price. The exercise price per Share of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

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(b)   Option Term. The term of each Option shall be determined by the Committee, except that, consistent with the provisions of Section 7.04, no Option shall be exercisable after the expiration of ten years from the date of grant. The Option shall be evidenced by a form of written Award Agreement, and subject to the terms thereof.

(c)   Times and Methods of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash or in property other than any equity security (as defined by the Exchange Act) of the Corporation.

Delivery of Shares in payment of the exercise price of an Option, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of Shares held by a broker or other agent. Unless otherwise determined by the Committee, the Corporation will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent, for the purpose of paying the exercise price of an Option. Additionally, if authorized by the Committee, a Participant may elect the withholding of shares to be acquired upon exercise, valued at the Fair Market Value on the date of exercise, for the purpose of paying the exercise price of an Option. Notwithstanding any of the preceding, unless the Committee, in its discretion, shall otherwise determine, the exercise of the Option shall not be deemed to occur, and no Shares will be issued by the Corporation upon exercise of an Option, until the Corporation has received payment in full of the exercise price. Notwithstanding language in any grant form to the contrary, if the optionee is subject to taxation on the benefit received from the Option in a jurisdiction outside the United States the optionee (i) shall not be permitted to pay the exercise price by surrendering shares of Common Stock that he or she already owns or attesting to the ownership of shares of Common Stock and (ii) shall not be permitted to elect the withholding of shares to be acquired upon exercise to satisfy either the exercise price or the tax withholding obligation if, in the opinion of the Committee, such election could cause the participant, or the Corporation, to receive unfavorable tax treatment.

(d)   Termination of Employment. In the case of Participants who are employees or other service providers, unless otherwise determined by the Committee and reflected in the Award Agreement or award program:

(1)   if a Participant shall die while employed or engaged by the Corporation or a Subsidiary or affiliate or during a period following termination of employment or engagement during which an Option otherwise remains exercisable under this Section 6.02(d), Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within three years after the date of the Participant’s death, but not later than the expiration date of the Option, by the executor or administrator of the Participant’s estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution;

(2)   if the employment or engagement of a Participant with the Corporation and its Subsidiaries and affiliates shall be involuntarily terminated under circumstances which would qualify the Participant for benefits under a severance plan of the Corporation, or if a Participant shall retire under the terms of any retirement plan of the Corporation or a Subsidiary, or shall terminate his or her employment or engagement with the written consent of the Corporation or a Subsidiary specifically permitting such exercise, or shall become Disabled, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment or engagement, may be exercised within three years after the date of termination of employment or engagement, but not later than the expiration date of the Option; and

(3)   except to the extent an Option remains exercisable under paragraph (1) or (2) above or under Section 9.01, any Option granted to a Participant shall terminate immediately upon the termination of all employment or engagement of the Participant with the Corporation or a Subsidiary or affiliate.

(e)   Termination of Service. In the case of Participants who are non-employee directors, unless otherwise determined by the Board and reflected in the Award Agreement or award program:

(1)   if a Participant shall die while in service with the Corporation or a Subsidiary or during a period following termination of service during which an Option otherwise remains exercisable under this Section 6.02(e), Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within three years after the date of the Participant’s death, but not later than the expiration date of the Option, by the executor or administrator of the Participant’s estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution;

(2)   if the service of a Participant with the Corporation and its Subsidiaries shall be terminated for reasons other than removal for Cause, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of service, may be exercised within three years after the date of termination of service, but not later than the expiration date of the Option; and

(3)   except to the extent an Option remains exercisable under paragraph (1) or (2) above or under Section 9.01, any Option granted to a Participant shall terminate immediately upon the termination of all service of the Participant with the Corporation or a Subsidiary.

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(f)   Individual Limit. The aggregate number of Shares for which Options may be granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000 Shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

6.03     Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants, subject to the following terms and conditions:

(a)   Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.

(b)   Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter subject to the limitations of the Plan, upon termination of employment, engagement or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at such time subject to restrictions shall be forfeited and reacquired by the Corporation.

(c)   Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares, which may be held in escrow. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(d)   Maximum Individual Performance-Based Restricted Stock Limit. Restricted Stock may be subject to Performance Goals. No Participant shall be granted within any calendar year one or more Restricted Stock Awards under the Plan subject to Performance Goals for more than 1,000,000 Shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

6.04     Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(a)   Issuance and Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock Units or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.

(b)   Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter subject to the limitations of the Plan, upon termination of employment, engagement or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock Units that are at such time subject to restrictions shall be forfeited.

(c)   Maximum Individual Performance-Based Restricted Stock Unit Limit. Restricted Stock may be subject to Performance Goals. No Participant shall be granted within any calendar year one or more Restricted Stock Unit Awards under the Plan subject to Performance Goals for more than 1,000,000 Shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

6.05     Performance Awards. The Committee is authorized to grant Performance Awards to Participants, subject to the following terms and conditions:

(a)   Types of Performance Awards. Performance Awards may be granted in the form of Performance Shares or Performance Cash Awards. Performance Shares shall be denominated in Shares and may be payable in Shares or in cash. Performance Cash Awards shall be denominated in dollars, have an initial value that is established by the Committee at the time of grant, and may be payable in cash or in Shares.

(b)   Right to Payment. A Performance Award shall represent the right to receive Shares or a dollar amount based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award. Performance Goals may include threshold Corporation performance goals and Participant performance goals.

(c)   Terms of Performance Awards. At or prior to the time a Performance Award is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (i) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (ii) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (iii) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein; provided, however, dividends and dividend equivalents may accrue, but shall not be paid with respect to Performance Awards before the Performance Goals are achieved and the Performance Awards are earned. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not

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any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a Performance Award which will be earned based on the achievement of Performance Goals; provided, however, that the exercise of such negative discretion shall not be permitted to result in any increase in the amount of any Performance Award payable to any other Participant. When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or unusual or infrequently occurring items as defined by generally accepted accounting principles, shall be excluded from the calculation, but only to the extent permitted by Section 162(m) of the Code.

(d)   Performance Goals. Prior to the earlier of (i) ninety (90) days after the commencement of the period of service to which the Performance Goal relates (the “Performance Period”) or (ii) the date on which 25% of the Performance Period has elapsed, the Committee shall establish the Performance Goals for the relevant Performance Period. The outcome of the Performance Goals must be substantially uncertain at the time the goals are established. “Performance Goals” shall mean one or more preestablished, objective measures of performance during a specified Performance Period, selected by the Committee in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values or rates of change and on a gross or net basis: safety performance, stock price, capital expenditures, earnings per share, earnings per share growth, return on capital employed, return on invested capital, return on capital, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, net sales, expenses, income from operations as a percent of capital employed, income from operations, income from operations per ton shipped, tons shipped, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, shareholder equity, debt, debt to shareholder equity, debt to earnings (including EBITDA and EBIT), interest expense and/or other fixed charges, earnings (including EBITDA and EBIT) to interest expense and/or other fixed charges, environmental emissions improvement, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance Goals based on such performance measures may be based either on the performance of the Participant, Corporation, a Subsidiary or Subsidiaries, affiliate, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time of making a Performance Award. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals.

(e)   Committee Certification. Following completion of the applicable Performance Period, and prior to any payment of a Performance Award to the Participant, the Committee shall determine in accordance with the terms of the Performance Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Awards are not intended to provide for the deferral of compensation, such that Performance Awards shall be paid upon vesting and in no event later than the day which is two and one-half months following the end of the calendar year in which the Performance Period ends, or such other time period as may be required under Section 409A of the Code to avoid characterization of such Awards as deferred compensation.

(f)   Maximum Individual Performance Award Limit. The following limitations shall apply to any Performance Awards intended to qualify as performance-based compensation under Section 162(m) of the Code. No Participant shall be granted within any calendar year (i) Performance Shares which could result in such Participant receiving pursuant to such Performance Shares more than 1,000,000 Shares or the Fair Market Value thereof if paid in cash, or (ii) Performance Cash Awards which could result in such Participant receiving more than $20,000,000 in value. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

(g)   Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, based upon the achievement of one or more Performance Goals during the Performance Period, as specified by the Committee. The amount of the Award Pool at the threshold, target and maximum performance levels may be a stated percentage of the Award Pool at the applicable level for the specified Performance Goals. The maximum amount payable to any Participant shall be stated in terms of a percentage of the award pool and the sum of such percentages shall not exceed 100%.

6.06     Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, including, without limitation, purchase rights, Appreciation Rights, Shares awarded which are not subject to any restrictions or conditions, subject to the limitations of the Plan, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine. In the discretion of the Committee, such

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Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Corporation or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Corporation or any Subsidiary for eligible Participants, including without limitation the Annual Incentive Compensation Plan or any predecessor thereof, the Non-Employee Director Deferred Compensation Plan, the Non-Employee Director Stock Plan, other or successor programs and executive contracts.

The Committee shall determine the terms and conditions of Other Stock-Based Awards. Shares or securities delivered pursuant to a purchase right or Appreciation Right granted under this Section 6.06 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares, or other property or any combination thereof, as the Committee shall determine.

The aggregate number of Shares for which Appreciation Rights may be granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000 Shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

6.07     Limitation on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee director during any single calendar year shall not exceed $500,000; provided, however, that such limit shall not apply to any Awards made at the election of a non-employee director to receive Awards in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.

Section 7. General Terms Of Awards

7.01     Stand-Alone, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Corporation or any Subsidiary or any business entity acquired or to be acquired by the Corporation or a Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.02     Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option, other purchase right or Appreciation Right exceed a period of ten (10) years from the date of its grant.

7.03     Form of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Corporation upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter, including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.04     Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Corporation, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Corporation or a Subsidiary. No Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or other right to purchase or acquire Shares granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.05     Registration and Listing Compliance. No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Corporation and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Corporation have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Corporation and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Corporation to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.06     Stock Certificates. Awards representing Shares under the Plan may be recorded in book entry form until the lapse of restrictions or limitations thereon, or issued in the form of certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make

United States Steel Corporation | 2016 Proxy Statement |	A-9

APPENDIX A

appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other person as the Committee may designate.

7.07.     Forfeiture and Repayment. Notwithstanding any other provisions of the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deduction and clawback as may be made pursuant to such law, government regulation or stock exchange listing requirement or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement.

Section 8. Adjustment Provisions

8.01     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, then equitable adjustment shall be made to outstanding Awards, the maximum number of Shares specified in Section 4.01 that may be issued under the Plan but are not then subject to outstanding Awards and the maximum number of Shares specified under Sections 6.02(f), 6.03(d), 6.04(d), 6.05(f). Any shares of Common Stock distributed with respect to any Restricted Stock held in escrow shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then equitable adjustments shall be made to the Awards, the Shares specified in Section 4.01 that may be issued under the Plan but which is not then subject to any outstanding Award, and the maximum number of Shares under Sections 6.02(f), 6.03(d), 6.04(d), 6.05(f). Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 8.01, the aggregate option price for all Shares subject to each then outstanding Option, Restricted Stock Unit, Performance Award or Other Stock Based Award, prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to stockholders of the Common Stock, (i) the Committee shall make any adjustments to any then outstanding Option, Restricted Stock Unit, Performance Award or Other Stock Based Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (ii) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock held in escrow or for which any Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 8.01 shall require the Corporation to issue or sell a fraction of a Share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of Restricted Stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock exchanged therefore. In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Awards and other amounts provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.

Section 9. Change in Control Provisions

9.01     Acceleration of Exercisability and Lapse of Restrictions. Unless otherwise determined by the Committee at the time of grant of an Award or unless otherwise provided in the applicable Award Agreement, if (i) a Change in Control shall occur, and (ii) a Termination of Employment occurs, then, in addition to any other rights of post-termination exercise which the Participant (or other holder of the Award) may have under the Plan or the applicable Award Agreement: (i) all outstanding Awards pursuant to which the

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APPENDIX A

Participant may have exercise rights, which are restricted or limited, shall become fully exercisable and shall remain exercisable until the expiration date of the award; and (ii) all restrictions or limitations, including risks of forfeiture, on outstanding Awards subject to restrictions or limitations under the Plan shall lapse.

In addition, upon the occurrence of a Change in Control, all performance criteria and other conditions to payment of Awards under which payments of Shares or other property are subject to conditions shall be determined using the abbreviated performance period ending upon the date of the Change in Control. Notwithstanding the foregoing, unless otherwise determined by the Committee at the time of grant of an Award or unless otherwise provided in the applicable Award Agreement, if a Change in Control shall occur, (i) scheduled vesting dates for performance-based Awards will not be affected by a Change in Control and (ii) all Awards shall remain payable on the dates provided in the underlying Award Agreements and the Plan.

9.02     Termination of Employment or Service in connection with a Change in Control. If within the two-year period beginning on the date of a Change in Control the employment or service of a Participant shall be terminated (i) involuntarily for any reason other than for Cause or (ii) in the case of Participants who have been determined by the Committee to be executive management prior to the time of the Change in Control, voluntarily for Good Reason, such termination shall be a “Termination of Employment” for purposes of this Plan.

The Participant’s right to terminate his or her employment pursuant to this Section shall not be affected by the Participant’s incapacity due to physical or mental illness or eligibility for retirement. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

Section 10. Amendments to and Termination of the Plan

10.01     The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that, without the approval of the stockholders of the Corporation, no amendment, alteration, suspension, discontinuation or termination shall be made if stockholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that without the written consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.

Section 11. General Provisions

11.01     No Right to Awards; No Stockholder Rights. No Participant, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and directors, except as provided in any other compensation, fee or other arrangement. No Award shall confer on any Participant any of the rights of a stockholder of the Corporation unless and until Shares are in fact issued to such Participant in connection with such Award.

11.02     Withholding. To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Corporation shall not be required to issue any Shares or make any other payment under the Plan until such obligations are satisfied.

The Corporation is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates or such other limitations as will not cause adverse accounting consequences or cost, except as otherwise specifically provided in any Award Agreement with respect to a Participant subject to tax withholding in any foreign jurisdiction in which there is no minimum statutory withholding rates.

11.03     No Right to Employment or Continuation of Service. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Corporation or to interfere in any way with the right of the Corporation or stockholders to terminate his employment or service at any time or increase or decrease his compensation, fees, or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement.

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APPENDIX A

11.04     Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

11.05     No Limit on Other Compensatory Arrangements. Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation, fee or other arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

11.06     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

11.07     Governing Law. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable Federal law.

11.08     Severability. If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

Section 12. Term of the Plan

12.01     The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Shares available for issuance under the Plan have been issued and all restrictions on such Shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, Awards shall not be granted later than the tenth anniversary of stockholder approval.

A-12	| United States Steel Corporation | 2016 Proxy Statement

APPENDIX B

UNITED STATES STEEL CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

	Year Ended
(Dollars in millions)	Dec. 31 2015	Dec. 31 2014
Reconciliation to (loss) earnings before interest and income taxes (EBIT)
Adjusted EBITDA	202	1,698
Losses associated with U. S. Steel Canada Inc.	(392)	(416)
Loss on shutdown of Fairfield Flat-Rolled operations(a)(b)	(91)	—
Loss on shutdown of coke production facilities(b)	(153)	—
Restructuring and other charges(b)(c)	(78)	—
Granite City Works temporary idling charges	(99)	—
Post employment benefit actuarial adjustment	(26)	—
Impairment of equity investment	(18)	—
Impairment of carbon alloy facilities(b)	—	(195)
Write-off of pre-engineering costs at Keetac(b)	—	(70)
Gain on sale of real estate assets(d)	—	(37)
Litigation reserves	—	(14)
Loss on assets held for sale	—	55
Curtailment gain	—	19
EBITDA	(655)	1,040
Depreciation, depletion and amortization expense	(547)	(627)
EBIT, as reported(e)	(1,202)	413

(a)	Fairfield Flat-Rolled Operations includes the blast furnace and associated steelmaking operations, along with most of the flatrolled finishing operations at Fairfield Works. The slab and rounds casters remain operational. The #5 coating line continues to operate.

(b)	Included in restructuring and other charges on the Consolidated Statement of Operations.

(c)	Consists primarily of employee related costs, including costs for severance, supplemental unemployment benefits and continuation of health care benefits.

(d)	Gain on sale of surface rights and mineral royalty revenue streams in the state of Alabama.

(e)	Adjustments to reconcile to net (loss) earnings are derived from the face of the Consolidated Statements of Operations and include net interest and other financial costs, and income tax provision (benefit).

United States Steel Corporation | 2016 Proxy Statement |	B-1

APPENDIX C

Amended and Restated Article Seventh of the Restated Certificate of Incorporation of United States Steel Corporation

SEVENTH: The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, its by-laws and may be increased or decreased as therein provided; but the number thereof shall not be less than three.

The directors of the Corporation shall be classified as follows: The term of office for the class of directors elected at the 2012 annual meeting of stockholders shall expire at the 2015 annual meeting of stockholders; the term of office for the class of directors elected at the 2013 annual meeting of stockholders shall expire at the 2016 annual meeting of stockholders; and the term of office for the class of directors elected at the 2014 annual meeting of stockholders shall expire at the 2017 annual meeting of stockholders, with the members of each such class to hold office until their successors are elected and qualified. The directors elected at the 2015 annual meeting of stockholders and at each subsequent annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified.

In the case of any vacancy created by an increase in the number of directors of the Corporation, the additional director or directors shall be elected by the Board of Directors, and such additional director or directors so elected shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

In the case of any vacancy in the Board of Directors from any cause other than an increase in the number of directors, a successor to hold office for the unexpired portion of the term of the director whose place became vacant shall be elected by a majority of the Board of Directors then in office, though less than a quorum.

C-1	| United States Steel Corporation | 2016 Proxy Statement

THANK YOU FOR YOUR CONTINUED SUPPORT
OF UNITED STATES STEEL CORPORATION.

United States Steel Corporation

SCAN TO VIEW MATERIALS & VOTE w UNITED STATES STEEL CORPORATION 600 GRANT STREET VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above ROOM 2625 Use the Internet to transmit your voting instructions and for electronic delivery PITTSBURGH, PA 15219 of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create ATTENTION: TUCKER J. KULP an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00763-P75086-Z67324 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY UNITED STATES STEEL CORPORATION Proposal 1. Election of Directors For Against Abstain 1a. Patricia Diaz Dennis ! ! ! 1b. Dan O. Dinges ! ! ! For Against Abstain 1c. John G. Drosdick ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the ! ! ! compensation of certain executive officers 1d. John J. Engel ! ! ! Proposal 3. A p p ro v a l o f 2 0 1 6 O m n i b u s I n c e n t i v e ! ! ! Compensation Plan 1e. Stephen J. Girsky ! ! ! Proposal 4. Approval of an Amendment of the Restated ! ! ! Certificate of Incorporation 1f. Mario Longhi ! ! ! Proposal 5. R a t i f i c a t i o n o f a p p o i n t m e n t o f ! ! ! PricewaterhouseCoopers LLP as independent registered public accounting firm 1g. Paul A. Mascarenas ! ! !1h. Robert J. Stevens ! ! ! 1i. David S. Sutherland ! ! ! THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2016 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 26, 2016. The meeting will be held at the U.S. Steel Tower, 33rd Floor, 600 Grant Street, Pittsburgh, PA 15219 at 10:00 AM Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2016 Proxy Card. Arden T. Phillips Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E00764-P75086-Z67324 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 26, 2016 10:00 AM This instruction card is solicited by Fidelity Management Trust Company As a participant in the United States Steel Corporation Savings Fund Plan for Salaried Employees, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 26, 2016. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

SCAN TO VIEW MATERIALS & VOTE w UNITED STATES STEEL CORPORATION 600 GRANT STREET VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above ROOM 2625 Use the Internet to transmit your voting instructions and for electronic delivery PITTSBURGH, PA 15219 of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create ATTENTION: TUCKER J. KULP an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00765-P75086-Z67324 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY UNITED STATES STEEL CORPORATION Proposal 1. Election of Directors For Against Abstain 1a. Patricia Diaz Dennis ! ! ! 1b. Dan O. Dinges ! ! ! For Against Abstain 1c. John G. Drosdick ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the ! ! ! compensation of certain executive officers 1d. John J. Engel ! ! ! Proposal 3. A p p ro v a l o f 2 0 1 6 O m n i b u s I n c e n t i v e ! ! ! Compensation Plan 1e. Stephen J. Girsky ! ! ! Proposal 4. Approval of an Amendment of the Restated ! ! ! Certificate of Incorporation 1f. Mario Longhi ! ! ! Proposal 5. R a t i f i c a t i o n o f a p p o i n t m e n t o f ! ! ! PricewaterhouseCoopers LLP as independent registered public accounting firm 1g. Paul A. Mascarenas ! ! ! 1h. Robert J. Stevens ! ! ! 1i. David S. Sutherland ! ! ! THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2016 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 26, 2016. The meeting will be held at the U.S. Steel Tower, 33rd Floor, 600 Grant Street, Pittsburgh, PA 15219 at 10:00 AM Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2016 Proxy Card. Arden T. Phillips Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E00766-P75086-Z67324 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 26, 2016 10:00 AM This instruction card is solicited by Fidelity Management Trust Company As a participant in the U. S. Steel Tubular Services Savings Plan, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 26, 2016. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

SCAN TO VIEW MATERIALS & VOTE w UNITED STATES STEEL CORPORATION 600 GRANT STREET VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above ROOM 2625 Use the Internet to transmit your voting instructions and for electronic delivery PITTSBURGH, PA 15219 of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create ATTENTION: TUCKER J. KULP an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00767-P75086-Z67324 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY UNITED STATES STEEL CORPORATION Proposal 1. Election of Directors For Against Abstain 1a. Patricia Diaz Dennis ! ! ! 1b. Dan O. Dinges ! ! ! For Against Abstain 1c. John G. Drosdick ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the ! ! ! compensation of certain executive officers 1d. John J. Engel ! ! ! Proposal 3. A p p ro v a l o f 2 0 1 6 O m n i b u s I n c e n t i v e ! ! ! Compensation Plan 1e. Stephen J. Girsky ! ! ! Proposal 4. Approval of an Amendment of the Restated ! ! ! Certificate of Incorporation 1f. Mario Longhi ! ! ! Proposal 5. R a t i f i c a t i o n o f a p p o i n t m e n t o f ! ! ! PricewaterhouseCoopers LLP as independent registered public accounting firm 1g. Paul A. Mascarenas ! ! ! 1h. Robert J. Stevens ! ! ! 1i. David S. Sutherland ! ! ! THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2016 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 26, 2016. The meeting will be held at the U.S. Steel Tower, 33rd Floor, 600 Grant Street, Pittsburgh, PA 15219 at 10:00 AM Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2016 Proxy Card. Arden T. Phillips Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E00768-P75086-Z67324 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 26, 2016 10:00 AM This instruction card is solicited by Fidelity Management Trust Company As a participant in the USS 401(k) Plan for USW-Represented Employees, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 26, 2016. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

SCAN TO VIEW MATERIALS & VOTE w UNITED STATES STEEL CORPORATION 600 GRANT STREET VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above SUITE 1500 Use the Internet to transmit your voting instructions and for electronic delivery PITTSBURGH, PA 15219 of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00769-P75086-Z67324 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY UNITED STATES STEEL CORPORATION Proposal 1. Election of Directors For Against Abstain 1a. Patricia Diaz Dennis ! ! ! 1b. Dan O. Dinges ! ! ! For Against Abstain 1c. John G. Drosdick ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the ! ! ! compensation of certain executive officers 1d. John J. Engel ! ! ! Proposal 3. A p p ro v a l o f 2 0 1 6 O m n i b u s I n c e n t i v e ! ! ! Compensation Plan 1e. Stephen J. Girsky ! ! ! Proposal 4. Approval of an Amendment of the Restated ! ! ! Certificate of Incorporation 1f. Mario Longhi ! ! ! Proposal 5. R a t i f i c a t i o n o f a p p o i n t m e n t o f ! ! ! PricewaterhouseCoopers LLP as independent registered public accounting firm 1g. Paul A. Mascarenas ! ! ! 1h. Robert J. Stevens ! ! ! 1i. David S. Sutherland ! ! ! THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted: "FOR" the nominees in proposal 1 and "FOR" proposals 2, 3, 4 and 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2016 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 26, 2016. The meeting will be held at the U.S. Steel Tower, 33rd Floor, 600 Grant Street, Pittsburgh, PA 15219 at 10:00 AM Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2016 Proxy Card. Arden T. Phillips Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E00770-P75086-Z67324 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 26, 2016 10:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Mario Longhi and David S. Sutherland, or either of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of United States Steel Corporation on April 26, 2016, and at any meeting resulting from an adjournment or postponement thereof and upon all other matters properly coming before the meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as indicated on the reverse side. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 26, 2016. Meeting Information UNITED STATES STEEL CORPORATION Meeting Type: Annual Meeting For holders as of: February 29, 2016 Date: April 26, 2016 Time: 10:00 AM Location: U.S. Steel Tower 33rd Floor 600 Grant Street Pittsburgh, PA 15219 You are receiving this communication because you hold shares in the company named above. UNITED STATES STEEL CORPORATION 600 GRANT STREET This is not a ballot. You cannot use this notice to vote these SUITE 1500 PITTSBURGH, PA 15219 shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain E00781-P75086-Z67324 proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 12, 2016 to facilitate timely delivery. How To Vote SCAN TO VIEW MATERIALS & VOTE w Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E00782-P75086-Z67324 Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items The Board of Directors recommends you vote FOR the following proposals: Proposal 1. Election of Directors Proposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive 1a. Patricia Diaz Dennis officers 1b. Dan O. Dinges Proposal 3. Approval of 2016 Omnibus Incentive Compensation Plan 1c. John G. Drosdick Proposal 4. Approval of an Amendment of the Restated Certificate of Incorporation 1d. John J. Engel Proposal 5. R a t i f i c a t i o n o f a p p o i n t m e n t o f P r i c e w a t e r h o u s e C o o p e r s L L P a s 1e. Stephen J. Girsky independent registered public accounting firm 1f. Mario Longhi NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1g. Paul A. Mascarenas 1h. Robert J. Stevens 1i. David S. Sutherland E00783-P75086-Z67324

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